UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Stock Yards Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NOTICE OF THE
2024 ANNUAL MEETING OF SHAREHOLDERS

March 14, 2024

To our Shareholders:

The Annual Meeting of Shareholders of Stock Yards Bancorp, Inc., a Kentucky corporation, will be held on Thursday, April 25, 2024, at 10:00 a.m., Eastern Time, solely by remote communication in a virtual-only format. The meeting will be accessible on the Internet at www.virtualshareholdermeeting.com/SYBT2024. The items of business to be presented at the Annual Meeting include the following proposals:

(1)	To elect directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;
(2)	To ratify the selection of FORVIS, LLP as the independent registered public accounting firm for Stock Yards Bancorp, Inc. for the year ending December 31, 2024;
(3)	To approve a non-binding resolution to approve the compensation of Stock Yards Bancorp’s named executive officers;
(4)	To approve the amendment and restatement of the 2015 Omnibus Equity Compensation Plan, including an increase in the number of shares of Common Stock reserved and available for issuance thereunder; and
(5)	To transact such other business as may properly come before the meeting.

The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on March 1, 2024.

A list of shareholders of record as of the record date and entitled to vote at the Annual Meeting will be made available for inspection by shareholders for any legally valid purpose related to the Annual Meeting (i) at the principal executive offices of Stock Yards Bancorp, beginning five business days prior to the meeting date and (ii) on the virtual shareholder meeting web site on the date of the meeting.

In order to reduce costs and lessen the environmental impact of our Annual Meeting, we are furnishing our proxy materials to shareholders over the Internet.  We are mailing a Notice of Internet Availability of Proxy Materials to many of our shareholders instead of paper copies of these materials.  The Notice contains instructions on how to access the proxy materials on the Internet, how to vote your shares and how shareholders can request paper copies of these documents, including the Proxy Statement, our 2023 Annual Report and proxy card, if they prefer.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting of Shareholders, we hope you will vote as soon as possible. You may vote your shares electronically using your computer, telephone or mobile device. If you received paper copies of our proxy materials, you may also vote your shares by completing, signing, dating and returning the enclosed proxy card in the mailing envelope provided. Instructions regarding each of these methods of voting are contained in the accompanying Proxy Statement.

Thank you for your support of Stock Yards Bancorp. If your schedule permits, I hope you will join us via the live webcast.

By Order of the Board of Directors

/s/ James A. Hillebrand

James A. Hillebrand
Chairman and Chief Executive Officer

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

PROXY HIGHLIGHTS

This summary highlights information contained elsewhere in this Proxy Statement about the Annual Meeting and is not complete.  We encourage you to read the entire Proxy Statement before voting your shares at the meeting.  For complete information about our performance and financial results for 2023, please review our Annual Report on Form 10-K which accompanies this Proxy Statement.

Annual Meeting Information

Date and Time:	Virtual Location:	Record Date:
Thursday, April 25, 2024 10:00 a.m., Eastern Time	www.virtualshareholdermeeting.com/SYBT2024	March 1, 2024

Voting Matters and Board Recommendations

	Proposal	Board Recommendation	Page Reference
1:	Election of directors	✔ FOR all nominees	16
2:	Ratification of our independent auditor for 2024	✔ FOR	26
3:	Advisory vote on executive compensation	✔ FOR	26
4:	Approval of the amendment and restatement of our 2015 Omnibus Equity Compensation Plan	✔ FOR	27

How to Vote Your Shares

You may vote your shares using one of the following methods:

www.proxyvote.com	Call toll-free 1-800-690-6903	Scan the QR Code on your proxy card (above QR code is not active)	Complete, sign, date and return the enclosed proxy card	Attend and vote online at: www.virtualshareholdermeeting.com/SYBT2024

YOUR VOTE IS IMPORTANT!

PLEASE CAST YOUR VOTE PROMPTLY

Attending the Virtual Annual Meeting

Our 2024 Annual Meeting will be held in a virtual-only format via a live webcast. You will be able to attend the meeting online, vote your shares electronically and submit questions either before or during the meeting by following the information and instructions provided in this Proxy Statement. To attend the Annual Meeting online, simply visit the virtual meeting website at www.virtualshareholdermeeting.com/SYBT2024. In order to be admitted to the meeting, you will need to enter the 16-digit control number located on your Notice of Internet Availability of Proxy Materials or email notice or, if you received a paper copy of the proxy materials, your proxy card or voting instruction form.  For more information about joining the online meeting, go to page 6.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on April 25, 2024: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com and on the investor relations page of the Company’s website at https://stockyardsbancorp.q4ir.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING	1	EXECUTIVE COMPENSATION	40
CORPORATE GOVERNANCE	8	Compensation Discussion and Analysis	40
Corporate Governance Highlights	8	Report of the Compensation Committee	59
Shareholder Feedback and Engagement	8	Summary Compensation Table	60
Role of the Board of Directors	9	Grants of Plan-Based Awards Table	61
Corporate Governance Guidelines	9	Outstanding Equity Awards at Fiscal Year End Table	62
Board Leadership Structure	9	SAR Exercises and Stock (RSAs and PSUs) Vesting	64
Lead Independent Director	10	Noncontributory Nonqualified Pension Plan	65
Committees of the Board	10	Contributory Nonqualified Deferred Compensation Plan	65
Non-management Executive Sessions	13	Executive Transition Agreement with Kathy C. Thompson	66
Board Evaluation Process	13	Potential Change in Control Payments	67
Director Onboarding and Continuing Education	13	CEO Pay Ratio	68
Codes of Conduct and Ethics	14	Pay Versus Performance Disclosure	69
Board Oversight of Risk Management	14	REPORT OF THE AUDIT COMMITTEE	73
Board Meetings and Attendance	14	INDEPENDENT AUDITOR FEES	74
Shareholder Communications with the Board of Directors	14	TRANSACTIONS WITH MANAGEMENT AND OTHERS	74
CORPORATE RESPONSIBILITY	15	ANNUAL REPORT ON FORM 10-K	76
PROPOSAL 1: ELECTION OF DIRECTORS	16	OTHER MATTERS	76
Board Size and Term of Office	16	APPENDIX A: AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN	A-1
Nominees for Election	16	APPENDIX B: Reconciliation of GAAP and non-GAAP Financial Measures	B-1
Board Composition	18
Board Diversity Factors	18
Director Skills Matrix	19
Additional Information Regarding the Background and Qualifications of Director Nominees	20
Commonwealth Bancshares Investor Agreement	22
Director Nomination Process	23
Shareholder Nominations	23
Director Independence	23
Director Election Standard	24
Director Stock Ownership	24
Director Retirement Policy	24
Director Compensation	24
PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	26
PROPOSAL 4: APPROVAL OF AMENDED AND RESTATED EQUITY COMPENSATION PLAN	27
STOCK OWNERSHIP INFORMATION	36
Delinquent Section 16(a) Reports	39

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

About This Proxy Statement

This Proxy Statement is being furnished to the shareholders of Stock Yards Bancorp, Inc. in connection with the solicitation by its Board of Directors of proxies to be used at the 2024 Annual Meeting of Shareholders. This Proxy Statement includes information regarding the matters to be acted upon at the 2024 Annual Meeting and certain other information required by the Securities and Exchange Commission, or “SEC”, and the rules of the Nasdaq Stock Market, or “Nasdaq”. This Proxy Statement is first being sent or made available to shareholders on or about March 14, 2024.

Throughout this Proxy Statement, unless the context otherwise requires, the terms “Stock Yards Bancorp”, “Bancorp”, “the Company”, “we”, “us” or “our” all refer to Stock Yards Bancorp, Inc. and its direct and indirect wholly-owned subsidiaries, including Stock Yards Bank & Trust Company, which we refer to in this Proxy Statement as “the Bank”. Because Stock Yards Bancorp has no significant operations of its own, its business and that of Stock Yards Bank & Trust Company are essentially the same.

Proxy Materials

Why have I received these materials?

We have made these proxy materials available to you over the Internet or mailed printed copies to you in connection with our 2024 Annual Meeting of Shareholders, which will be held on Thursday, April 25, 2024, at 10:00 a.m., Eastern Time. As a shareholder, you are invited to participate in the meeting via live webcast and vote on the matters described in this Proxy Statement.

What is included in the proxy materials?

These proxy materials include:

●	The Notice of the 2024 Annual Meeting of Shareholders;
●	This Proxy Statement for the Annual Meeting; and
●	Our 2023 Annual Report, which includes our Annual Report on the Form 10-K for the year ended December 31, 2023.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting.  If you received a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice”, instead of a paper copy of the proxy materials, see “How can I access the proxy materials and vote my shares” below for information regarding how you can vote your shares.

What is a proxy?

We are soliciting your proxy to vote the shares of the Company’s common stock that you own at the Annual Meeting. A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. When you designate a proxy, you may also direct the proxy how to vote your shares. James A. Hillebrand, the Company’s Chairman and Chief Executive Officer, and Philip S. Poindexter, the Company’s President, have been designated as the proxies to cast the votes of Bancorp’s shareholders at the Annual Meeting. The proxies will vote your shares according to the instructions you provide on the proxy card or by telephone, mobile device or over the Internet.

Information About Delivery of Proxy Materials

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

This year, we are using the SEC rule that allows companies to furnish their proxy materials over the Internet.  By doing so, we reduce costs and lessen the environmental impact of our proxy solicitation.  As a result, we are mailing the Notice to many of our shareholders instead of a paper copy of the proxy materials.  All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail, should they so desire.  Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice.  In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.  The Notice is not a proxy card and cannot be used to vote your shares.

Our other shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and persons holding shares through our benefit plans, received paper copies of the proxy materials instead of the Notice.  If you received paper copies of the Notice or proxy materials, we encourage you to sign up to receive all of your future proxy materials electronically, as described under “How can I receive my proxy materials by e-mail in the future?” below.

How can I access the proxy materials and vote my shares?

The instructions for accessing the proxy materials and voting can be found in the information you received either by mail or email.  Depending on how you received the proxy materials, you may vote by Internet, telephone or mail.  We encourage you to vote by Internet.

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If you are a shareholder who received an email directing you to the proxy materials or a notice by mail regarding the Internet availability of the proxy materials, you may access the proxy materials and voting instructions over the Internet via the web address provided in the email or Notice. In order to access these materials and vote, you will need the 16-digit control number provided in the email or on the Notice. You may vote by following the instructions in the email, on the Notice or on the website.

●

If you are a shareholder who received the proxy materials by mail, you may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the 16-digit control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

What does it mean if I receive more than one notice of Internet availability of proxy materials, proxy card, voting instruction form or email with instructions on how to access the proxy materials?

If you receive more than one notice of Internet availability of proxy materials, proxy card, voting instruction form or email with instructions on how to access the proxy materials, it means that you hold shares in more than one account.  To ensure that all of your shares are voted, vote separately for each notice of Internet availability of proxy materials, proxy card, voting instruction form and email you receive.

How can I receive my proxy materials by email in the future?

Instead of receiving future paper copies of the Notice or our proxy materials by mail, you can elect to receive an email with links to these documents, your control number and instructions for voting over the Internet.  Opting to receive your proxy materials by email will save the cost of producing and mailing documents to you and will also help conserve environmental resources.

If we mailed you a Notice or a printed copy of our proxy statement and annual report and you would like to sign up to receive these materials by email in the future, you can choose this option by:

●	Following the instructions provided on your proxy card or voting instruction form if you received a paper copy of the proxy materials; or
●	Following the instructions provided when you vote over the Internet.

Your election to receive future proxy materials by email will remain in effect until you revoke it.

Voting Information

What am I voting on?

●	Electing 12 directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified (Proposal 1);
●	Ratifying the selection of FORVIS, LLP as the independent registered public accounting firm for Stock Yards Bancorp, Inc. for the year ending December 31, 2024 (Proposal 2);
●	Approving a non-binding resolution to approve the compensation of the Company’s named executive officers, which we refer to as the say-on-pay proposal (Proposal 3); and

●

Approving the amendment and restatement of our 2015 Omnibus Equity Compensation Plan, which includes an increase in the number of shares of common stock reserved and available for issuance (Proposal 4).

Where can I find more information about these voting matters?

●	Information about the nominees for election as directors is contained in Proposal 1 beginning on page 16;
●	Information about the ratification of the selection of FORVIS, LLP as the independent registered public accounting firm is contained in Proposal 2 on page 26;
●	Information about the say-on-pay proposal is contained in Proposal 3 beginning on page 26; and
●	Information about the proposed amendment and restatement of our 2015 Omnibus Equity Compensation Plan is contained in Proposal 4 beginning on page 27.

Who is entitled to vote at the Annual Meeting?

Holders of record of Common Stock (“Common Stock”) of Stock Yards Bancorp as of the close of business on March 1, 2024 will be entitled to vote at the Annual Meeting. On March 1, 2024, there were 29,366,737 shares of Common Stock outstanding and entitled to one vote on all matters presented for vote at the Annual Meeting.

How do I vote my shares without participating in the Annual Meeting?

If you are a “record” shareholder of Common Stock (that is, if you hold Common Stock in your own name in Stock Yards Bancorp’s stock records maintained by our transfer agent), you may vote your shares without participating in the Annual Meeting by using one of the following four options:

Go to www.proxyvote.com

Use the Internet to transmit your voting instructions. Vote by 11:59 p.m., Eastern Time, on April 24, 2024 for shares held directly and by 11:59 p.m., Eastern Time, on April 22, 2024 for shares held in a Plan. Have your Notice or proxy card in hand when you access the web site and follow the respective instructions to create an electronic voting instruction form.

Call 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., Eastern Time, on April 24, 2024 for shares held directly and by 11:59 p.m., Eastern Time, on April 22, 2024 for shares held in a Plan. Have your Notice or proxy card in hand when you call and then follow the respective instructions.

QR Code Scan the QR Code that appears on your Notice or proxy card to vote using your mobile device (mobile phone or tablet).

Mail

If you received a printed copy of the proxy materials, mark, sign and date your proxy card or voting instruction form and either return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Brentwood, NY 11717.

Can I vote my shares during the meeting?

You may vote online during the meeting by logging into the virtual meeting web site with the 16-digit control number located on your Notice or email notice or, if you received a paper copy of the proxy materials, your proxy card or voting instruction form and following the on-screen instructions. You may also continue to vote your shares by mail, telephone, mobile device or Internet prior to the virtual meeting by following the voting instructions included in your proxy materials. If you have already voted using one of these methods you do not need to vote again at the meeting unless you wish to change your vote or revoke a previous proxy.

If my shares are held by my broker, will my broker vote my shares for me?

If your shares are held in a stock brokerage account or by a bank or other holder of record (that is, in “street name”), you are considered the beneficial owner of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card provided by them or by following their instructions for voting by telephone, mobile device or over the Internet. Beneficial owners who wish to vote their shares electronically during the Annual Meeting may do so by following the instructions from their broker that accompany their proxy materials.

Who votes the shares held in my Stock Yards KSOP account?

If you are a participant in the Stock Yards Bank & Trust Company 401(k) and Employee Stock Ownership Plan (“KSOP”), you have the option of receiving your voting information either electronically or by regular postal mail. Plan participants who have elected to receive their voting information electronically should follow the instructions contained in the electronic communication. If you have not affirmatively elected to receive voting information for your KSOP shares electronically, you will receive a paper version of the proxy card via postal mail that will include the shares you own through your KSOP account. That proxy card will serve as a voting instruction card for the trustee of the plan. If you own shares through the plan and do not vote electronically or by mail, the plan trustee will be instructed by the plan’s administrative committee to vote the plan shares as the Board of Directors recommends.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct. If you return your proxy card but do not mark your voting instructions on your signed card, James A. Hillebrand, Chairman and Chief Executive Officer, and Philip S. Poindexter, President, as proxies named on the proxy card, will vote your shares FOR the election of the 12 director nominees, FOR the ratification of FORVIS, LLP, FOR the approval of the say-on-pay proposal and FOR the approval of the amendment and restatement of our 2015 Omnibus Equity Compensation Plan.

Can I change my vote after I have voted?

Yes. You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

●	Signing another proxy card with a later date and returning it to us prior to the Annual Meeting;
●	Voting again by telephone, mobile device or through the Internet prior to 11:59 p.m., Eastern Time, on April 24, 2024;
●	Giving written notice of revocation to our Corporate Secretary at 1040 East Main Street, Louisville, Kentucky 40206, prior to the Annual Meeting; or
●	Voting again electronically during the Annual Meeting.

Your participation in the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previously submitted proxy.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have the discretionary authority to vote. This is called a “broker non-vote.” In these cases the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”) that govern brokers.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on the ratification of FORVIS, LLP (Proposal 2) even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors (Proposal 1), the say-on-pay proposal (Proposal 3) or the approval of the amendment and restatement of the 2015 Omnibus Equity Compensation Plan (Proposal 4) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What constitutes a quorum for purposes of the Annual Meeting?

Holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present at the Annual Meeting or represented by proxy for the transaction of business. This is called a quorum. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If a quorum is not present, we may propose to adjourn the meeting to solicit additional proxies and reconvene the meeting at a later date.

What vote is required to approve each Proposal?

The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to approve each of the other proposals and the manner in which votes will be counted.

Proposals	Voting Options	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
Proposal 1: Election of Directors	For, against or abstain for each nominee	Majority of votes cast	No effect	No effect
Proposal 2: Ratification of our independent accountants for 2024	For, against or abstain	Majority of votes cast	No effect	No effect
Proposal 3: Approval of our executive compensation	For, against or abstain	Majority of votes cast	No effect	No effect
Proposal 4: Approval of the amendment and restatement of our 2015 Omnibus Equity Compensation Plan	For, against or abstain	Majority of votes cast	No effect	No effect

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Proposal 1: Election of directors. Our Bylaws provide that a nominee for director in an uncontested election will be elected to our Board if the number of votes cast for the nominee’s election exceed the number of votes cast against his or her election. If a nominee does not receive the required votes for election at our Annual Meeting, our Board, with the assistance of our Nominating and Corporate Governance Committee, will consider whether to accept the director’s offer of resignation, which is required to be tendered under our Corporate Governance Guidelines. Our Board will publicly disclose its decision regarding the resignation and the basis for its decision within 90 days after election results are certified.

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Other proposals. Approval of Proposals 2, 3 and 4 requires that the votes cast in favor of each such proposal exceed the votes cast against the proposal. Because the say-on-pay vote (Proposal 3) is advisory, it will not be binding on the Company or our Board of Directors.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled meeting in the same manner as it would have been voted at the originally scheduled meeting. You will still be able to change or revoke your proxy until it is voted.

Who counts the votes?

Broadridge Financial Solutions will count votes cast by proxy at the Annual Meeting. They will also certify the results of the voting and will also determine whether a quorum is present at the meeting. Any votes cast electronically during the Annual Meeting will be included in the final voting tally.

How are abstentions and broker non-votes treated?

You may abstain from voting on one or more nominees for director. You may also abstain from voting on any or all other proposals. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast for or against any nominee or with respect to any other matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, we will treat these shares as present at the meeting for purposes of determining a quorum but the shares will not count as votes cast on the matter. Abstentions and broker non-votes will not affect the outcome of any matters to be voted on at the Annual Meeting.

How does the Board recommend that I vote my shares?

The Board recommends a vote FOR each of the nominees for director set forth in this Proxy Statement, FOR the ratification of the selection of the independent registered accounting firm, FOR the approval of the say-on-pay proposal, and FOR the approval of the amendment and restatement of the 2015 Omnibus Equity Compensation Plan.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of Stock Yards Bancorp. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are kept confidential from our management and Board of Directors to protect your voting privacy.  We will not disclose the proxy voting instructions or ballots of individual shareholders unless disclosure is required by law and in certain other limited circumstances.  If you write comments on your proxy card, the card may be forwarded to our management and Board of Directors to review your comments.

Who will bear the expense of soliciting proxies?

Stock Yards Bancorp will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. We reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock. The Company has engaged the services of Laurel Hill Advisory Group, LLC, a professional proxy solicitation firm, to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s cost for such services will be $8,500 plus reasonable out of pocket expenses.

How can I find the voting results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting. Final results will be published in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Virtual Meeting Information

Why are you holding a virtual meeting instead of a physical meeting?

The Annual Meeting will be conducted in an online, virtual-only format.  This format enables us to leverage technology to communicate more efficiently with our shareholders.  We can provide a consistent experience for all our shareholders regardless of geographic location and allow all shareholders with Internet access to attend and participate in the meeting without the cost of travel.  We have designed the virtual meeting format to provide the same participation opportunities as were provided at our past in-person meetings, including the ability to vote your shares and ask questions during the meeting.

How do I participate in the meeting?

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/SYBT2024 and enter the 16-digit control number located on your Notice or email notice or, if you received a paper copy of the proxy materials, your proxy card or voting instruction form. You may log into the meeting platform beginning at 9:45 a.m., Eastern Time, on April 25, 2024. The live audio webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage shareholders to access the virtual meeting web site prior to the start of the meeting and to allow sufficient time to complete the online registration process.

What are the technical requirements for accessing the online meeting site?

The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the meeting. Participants should also give themselves ample time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Will I have an opportunity to submit a question?

Yes, shareholders will have the opportunity to submit questions if they choose. If you wish to submit a question, you may do so in two ways. If you want to ask a question before the meeting, you may log into www.proxyvote.com and enter your 16-digit control number. Next, click on “Question for Management,” type in your question and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/SYBT2024, type your question into the box titled “Ask a Question” on the meeting screen and click “Submit.” Shareholders may choose from a list of optional question topics or enter their own live question in the box provided. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered together.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Shareholders should refer to the Rules of Conduct and Procedures for the meeting that will be posted on the virtual meeting web site for guidelines regarding the submission of questions, including certain topics and subject matter that we will consider inappropriate for purposes of the meeting. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at www.syb.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

What if I have lost or misplaced my 16-digit control number?

If you no longer have your control number or were not a shareholder on March 1, 2024, you may still enter the meeting as a guest in listen-only mode. To access the meeting as a guest, visit www.virtualshareholdermeeting.com/SYBT2024 and enter the requested information on the welcome screen. However, if you attend the meeting as a guest, you will not have the ability to vote or submit questions.

What if I experience technical difficulties accessing the meeting?

If you encounter any technical difficulties with the virtual meeting platform, please use the telephone numbers listed on the meeting web site prior to the start of the meeting and technicians will be available to assist you.

What will happen if we experience technical problems during the meeting webcast?

In the event of technical difficulties or interruptions with the Annual Meeting, we expect that an announcement will be made on the meeting website, www.virtualshareholdermeeting.com/SYBT2024. If necessary, the announcement will provide updated information regarding the date, time and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted to the investor relations page on our website, www.syb.com.

Shareholder Proposals and Director Nominations

Can I submit a proposal (other than a director nomination) for consideration at the 2025 Annual Meeting?

Any shareholder who intends to present a proposal at the 2025 Annual Meeting of Shareholders must deliver the proposal to the Corporate Secretary at the address provided below no later than November 14, 2024 if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. For a shareholder proposal that is submitted for presentation directly at the 2025 Annual Meeting but not intended to be included in our proxy materials under Rule 14a-8, the shareholder must give timely notice to our Corporate Secretary and otherwise comply with the applicable requirements of our Bylaws.  Our Bylaws require that notice of a shareholder proposal be received by our Corporate Secretary no later than January 24, 2025 and contain the information prescribed by the Bylaws, copies of which are available from the Corporate Secretary.

How may I nominate individuals to serve as directors at the 2025 Annual Meeting?

Our Bylaws permit shareholders to nominate directors for consideration at an annual meeting.  A shareholder desiring to present a director nomination directly at an annual meeting must provide the information required by our Bylaws and give timely notice of the nomination to our Corporate Secretary in accordance with our Bylaws.  To nominate a director for consideration at the 2025 Annual Meeting of Shareholders, the notice must be received by our Corporate Secretary at the address provided below no later than January 24, 2025, and contain the information required by our Bylaws.

Further, the deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a shareholder’s intent to solicit proxies on the Company’s proxy card in support of director nominees submitted in accordance with the advance notice provisions of our Bylaws for the 2025 Annual Meeting of Shareholders is February 24, 2025.  This deadline under Rule 14a-19 does not supersede or replace any of the timing requirements for advance notice under our Bylaws.  The supplemental notice and information required under Rule 14a-19 is in addition to the advance notice requirements of our Bylaws and does not extend the deadline specified in the Bylaws.

All shareholder proposals, director nominations and requests for copies of our Bylaws should be addressed as follows:

Stock Yards Bancorp, Inc.

Executive Offices

1040 E. Main Street

Louisville, Kentucky 40206

Attn: Corporate Secretary

CORPORATE GOVERNANCE

Corporate Governance Highlights

Our Board of Directors and management are committed to strong corporate governance practices, which we believe support our dedication to managing the Company’s business in a responsible and ethical manner and promote long-term shareholder value.  Highlights of our governance structure and practices include the following:

Board Independence

●	Strong Lead Independent Director
●	Substantial majority of independent directors
●	All Board committees are comprised entirely of independent directors
●	Executive sessions of non-management directors at Board and committee meetings

Board Accountability

●	Annual elections for all directors
●	Majority voting in uncontested director elections combined with a director resignation policy
●	Mandatory director retirement policy
●	Board focus on strategic planning and direction, including annual reviews of the Company’s strategic objectives and plans
●	No poison pill

Board Effectiveness

●	Annual Board and committee assessments, including one-on-one discussions between the Lead Independent Director and each other non-management director
●	Strong corporate governance guidelines
●	Comprehensive onboarding program for new directors
●	Ongoing training and educational opportunities for directors

Shareholder Alignment

●	Robust stock ownership requirements for directors and executive management
●	Policies that prohibit our directors and executive officers from hedging or pledging Stock Yards Bancorp stock

Shareholder Feedback and Engagement

Our Board of Directors values and respects the views and feedback we receive from our shareholders through voting results at our annual shareholder meetings or from other forms of engagement.  One of the nominees for director at our 2023 Annual Meeting, David P. Heintzman, received a substantial number of votes cast against his election.  Mr. Heintzman is the retired Chairman and Chief Executive Officer of the Company and the Bank and has served on the Boards of Directors of both entities since 1992.  He retired from his executive positions with the Company and the Bank in 2018.

The Nominating and Corporate Governance Committee of the Board of Directors meets annually to review voting results from the most recent annual meeting of shareholders and consider any governance-related issues presented by the voting totals.  At its July 2023 meeting, the Committee noted the final voting results for Mr. Heintzman and discussed the apparent reasons for the significant number of votes cast against his election.  Based upon feedback received from some of our larger institutional shareholders and the voting recommendations published by one of the major proxy advisory firms, we believe the final results for Mr. Heintzman were significantly influenced by his service on the Audit Committee of the Board of Directors and, in their views, his status as a non-independent director.  Unlike the Nasdaq listing standards which consider former CEOs to be independent after a three-year “cooling off” period, these investors and proxy firms view former CEOs as non-independent.  Mr. Heintzman began serving on the Audit Committee in April 2022.  We understand their policies are to vote, or recommend a vote, against the election of non-independent directors who serve on key board committees such as the Audit Committee.

The Nominating and Corporate Governance Committee discussed the voting results for Mr. Heintzman and the apparent reason behind those results and concluded that it would be advisable to reassign him from the Audit Committee to the Trust Committee, effective immediately.  Mr. Heintzman’s service on the Audit Committee ended in July 2023.

Role of the Board of Directors

The Stock Yards Bancorp’s Board of Directors represents shareholders’ interests in perpetuating a successful business including optimizing shareholder returns. The Directors are responsible for determining that the Company is managed to ensure this result. This is an active responsibility, and the Board monitors the effectiveness of policies and decisions including the execution of the Company’s business strategies. Strong corporate governance guidelines form the foundation for Board practices. As a part of this foundation, the Board believes that high ethical standards in all Company matters are essential to earning the confidence of investors, customers, employees and vendors. Accordingly, Stock Yards Bancorp has established a framework that exercises appropriate measures of oversight at all levels of the Company and clearly communicates that the Board expects all actions be consistent with its fundamental principles of business ethics and other corporate governance guidelines.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that provide the framework for how the Board conducts its business and fulfills its duties and responsibilities.  The Corporate Governance Guidelines address board responsibilities, director independence, the role of the Lead Independent Director, director qualifications, stock ownership requirements and other Board structures and practices intended to enhance the Board’s effectiveness.  Under the leadership and oversight of the Nominating and Corporate Governance Committee, the Corporate Governance Guidelines are reviewed annually in light of recent governance trends and developments, best practices and changes in applicable laws and regulations.  The Corporate Governance Guidelines are available on the investor relations page of the Company’s website, www.syb.com.

Board Leadership Structure

The Board of Directors believes the most effective leadership structure for the Company at the present time is to combine the roles of Chairman of the Board and Chief Executive Officer. Our current Chief Executive Officer, James A. Hillebrand, was appointed to the additional position of Chairman of the Board effective January 1, 2021.  Mr. Hillebrand has a long history of service in various management capacities with the Bank, is very familiar with its business, its customers and the banking industry generally, and the community bank model in particular. The Board believes that he is highly qualified to lead discussions on important strategic and operational issues affecting the Bank and Bancorp. Combining the Chief Executive Officer and Chairman positions creates a firm link between management and the Board and promotes development and implementation of corporate strategy. The Board also believes that the industry knowledge and experience provided by Mr. Hillebrand as our Chief Executive Officer, together with our strong lead independent director, Stephen M. Priebe, and our experienced committee chairs and other directors, will enable the Company to continue to meet the expectations of our shareholders and provide strong independent oversight from our directors.

The Board does not have a fixed policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined.  The Company’s corporate governance documents address the leadership structure of the Board and the respective roles of the Chairman of the Board and the Chief Executive Officer. The Board will annually elect one of its members to serve as Chairman of the Board. The Chairman will preside at all meetings of the shareholders and of the Board of Directors, and generally consult with the Board on matters pertaining to the Company’s business and affairs. Both positions may, but need not, be held by the same person. The decision as to whether the offices of Chairman of the Board and Chief Executive Officer should be combined or separated will be made from time to time by the Board of Directors at its discretion. The Board’s decision will be made in its business judgment and based upon its consideration of all relevant factors and circumstances at the time, including the specific needs of the Company’s business, the strengths of the individual or individuals holding those positions and the current composition of the Board.  We would notify shareholders promptly of a decision by the Board to separate the roles of Chairman of the Board and Chief Executive Officer.

If the individual elected as Chairman of the Board is also the Chief Executive Officer, or if the Chairman of the Board is not an independent director, the Board will elect a lead independent director to help ensure strong independent leadership on the Board.

In addition to an independent lead director, five committees of the Board provide independent oversight of management – the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Credit and Risk Committee and the Trust Committee. Each is composed entirely of independent directors.

Lead Independent Director

If a lead independent director is called for under the Company’s governance documents, the Chair of the Nominating and Corporate Governance Committee acts in that role. Stephen M. Priebe currently serves as lead director because Mr. Hillebrand, as the current Chief Executive Officer of the Company, does not qualify as an independent director under the Board’s independence standards. The role and responsibility of the lead director consists of the following:

●	preside at executive sessions of the Board, which consist of independent and non-management directors and are held at least two times annually;
●	call special meetings of the independent directors and committees of the Board;
●

serve as a liaison between the Chief Executive Officer and board members and be available to discuss with any director concerns he or she may have regarding the Board, the Company or the management team;

●	provide advice and consultation to the Chief Executive Officer and inform him or her of decisions reached and suggestions made during executive sessions of the Board of Directors;
●	review and approve matters such as agendas and schedules for Board meetings and executive sessions, and information distributed to board members; and
●	consult and communicate with shareholders where appropriate.

Committees of the Board

Stock Yards Bancorp maintains an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Credit and Risk Committee of the Board of Directors. The Bank maintains a Trust Committee of the Board of Directors.  Each of these committees operates under a written charter approved by the Board of Directors and reviewed annually by the committee.  The chair of each committee reports its activities, discussions, recommendations and approvals to the full Board at each regularly scheduled Board meeting.  Committee leadership and membership is reviewed annually by the Nominating and Corporate Governance Committee and, upon its recommendations, approved by the Board. The charters are available on the investor relations page of our website, www.syb.com.  Current members of each of these committees are identified below.

Director	Audit Committee	Compensation Committee	Nominating And Corporate Governance Committee	Credit and Risk Committee	Trust Committee
Shannon B. Arvin			✔		Chair
Paul J. Bickel III	✔				✔
Allison J. Donovan			✔	✔
David P. Heintzman				Chair	✔
Carl G. Herde (1)	Chair		✔
James A. Hillebrand (3)
Richard A. Lechleiter (1)	✔	Chair
Philip S. Poindexter (3)
Stephen M. Priebe (2)		✔	Chair
Edwin S. Saunier		✔		✔
John L. Schutte		✔			✔
Laura L.Wells				✔	✔

(1)    Audit Committee Financial Expert

(2)    Lead Independent Director

(3)    Messrs. Hillebrand and Poindexter are management directors and do not serve on any Board committees.

Audit Committee

The Board of Directors of Stock Yards Bancorp maintains an Audit Committee comprised of directors who are not officers of Stock Yards Bancorp. Each member of the Audit Committee meets the Securities and Exchange Commission (“SEC”) and Nasdaq independence requirements for membership on an audit committee and each is financially literate within the meaning of the Nasdaq listing rules.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee, among other matters,

●	considers the appointment of our external auditors,
●	reviews with the auditors the plan and scope of the audit and audit fees,
●	monitors the adequacy of reporting and internal controls,
●	meets regularly with internal and external auditors,
●	reviews the independence of the external auditors,
●	reviews our financial results as reported in SEC filings,
●	approves all audit and permitted non-audit services performed by our external auditors,
●	reviews and evaluates identified related party transactions, and
●	discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.

The Audit Committee meets with our management at least quarterly to consider the adequacy of our internal controls and the objectivity of our financial reporting. This Committee also meets with the external auditors and with our internal auditors regarding these matters. Both the independent auditors and the internal auditors regularly meet privately with this Committee and have unrestricted access to this Committee.

The Audit Committee held five meetings during 2023.

The Board of Directors has determined that Messrs. Herde and Lechleiter are audit committee financial experts for Stock Yards Bancorp and are independent as described in the paragraph above. We refer you to the section captioned “REPORT OF THE AUDIT COMMITTEE” on page 73 of this Proxy Statement for more information about the role and responsibility of the Audit Committee in the Company’s financial reporting process.

Nominating and Corporate Governance Committee

The Board of Directors of Stock Yards Bancorp maintains a Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee meets the Nasdaq independence requirements for membership on a nominating and governance committee. Responsibilities of the Committee are set forth in a written charter satisfying the Nasdaq’s corporate governance standards, requirements of federal securities law and incorporating other best practices.

The Committee’s primary duties and responsibilities consist of:

●	identifying and evaluating candidates for election to the Board of Directors, including consideration of candidates suggested by shareholders;
●	developing a Board succession strategy;
●	assisting the Board in determining the structure, leadership and composition of Board committees;
●	monitoring the Board’s effectiveness;
●	developing and implementing the Company’s corporate governance guidelines;
●	establishing stock ownership guidelines for non-management directors and annually assessing directors’ ownership relative to those guidelines;
●	developing and overseeing an annual self-evaluation process for the Board and its committees; and
●	reviewing the Company’s policies, practices and disclosures with respect to environmental, social and governance, or ESG, matters.

The Nominating and Corporate Governance Committee held three meetings during 2023.

Compensation Committee

The Board of Directors of Stock Yards Bancorp maintains a Compensation Committee. Each member of the Compensation Committee meets the Nasdaq independence requirements for membership on the Compensation Committee. The responsibilities of this Committee include oversight of executive and Board compensation and related programs. We refer you to the section captioned “REPORT ON EXECUTIVE COMPENSATION” beginning on page 40 of this Proxy Statement for more information about the role and responsibilities of the Compensation Committee in our executive compensation program and its activities during 2023.

The Compensation Committee held eight meetings during 2023.

Credit and Risk Committee

The Board of Directors of Stock Yards Bancorp maintains a Credit and Risk Committee. This Committee is responsible for overseeing and monitoring management’s implementation and enforcement of the Bank’s framework for risk management throughout the organization.  The Committee’s primary duties and responsibilities consist of:

●	monitoring and advising the Board of matters specific to the Bank’s risk exposures, including credit, cyber/information security and compliance/legal risks;
●

reviewing reports of examination by regulatory agencies and reviewing and observations or communications by regulatory agencies, and the results of internal and third party testing, analyses and reviews, related to the Bank’s risks, risk management or any other matters within the scope of the Committee’s oversight responsibilities;

●	reviewing items as mandated by regulatory agencies, which may include annual reviews of information security, physical security and the BSA/AML program; and
●	assisting the Board in overseeing and supervising all aspects of the Bank’s compliance with the Community Reinvestment Act (“CRA”) and fair lending.

The Committee reviews and discusses with management its assessment of asset quality and trends in asset quality, credit quality administration and underwriting standards and the effectiveness of portfolio risk management systems. The Committee is also responsible for reviewing and approving significant lending and credit policies and compliance with those policies. Additionally, the Committee has oversight responsibility for a wide range of enterprise-related risks within the Bank, including regulatory compliance, information security, cybersecurity, fraud, insurance and physical security.

The Credit and Risk Committee held six regular meetings in 2023.

Trust Committee

The Board of Directors of Stock Yards Bank maintains a Trust Committee. The Trust Committee oversees the operations of the wealth management and trust department of the Bank to help ensure it operates in accordance with sound fiduciary principles and is in compliance with pertinent laws and regulations.  The Committee’s primary duties and responsibilities consist of:

●	approving written policies to govern the conduct of the Bank’s fiduciary and trust activities;
●	monitoring the proper implementation of policies, procedures and guidelines established for the activities and operations of the wealth management and trust department;
●	reviewing business development reports and overseeing the development and growth of new wealth management and trust business;
●	reviewing regular reports from management concerning investment performance and significant changes in recommended assets for applicable investment accounts; and
●	reviewing audit and examination reports.

The Trust Committee held four meetings in 2023.

Non-management Executive Sessions

The non-management members of the Board of Directors meet in executive session at least twice each year following the regularly scheduled Board meeting, and more frequently if necessary or appropriate.  The Lead Independent Director presides over these executive sessions.  The executive sessions provide an opportunity for the directors to discuss topics such as business results and performance, executive leadership and succession, critical strategic matters and other matters outside the presence of management.  Board committees also have the opportunity to meet in executive session without management if they choose to do so.

Board Evaluation Process

The Board conducts an annual self-assessment to enhance its effectiveness. Through regular evaluation of its policies, practices and procedures, the Board identifies areas for further consideration and improvement. The evaluation process is led by the Nominating and Corporate Governance Committee. Each year, that Committee discusses and decides upon the process to be followed for the upcoming year. Each director may be requested to complete a questionnaire and provide feedback on a range of issues, including his or her assessment of the Board’s overall effectiveness and performance; its committee structure; priorities for future Board discussion and attention; the composition of the Board and the background and skills of its members; the quality, timing and relevance of information received from management; the nature and scope of agenda items; and his or her individual contributions to the Board. The lead director then meets with each director individually either to discuss his or her questionnaire responses or, if directors were not requested to complete a questionnaire, to discuss thoughts and suggestions the director may have regarding the Board’s overall effectiveness or specific Board practices or policies. The lead director prepares a summary of findings drawn from the questionnaire responses and director interviews for presentation to the full Board of Directors. Each of the Committees also conducts their own self-assessments led by the respective committee chairs.  Based upon comments from Board members during the 2023 evaluation process, the Board enhanced its ongoing director education program to include more presentations from key market and line of business managers, among other matters.

Director Onboarding and Continuing Education

We provide a comprehensive orientation and onboarding program for new directors and ongoing education and training for all Board members on key matters related to our Company and the banking industry generally, all designed to enhance the overall knowledge and effectiveness of our Board.  The onboarding process for new directors involves a combination of written materials, management presentation and meetings with members of the Board, including our lead director, and senior management.  Among the topics typically covered during orientation are Company history, corporate governance, financial and investor relations matters, risk management and compliance, corporate strategy and key lines of business.

We provide regular educational and training sessions for all directors throughout the year.  Topics covered during these sessions may include required training and updates on bank-related compliance matters such as extensions of credit to insiders (Regulation O), fair lending responsibilities and Bank Secrecy Act/Anti-Money Laundering issues.  Additional subjects may include in-depth presentations from management on key products, services or lines of business, strategic planning initiatives and market overviews and presentations from outside advisors on emerging trends and developments affecting the banking and financial services industry, including updates on current regulatory, economic, strategic, investor and capital markets issues.

Codes of Conduct and Ethics

We require all of our officers and employees and, when applicable, our directors to accept and abide by our Code of Business Conduct and Ethics, or the “Code of Conduct”.  The Code of Conduct reinforces our Company’s commitment to the highest standards of ethical business practices and compliance with all applicable legal requirements, and sets forth expectations for the use and protection of proprietary business and customer information and relationships with our employees, customers, vendors and the public, among other matters.  Our Chief Executive Officer, President, Chief Financial Officer, Principal Accounting Officer, Controller and other financial officers are also subject to a Code of Ethics which supplements our general Code of Conduct.  We will promptly disclose any amendment or waiver with respect to the financial Code of Ethics in accordance with the applicable rules of the SEC and Nasdaq.

All of our directors, officers and employees are required to annually affirm in writing their continued understanding of and compliance with our Code of Conduct.  Employees receive regular quarterly reminders of our “Do the Right Thing” policy and their responsibility to report questionable business practices that could be violations of law or breaches of our Code of Conduct. Employees are encouraged to report their concerns on a confidential basis either directly to a designated company employee or to a representative of an independent third party firm.

Board Oversight of Risk Management

The Board of Directors has a significant role in the oversight of risk management. The Board receives information regarding risks facing the Company, their relative magnitude and management’s plan for mitigating these risks. Primary risks facing the Company are credit, operational, cybersecurity and informational security, interest rate, liquidity, compliance/legal, strategic and reputational risks. After assessment by management, reports are made to committees of the Board. Credit risk is addressed by the Risk Committee of Bancorp. Operational and compliance/legal risks are addressed by the Audit Committee and the Risk Committee of Bancorp. Cybersecurity and informational security risks are addressed by the Risk Committee of Bancorp. Interest rate and liquidity risks are addressed by the Asset/Liability Committee comprised of Bank management and reports are made to the Board at each of its regular meetings. Strategic and reputational risk is addressed by the above committees in addition to the Compensation Committee of Bancorp along with other executive compensation matters. Oversight of the trust department is addressed by the Trust Committee of the Bank. Corporate governance matters are addressed by the Nominating and Corporate Governance Committee of Bancorp. The full Board receives reports from each of these committees at the Board meeting immediately following the Committee meeting. The Bank’s Director of Internal Audit has a direct reporting line to the Audit Committee of the Board. The Chief Risk Officer, Information Security Officer and Compliance Officer make regular reports to the Audit and Risk Committees and the full Board when appropriate.

Board Meetings and Attendance

During 2023, the Board of Directors of Stock Yards Bancorp held eight regularly scheduled meetings. All directors of Stock Yards Bancorp are also directors of the Bank. During 2023, the Bank’s Board of Directors also held eight regularly scheduled meetings.

All directors attended at least 75% of the number of meetings of the Board and committees of the Board on which they served that were held during the period he or she served as a director. All directors are encouraged to attend annual meetings of shareholders, and all attended the 2023 Annual Meeting except Ms. Arvin.

Shareholder Communications with the Board of Directors

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: Stock Yards Bancorp Board of Directors, P.O. Box 32890, Louisville, KY 40232-2890. Communications directed to the Board of Directors will be received by the Chairman and processed by the Nominating and Corporate Governance Committee when the communications concern matters related to the duties and responsibilities of the Board of Directors.

CORPORATE RESPONSIBILITY

Stock Yards Bank is a community bank built on strong core values of trust, character, integrity, sound judgment, personal accountability and respect for others.  We are committed to serving our customers’ needs and helping them to achieve their financial goals.  Likewise, we are committed to being a good neighbor and investing in the communities in which we live and work, and to supporting our fellow team members by cultivating a healthy work environment in which they can grow and succeed together and individually.  This means providing the products and services necessary to help our individual customers and their families reach their financial goals, assisting our business customers to grow and expand their businesses and extending access to banking and financial resources to all segments of our communities, including the underbanked.  We recognize that environmental, social and governance (“ESG”) principles are important to delivering on those commitments and maintaining our core values.

In 2022, we published our inaugural Corporate Responsibility Report and second report in 2023.  The report identifies our ongoing practices and recent accomplishments in the areas of environmental risk and impact management, social responsibility, including diversity, equity and inclusion, and governance.  It highlights many of the initiatives occurring both within the Bank and in our communities to promote the interests of our various stakeholders – our customers, team members, communities and shareholders.  We encourage you to review the entire report, which is available on our website at www.syb.com.  Neither our Corporate Responsibility Report nor any other content appearing on our website is deemed to be a part of, or incorporated by reference into, this Proxy Statement.

Highlights of our ESG efforts are summarized below:

Governance and Accountability

●	All officers and employees are required to adhere to our Code of Business Conduct and Ethics and annually affirm their continued understanding and compliance with its principles and guidelines.
●	Employees receive regular quarterly reminders of our “Do the Right Thing” policy and their responsibility to report questionable business practices.
●	We provide a third party hotline for employees to report concerns about questionable business or financial practices anonymously and without fear of retaliation or dismissal.

Responsibility to Our Customers

●	We extended customer access to financial products and services with convenient digital banking tools, including online banking, mobile banking, text banking and telebanking in English and Spanish.
●	Our website is ADA accessible and includes financial calculators to improve financial literacy.
●

We provide numerous learning opportunities for customers through in-person educational sessions on topics ranging from cybersecurity and fraud awareness to assisting first-time home buyers and teaching teens financial literacy.

●	We offer a number of mortgage and financial assistance programs to remove barriers to homeownership, particularly for first-time home buyers, and reduce blight in distressed neighborhoods.
●	Our employees are expected to communicate with customers in a clear, truthful and complete manner to assure clarity and transparency in all our business relationships.

Responsibility to Our Employees

●

We offer competitive pay that includes annual performance and merit-based bonuses and generous paid time-off policies, and a comprehensive benefits package that includes a 401(k) and employee stock ownership plan with a substantial company matching contribution.

●

Our commitment to employees’ financial wellness and personal well-being includes educational opportunities and guidance for wealth management and estate planning, training and professional development programs and fully-funded wellness programs that reward employees for healthy behaviors.

●

We recognize employees for their extraordinary efforts and innovative ideas with quarterly achievement awards, and their time and investment in reaching the Bank’s goals with service anniversary rewards.

●	We provide numerous opportunities for career advancement and professional development through online learning libraries, our management training program and general banking schools.

●

Our commitment to diversity, equity and inclusion is reflected in the overall representation of minorities and women in our workforce, including increasing representation on senior leadership teams – nearly 20% of our senior vice presidents are female and 6% are minorities.

Responsibility to Our Community

●

We created a new leadership positon, Director of Community Engagement and Outreach, in 2021 to work proactively to establish and maintain strong relationships with community-based charitable and non-profit organizations in support of our community reinvestment and fair lending programs.

●	Our employees make significant contributions of their time and talent to our communities through volunteer activities – over 4,000 hours were spent on volunteer boards in 2022.
●	Our employees are generous financial supporters of civic, cultural and emergency relief activities with approximately $92,000 contributed to nonprofit organizations across our markets in 2022.

Awards and Recognition

As a testament to the strong culture, inclusive environment and numerous benefits we are committed to providing our employees, we were again nationally recognized in 2023 by American Banker Magazine as one of the “Best Banks to Work For”, which evaluates employee satisfaction, as well as the policies and employee benefits of each institution.  We were honored to be one of only 90 institutions in the country to make the list for 2023.

Board Oversight of ESG Matters

The Nominating and Corporate Governance Committee is responsible for monitoring and overseeing our ESG policies, practices and strategies.  The Nominating and Corporate Governance Committee engages with management on our ESG strategies and initiatives and receives periodic updates on developments related to ESG and associated governance issues.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Size and Term of Office

Our Bylaws specify that the Board of Directors shall consist of not less than nine nor more than 20 directors. Within this range, the number of directors to be elected at each annual meeting of shareholders may be fixed from time to time by resolution of the Board of Directors adopted prior to the giving of notice of the meeting or by later resolution adopted by the shareholders at the annual meeting. The Board of Directors has fixed the number of directors to be elected at the 2024 Annual Meeting at 12.

Directors serve a one-year term and hold office until the Annual Meeting following the year of their election and until his or her successor is elected and qualified, subject to his or her death, resignation, retirement, removal or disqualification.

All of the Company’s directors also currently serve as directors of the Bank.  If elected, all of the nominees for election at the Annual Meeting are expected to continue serving as Bank directors following the meeting.

Nominees for Election

The Nominating and Corporate Governance Committee of the Board of Directors has presented a slate of 12 nominees for election as directors at the 2024 Annual Meeting. If elected, we expect that all of the nominees will serve as directors and hold office until the 2025 annual meeting of shareholders and until their respective successors have been elected and qualified. However, if for any reason a nominee should become unable or unwilling to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board may reduce the number of directors to be elected. The Board has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

The Board of Directors presently consists of 12 members. All nominees currently serve on our Board of Directors and were last elected to the Board of Directors by shareholders at the 2023 Annual Meeting.

Except for Mses. Arvin and Wells and Mr. Saunier, there are no arrangements or understandings between or among any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions.  We refer you to the section captioned “Commonwealth Bancshares Investor Agreement” on page 22 of this Proxy Statement for a discussion of our agreement with the principal shareholders of Commonwealth Bancshares to consider and, if acceptable to Stock Yards, nominate a qualified individual designated by the principal shareholders for election to our Board of Directors.

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Unless otherwise directed, shares represented by a properly submitted proxy will be voted for the election of each nominee. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the 12 nominees named in this Proxy Statement.

To be elected in an uncontested election, a director nominee must receive a majority of the total votes cast for his or her election.  Because we did not receive advance notice by the deadline established in our Bylaws of any shareholder nominees for director, this election of directors is an uncontested election.

The following table contains information about the 12 nominees for election at the 2024 Annual Meeting.  Each nominee has consented to being named in this Proxy Statement and agreed to serve as a director if elected.

Name	Age (1)	Independent	Director Since	Principal Occupation (2)	Seats Held on Other Public Company Boards of Directors
Shannon B. Arvin	49	✔	2021	President and CEO, Keeneland Association	None
Paul J. Bickel III	68	✔	2017	President, U.S. Specialties	None
Allison J. Donovan	43	✔	2022	Member, Stoll Keenon Ogden PLLC	None
David P. Heintzman	64	✔	1992	Former Chairman of the Boards and Retired Chief Executive Officer, Stock Yards Bancorp, Inc. and Stock Yards Bank & Trust Company	None
Carl G. Herde	63	✔	2005	Vice President/Financial Policy, Kentucky Hospital Association	None
James A. Hillebrand	55		2008	Chairman of the Boards and Chief Executive Officer, Stock Yards Bancorp, Inc. and Stock Yards Bank & Trust Company	None
Richard A. Lechleiter	65	✔	2007	President, Catholic Education Foundation of Louisville	None
Philip S. Poindexter	57		2022	President, Stock Yards Bancorp, Inc. and Stock Yards Bank & Trust Company	None
Stephen M. Priebe	60	✔	2012	President, Hall Contracting of Kentucky	None
Edwin S. Saunier	66	✔	2021	President, Saunier North American, Inc.	None
John L. Schutte	60	✔	2018	Chief Executive Officer, GeriMed, Inc.	None
Laura L. Wells	49	✔	2022	Freelance Journalist	None

(1)	Ages listed are as of December 31, 2023.
(2)	Each nominee has been engaged in his or her principal occupation or employment for five years or more with the exception of Ms. Arvin.

Board Composition

Our nominees for director represent a balance of skills, experience and perspectives that provide effective leadership and oversight of the Company’s business and are aligned with our business and strategies, particularly our community bank orientation.  The following charts present information on the composition of our Board of Directors.  Diversity data is based on information self-identified by each nominee to the Company.

Board Diversity Factors

The following chart provides certain demographic information about the 12 director nominees. Diversity characteristics are based on information self-identified by each nominee to the Company.

Board Diversity Matrix (As of March 1, 2024)
Total Number of Directors	12
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	8		1
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	7
Two or More Races or Ethnicities	1
LGBTQ+
Did Not Disclose Demographic Background	2

Director Skills Matrix

The matrix below identifies certain skills, qualifications and experience that the Board believes are relevant to our business and achievement of our long-term goals and strategies.  An individual director may possess other skills, qualifications and experience not indicated in the matrix that may also be relevant and valuable to their service on our Board.

Qualifications and Experience	Arvin	Bickel	Donovan	Heintzman	Herde	Hillebrand	Lechleiter	Poindexter	Priebe	Saunier	Schutte	Wells	Total
Executive Leadership	X			X	X	X	X	X	X		X		8
Accounting/Financial Reporting				X	X		X			X	X		5
Commercial Real Estate		X									X		2
Legal and Regulatory	X		X	X		X		X					5
Sales and Marketing	X	X				X	X	X			X	X	7
Community Engagement	X	X	X		X	X	X	X	X				8
Banking and Financial Services			X	X	X	X		X				X	6
Mergers and Acquisitions			X	X	X	X	X	X			X		7
Strategic Planning	X	X		X	X	X	X	X	X		X		9
Risk Management				X	X	X	X	X		X		X	7
Corporate Governance	X		X	X	X	X	X	X					7
Small Business	X	X		X		X			X	X	X		7
Customer Experience	X	X		X	X	X		X	X	X	X	X	10

Executive Leadership

Experience in an executive leadership position that provides the skill and perspective to understand and direct business operations, manage human capital, analyze risk, manage organizational change and develop and implement strategic plans.

Accounting/Financial Reporting

Knowledge of or experience in accounting, financial reporting or auditing processes that assists the Board in overseeing our financial condition, financial management systems and the effectiveness of our internal controls, and ensuring accuracy and transparency in financial reporting and disclosure.

Commercial Real Estate

Experience as investors, owners and developers in the development operation and financing of commercial real estate projects in our market areas that assists the Board in overseeing and evaluating risk in our commercial real estate loan portfolio.

Legal and Regulatory

Knowledge of and experience in legal and regulatory matters, particularly regulated business, that assists the Board in understanding and analyzing legal regulatory and compliance requirements and related risks and advising management with regard to relationships with our regulators.

Sales and Marketing

Experience in managing sales and marketing activities, particularly for new products and markets and the adoption and use of digital marketing strategies that assists the Board in developing strategies to attract and retain customers and grow market share in each of our markets.

Community Engagement

Leadership experience with civic, charitable or community service organizations or in governmental or public policy roles that positively impact the reputation, image and public profile of our company in our local communities.

Banking and Financial Services

Experience in the banking or financial services industry that assists the Board in understanding the key drivers of success in our core lines of business, including the development of innovative financial products and services to meet the changing banking needs of our customers.

Mergers and Acquisitions

Leadership experience with the planning, analysis and execution of mergers and acquisitions transactions and the integration of people, operations and systems that assists the Board in evaluating business development opportunities to complement our core strategy of organic growth.

Strategic Planning

Experience in the development and implementation of operating plans and business strategies.

Risk Management

Knowledge of or experience with oversight of corporate risk and risk management functions that assists the Board in identifying and evaluating the key areas of risk within our company and establishing an appropriate framework for managing and controlling risk.

Corporate Governance

Knowledge of public company governance practices and policies that assists the Board in considering and adopting sound governance practices, adherence to high standards or ethical business conduct and understanding the impact of those policies and practices on our business.

Small Business

Experience in ownership and/or managerial positions with small and medium size businesses that assists the Board in understanding the banking and credit needs of this segment of our customer base and how the Bank interacts with its commercial and business customers.

Customer Experience

Experience in consumer-focused businesses that assists the Board in developing strategies to strengthen brand awareness and customer loyalty, build customer relationships, attract new customers and enhance the overall customer experience.

Additional Information Regarding the Background and Qualifications of Director Nominees

The Nominating and Corporate Governance Committee considers the particular experience, qualifications, attributes and expertise of each nominee for election to the Board. Having directors with different points of view, professional experience, education and skills provides broader perspectives and more diverse considerations valuable to the directors as they fulfill their leadership roles. Potential Board candidates are evaluated based upon various criteria, including:

●

Direct industry knowledge, broad-based business experience, or professional skills that indicate the candidate will make a significant and immediate contribution to the Board’s discussion and decision-making in the array of complex issues facing Bancorp;

●	Behavior and reputation that indicate he or she is committed to the highest ethical standards and the values of Bancorp;
●	Special skills, expertise, and background that add to and complement the range of skills, expertise, and background of the existing directors;
●	The ability to contribute to broad Board responsibilities, including succession planning, management development, and strategic planning; and
●	Confidence that the candidate will effectively, consistently, and appropriately take into account and balance the legitimate interests and concerns of all Bancorp’s shareholders in reaching decisions.

Directors must have time available to devote to Board activities and to enhance their knowledge of Stock Yards Bancorp and the banking industry.

Below is a summary of the Committee’s consideration and evaluation of each director nominee.

Ms. Arvin currently serves as the eighth President and CEO of the Keeneland Association. Prior to this, Ms. Arvin was a member of the Lexington, Kentucky law firm of Stoll Keenon Ogden, and served on the firm’s Board of Directors and Executive Committee. Ms. Arvin also served as corporate counsel to Keeneland since 2008, and as secretary and member of Keeneland’s Board of Directors since 2015. Also, Ms. Arvin currently holds the following positions: Trustee of The Lexington School, and Thoroughbred Owners and Breeders Association, Member of The Jockey Club, Board and Executive Committee Member of the Gluck Equine Foundation, Thoroughbred Racing Associations/Thoroughbred Racing Protective Bureau and the National Thoroughbred Racing Association. In connection with our acquisition of Kentucky Bancshares, Inc. in May 2021, we agreed to expand the size of our Boards of Directors by two directors and fill the resulting vacancies with two Kentucky Bancshares directors. We identified Ms. Arvin as one of the two former Kentucky Bancshares directors to be added to our Boards following completion of the acquisition. Ms. Arvin serves on the Nominating and Corporate Governance Committee of Bancorp and chairs the Bank’s Trust Committee.

Mr. Bickel is founder and President of U.S. Specialties, a commercial building supply company. He has served as the managing member of several real estate development organizations in the Louisville, Kentucky area over the past 30 years. Outside of commercial endeavors, Mr. Bickel has been very active in the Louisville community, serving in a leadership capacity on numerous area non-profit boards. Mr. Bickel serves on the Audit Committee of Bancorp and the Bank’s Trust Committee.

Ms. Donovan is a Member in the Lexington, Kentucky office of Stoll Keenon Ogden PLLC, a regional law firm practicing out of five cities in Kentucky and Indiana. Ms. Donovan has been with the firm since 2006 and concentrates primarily on corporate, securities, mergers and acquisitions and banking matters. She recently served as a director and President of the Kentucky Bar Foundation, and has also served on other community nonprofit boards, including the American Heart Association and the John W. Rowe Foundation, Inc. Ms. Donovan has previously participated in Leadership Central Kentucky and the Leadership Council on Legal Diversity Fellows program. Her extensive experience in banking and corporate law, as well as her previous experience as a director of another Kentucky-based banking institution, provide additional expertise to our Board and will complement the contributions of our other directors as we continue to develop and execute on our long-term strategies. Ms. Donovan serves on the Credit and Risk Committee and the Nominating and Corporate Governance Committee of Bancorp.

Mr. Heintzman retired as Chief Executive Officer of Bancorp and the Bank as of September 30, 2018. From October 1, 2018 through December 31, 2018, he held the position of Executive Chairman and he continued to serve as non-executive Chairman of the Boards of Bancorp and the Bank until January 1, 2021. Mr. Heintzman holds an accounting degree, and prior to joining the Bank, worked as a certified public accountant for an international accounting firm. He joined the Bank in 1985 and, prior to his appointment as Chief Executive Officer, held a series of executive positions, including Chief Financial Officer, Executive Vice President and President. In January 2005, he assumed the position of Chairman and Chief Executive Officer. Mr. Heintzman was instrumental in the Bank’s growth strategies and profitable execution. His commitment to ethical standards set the example for the Bank and its employees, and his tenure and experience in all areas of the business provide a unique perspective of the business and strategic direction of the Company. Mr. Heintzman chairs the Credit and Risk Committee of Bancorp and serves on the Bank’s Trust Committee.

Mr. Herde holds an accounting degree, is a Certified Public Accountant and joined Baptist Healthcare System, Inc., one of the largest not-for-profit health care systems in Kentucky, in 1984 as controller. He served as the Chief Financial Officer from 1993 until his retirement from Baptist in September 2016. He now serves as the Vice President/Financial Policy for the Kentucky Hospital Association. He has extensive experience in financial reporting and corporate finance. Mr. Herde chairs the Audit Committee of Bancorp and has been designated by the Board of Directors as an audit committee financial expert. He also serves on the Nominating and Corporate Governance Committee of Bancorp.

Mr. Hillebrand was appointed Chief Executive Officer of Bancorp and the Bank effective October 1, 2018, and assumed the additional roles of Chairman of the Boards of each company effective January 1, 2021. He joined Stock Yards Bank in 1996 as director and developer of the private banking group. Prior to joining the Bank, he was with a regional bank and a community bank where he specialized in private banking. He has directed the expansion of the Bank into the Indianapolis and Cincinnati markets and was named President in 2008.

Mr. Lechleiter is the President of the Catholic Education Foundation of Louisville. From February 2002 until his retirement in January 2014, he served as the Executive Vice President and Chief Financial Officer of Kindred Healthcare, Inc., a Fortune 500 healthcare services company based in Louisville. Mr. Lechleiter also served in senior financial positions at other large publicly held healthcare services companies such as Humana Inc. and HCA, Inc. during his professional financial career spanning nearly 35 years. His extensive experience in business leadership, financial reporting, corporate finance, investor relations, mergers and acquisitions and corporate governance is valuable to the Board. Mr. Lechleiter serves on the Audit Committee of Bancorp and has been designated by the Board of Directors as an audit committee financial expert. He also chairs the Compensation Committee of Bancorp.

Mr. Poindexter was appointed President of Bancorp and the Bank in October 2018. He previously served as Chief Lending Officer of the Bank from 2008 until October 2018, and as Executive Vice President and Director of Commercial Banking of the Bank. Mr. Poindexter joined the Bank in 2004.  Under his leadership as Chief Lending Officer, the Bank achieved record levels of organic loan growth.  Mr. Poindexter has also been instrumental in promoting an active sales and service culture across all departments of the Bank with a focus on increased referral activity that has led to record levels of non-interest income for the Bank.

Mr. Priebe is President of Hall Contracting of Kentucky, which provides construction services in the areas of heavy construction, asphalt, civil, pipeline, and highway and bridge construction. A registered professional civil engineer, he began his career at Hall in 1986. Mr. Priebe has had extensive involvement with many civic organizations throughout his career. He has worked with the Kentucky Transportation Cabinet Disadvantaged Business Enterprise Training Program and is actively mentoring a local electric contractor. Mr. Priebe’s business acumen and familiarity with the local and regional economic climate bring valuable perspective to the Board. Mr. Priebe serves as our Lead Independent Director, chairs the Nominating and Corporate Governance Committee of Bancorp and serves as a member of the Compensation Committee of Bancorp.

Mr. Saunier currently serves as President of Saunier North American, Inc., a moving and storage company. Mr. Saunier is Past Chairman of the Winchester Clark County Chamber of Commerce in Winchester, Kentucky, founder of Leadership Winchester and Past President of Thoroughbred Club of America. In connection with our acquisition of Kentucky Bancshares, Inc. in 2021, we agreed to expand the size of our Boards of Directors by two directors and fill the resulting vacancies with two Kentucky Bancshares directors. We identified Mr. Saunier as one of the two former Kentucky Bancshares directors to be added to our Boards following completion of the acquisition. Mr. Saunier serves on the Credit and Risk Committee and Compensation Committee of Bancorp.

Mr. Schutte is Chief Executive Officer of GeriMed, Inc., a nationwide group purchasing organization specializing in long-term care pharmacy services for independent pharmacies that serve long-term care providers, such as nursing homes, assisted living facilities, and hospice, as well as prison populations. In February 2017, he founded MainPointe Pharmaceuticals, a national company that markets and distributes pharmaceuticals as well as over-the-counter products and supplements. He also previously served as Chairman of the Board of VistaPharm, for which he was the largest shareholder, until it was sold in December 2015. Mr. Schutte is also involved in numerous commercial real estate development projects in the Louisville area and elsewhere. His entrepreneurial skills and insights and strong reputation in the Louisville business community are beneficial to the Board. He serves on the Compensation Committee of Bancorp and the Bank’s Trust Committee.

Ms. Wells has served as a freelance journalist covering the Near and Middle East for various U.S. and international media outlets since September 2009.  She previously worked in institutional research and sales for Merrill Lynch & Co. Additionally, Ms. Wells was the co-founder and CEO of the Turkish office of an international online startup company from December 2010 to February 2012. She previously served as a director of Commonwealth Bancshares, Inc. and Commonwealth Bank and Trust Company from 2016 to 2022.  She joined our Board of Directors in May 2022, following our acquisition of Commonwealth Bancshares earlier that year pursuant to the terms of an Investor Agreement between us and the principal shareholders of Commonwealth Bancshares. Ms. Wells serves on the Credit and Risk Committee of Bancorp and the Bank’s Trust Committee.

Commonwealth Bancshares Investor Agreement

On March 7, 2022, we completed the acquisition of Commonwealth Bancshares, Inc.  In connection with the acquisition, we entered into an Investor Agreement with the principal shareholders of Commonwealth Bancshares, Darrell R. Wells, Margaret C. Wells and the Darrell R. Wells Trust, which, among other matters, gives the principal shareholders the right to designate a qualified individual to serve on our Board of Directors, with the agreement of Stock Yards.  We refer to this individual as the “mutually acceptable director”.  The individual designated by the principal shareholders as the mutually acceptable director will be subject to the annual review and nomination process applicable to all members of our Board of Directors. Laura L. Wells is the director nominee designated as the mutually acceptable director pursuant to the terms of the Investor Agreement.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying and recommending director candidates to our Board for nomination. The Board, in coordination with the Nominating and Corporate Governance Committee, also considers Board leadership succession planning and committee membership.

When considering a candidate for membership on the Board, the Nominating and Corporate Governance Committee assesses a candidate’s independence, qualifications, skills and experience, as compared to the areas of qualifications, skills and experience that the Board has identified as important to be reflected on the Board. The Nominating and Corporate Governance Committee also evaluates the collective contribution of qualifications, skills and experience relevant to the Company for effective oversight. In the case of incumbent directors, the Committee also considers the director’s attendance and participation at meetings of the Board of Directors and committees on which he or she serves.

Although the Nominating and Corporate Governance Committee does not have a specific policy governing diversity, it considers, in identifying nominees for director, a nominee’s professional experience, education, qualifications and skills with a view towards having a diversity of viewpoints in the broadest sense being represented on the Board. These considerations include, without limitation, the individual’s interest in Stock Yards, independence, integrity, reputation, business experience, education, accounting and financial expertise, age, race, ethnicity, gender, civic and community relationships and knowledge and experience in matters impacting financial institutions.

The Nominating and Corporate Governance Committee engages in regular discussions of board and director succession matters, including plans for identifying potential candidates to fill positions vacated by retiring directors. Several of our existing directors will reach our mandatory retirement age over the course of the next few years. As the Committee seeks to identify qualified individuals to fill those vacancies and considers the overall composition of the Board, the Committee is committed to broadening the diversity of our Board and expects to actively consider race and ethnicity as additional factors in the evaluation of its potential director candidates.  During 2022, we expanded the diversity of the Board through the addition of one director from the underrepresented community, Allison J. Donovan.

With respect to incumbent directors considered for re-election, the Nominating and Corporate Governance Committee also assesses each director’s performance, contribution, level of engagement, and meeting attendance record. In addition, the Nominating and Corporate Governance Committee determines whether nominees are in a position to devote an adequate amount of time to the effective performance of director duties.

Shareholder Nominations

The Nominating and Corporate Governance Committee will consider candidates for nomination as a director submitted by shareholders. The Committee evaluates individuals recommended by shareholders for nomination as directors according to the same criteria discussed above and in accordance with the Company’s bylaws and the procedures describe under “Shareholder Proposals and Director Nominations” on page 7 of this Proxy Statement.

Director Independence

Our Corporate Governance Guidelines state that a substantial majority of the Board of Directors should be independent.  The Guidelines further provide that in making its independence determinations, the Board should apply the standards set forth in the Guidelines and the criteria for independence contained in the Nasdaq listing standards.  To be considered independent under the Nasdaq rules, the Board must affirmatively determine that a director has no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Nasdaq listing standards and our Corporate Governance Guidelines include various bright-line tests that preclude a determination of independence, including the existence of certain employment, compensatory or business relationships between the Company and a director or a member of his or her immediate family.

Our Board of Directors, through a process managed by the Nominating and Corporate Governance Committee, conducts an annual review of director independence. During this review, the Nominating and Corporate Governance Committee considers transactions and relationships between each director or any member of his or her immediate family and the Company. This review included consideration of the transactions disclosed in this Proxy Statement under the caption “Transactions with Management and Others” beginning on page 74.  The Nominating and Corporate Governance Committee also considered charitable donations made by the Company during the past year to organizations with which directors have an affiliation.  The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent.

As a result of this review, and based upon the advice and recommendations of the Nominating and Corporate Governance Committee, the Board of Directors has affirmatively determined that Messrs. Bickel, Heintzman, Herde, Lechleiter, Priebe, Saunier and Schutte and Mses. Arvin, Donovan and Wells satisfy the independence requirements of the Nasdaq Stock Market and our Corporate Governance Guidelines. As current employees of the Bank, Messrs. Hillebrand and Poindexter do not satisfy these requirements.

In performing its independence review, the Nominating and Corporate Governance Committee noted that the Bank has made charitable donations to the Catholic Education Foundation of Louisville, of which Mr. Lechleiter is the President, regularly engages Stoll Keenon Ogden PLLC, of which Ms. Donovan is a member, for legal services and purchases miscellaneous supplies and sundries from a company owned by Mr. Heintzman’s sister-in-law. However, the Committee determined that none of these relationships were material to the director or his or her affiliated organization.

Director Election Standard

Our Articles of Incorporation and Bylaws require majority voting for the election of directors in uncontested elections. This means that the director nominees in an uncontested election for directors must receive a number of votes cast “for” his or her election that exceeds the number of votes cast “against.” The Company’s corporate governance guidelines further provide that any incumbent director who does not receive a majority of “for” votes in an uncontested election must, within five days following the certification of the election results, tender to the Chairman of the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, accept or reject the resignation within 90 days after certification of the shareholder vote. The Board will promptly communicate any action taken on the resignation.

Director Stock Ownership

All non-management directors are required to own Common Stock equal in value to at least five times the amount of their annual cash retainer fee within five years of joining the Board and to maintain that minimum ownership level for the remainder of their service as a director. The Nominating and Corporate Governance Committee may exercise its discretion in enforcing the guidelines when the accumulation of Common Stock is affected by the price of Bancorp stock or changes in director compensation. Management directors also have ownership targets described elsewhere in this Proxy Statement.

Director Retirement Policy

Our Board does not have a term limits policy. Our Corporate Governance Guidelines establish a mandatory retirement age of 70 for all directors. Our retirement age policy is intended to recognize the valuable perspectives, knowledge and experience provided by our longer-tenured directors while also facilitating the Board’s recruitment of new directors with appropriate backgrounds and skills and provide for an orderly transition of leadership on the Board and its committees. The Board has not in the past, nor does it expect in the future to, grant waivers or exemptions from the retirement age policy.

Director Compensation

The Compensation Committee is responsible for reviewing and recommending to the Board the compensation paid to our non-employee directors.  The Compensation Committee, with advice and assistance from Aon, its independent consultant, reviews the compensation of our non-employee directors at least every two years. Their review of director compensation includes surveys of peer data from other institutions and the related form and substance of how directors are compensated, including comparative analyses of the Company’s director compensation program relative to its peer group. The compensation program for our non-employee directors consists of a combination of cash and equity. Directors of the Company who are employees of the Bank receive no additional compensation for their service as directors of the Company or the Bank.

In November 2022, the Compensation Committee reviewed a report prepared by Aon with respect to the Company’s average director compensation for 2022 compared to the average director compensation program for 2021 for the compensation peer group selected by McLagan and approved by the Compensation Committee.  The Aon report noted, among other findings, that since the last director compensation review performed in 2020, the Company’s recent acquisitions and organic growth have resulted in a significant increase in peer group median revenue, and market median compensation for directors has followed that trend.  Given the Company’s significant growth over the past two years and the relatively minor historical increases in director compensation, our average director compensation has moved substantially below the market median.  After taking into account the information contained in the Aon report, the Compensation Committee determined it was appropriate to recommend to the Board changes to the compensation amounts for non-employee directors for the two-year compensation period beginning January 1, 2023, to restore the positioning of our director compensation program relative to our peer group.  Acting upon the recommendation of the Compensation Committee, the Board approved the following director compensation program effective January 1, 2023:

	Member Cash Retainer	Member Equity Retainer	Member Per Meeting Fee	Chair Additional Cash Retainer	Lead Director Additional Cash Retainer
Board of Directors	$42,000	$50,000	$1,625	$ -	$20,000
Audit Committee	-	-	1,200	15,000	-
Compensation Committee	-	-	800	12,000	-
Nominating and Corporate Governance Committee	-	-	800	3,000	-
Credit and Risk Committee	-	-	900	9,000	-
Trust Committee	-	-	800	4,000	-

Directors may defer all or a portion of their fees pursuant to the Director Nonqualified Deferred Compensation Plan (the “Director NQ Plan”), and the amounts so deferred then increase or decrease in value based on how the director elects that the account be allocated as among various investment options provided by the Bank.  The investment options are currently the same options available under the Executive NQ Plan, except that directors may also direct that their fees be invested in Company stock, which is then actually purchased and held in trust at the Bank. At December 31, 2023, approximately 91% of the aggregate amounts owed to our current directors under the Director NQ Plan were invested in the Company’s stock.

2023 Director Compensation

The following table sets forth information regarding the compensation of our non-employee directors for 2023. Messrs. Hillebrand and Poindexter serve as directors for the Company but receive no compensation for their director service.

	Fees Earned	Stock	Option	Non-Equity Incentive Plan	Change in Pension Value and Nonqualified Deferred Compensation	All Other
	or Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($) (1)	($)	($)	($) (2)	($) (3)	($)

Arvin	60,550	50,000	-	-	-	930	111,480
Bickel	64,200	50,000	-	-	-	930	115,130
Donovan	62,800	50,000	-	-	-	930	113,730
Heintzman	75,800	50,000	-	-	81,923	930	208,653
Herde	78,400	50,000	-	-	-	930	129,330
Lechleiter	77,775	50,000	-	-	-	930	128,705
Priebe	86,800	50,000	-	-	-	930	137,730
Saunier	66,800	50,000	-	-	-	930	117,730
Schutte	64,600	50,000	-	-	-	930	115,530
Wells	61,975	50,000	-	-	-	930	112,905

(1)

In January 2023 each non-employee director then serving on the Board of Directors received a restricted stock unit award under the 2015 Omnibus Equity Compensation Plan. The number of shares granted was equal to $50,000 divided by the fair market value per share on the grant date. Based on the closing price of the Common Stock on the grant date, each director received 788 shares. The restricted stock unit awards, together with all dividend equivalents thereon, fully vest one year from the date of grant.

(2)

Each director has the option of deferring some or all of their fees. Investment options include Company stock and various mutual funds. Earnings on the non-employee directors' nonqualified deferred compensation balances are not included above. The investment alternatives of the nonqualified plan do not and have not offered above market rates of interest or preferential returns.

(3)	Represents dividends on 2023 restricted stock unit awards. Dividends are held until awards vest. As such, dividends on the shares earned in 2023 were paid in January 2024.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and has directed that management submit the selection of the independent registered public accounting firm to shareholders for ratification at the Annual Meeting. The firm of FORVIS, LLP has served as the Company’s auditors since June 7, 2018. Representatives of FORVIS, LLP are expected to be present during the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of FORVIS, LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, we are submitting the selection of FORVIS, LLP to the shareholders for ratification as a matter of sound corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain FORVIS, LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF FORVIS, LLP

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to provide an advisory vote on the compensation of the named executive officers disclosed in the “REPORT ON EXECUTIVE COMPENSATION” section of this Proxy Statement. We refer to this item throughout this Proxy Statement as the “say-on-pay” proposal. We have included this proposal among the items to be considered at the Annual Meeting pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934. While this vote is non-binding on our Company and the Board of Directors, it will provide the Compensation Committee with information regarding investor sentiment regarding our executive compensation philosophy, policies and practices which the Committee will be able to consider when determining future executive compensation arrangements. Our current policy is to hold an advisory vote on executive compensation each year.

The pay-for-performance compensation philosophy of the Compensation Committee supports Stock Yards Bancorp’s primary objective of creating value for its shareholders. The Committee strives to ensure that compensation of Stock Yards Bancorp’s executive officers is market-competitive to attract and retain talented individuals to lead Stock Yards Bancorp and the Bank to growth and higher profitability while maintaining stability and capital strength. Our executive compensation program has been designed to align managements’ interests with those of our shareholders. In addition, the program seeks to mitigate risks related to compensation. In designing the 2023 compensation program, the Compensation Committee used key performance measurements to motivate our executive officers to achieve short-term and long-term business goals after reviewing peer and market data and the Company’s business expectations for 2023.

We believe that the information provided regarding executive compensation in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to maximize shareholder return while mitigating risk and aligning managements’ interests with our shareholders. Accordingly, the Board of Directors recommends that shareholders approve the following advisory resolution:

RESOLVED, that the shareholders of Stock Yards Bancorp, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Stock Yards Bancorp, Inc. 2024 Proxy Statement pursuant to the executive compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE SAY-ON-PAY PROPOSAL

PROPOSAL 4:  APPROVAL OF AMENDED AND RESTATED EQUITY COMPENSATION PLAN

We are asking our shareholders to approve the amendment and restatement of the Stock Yards Bancorp, Inc. 2015 Omnibus Equity Compensation Plan (the “Plan” or the “2015 Plan”), primarily to increase the number of shares of Common Stock reserved and available for issuance under the Plan by 1,000,000 shares.  The 2015 Plan, as proposed to be amended and restated, will be re-titled as the “Stock Yards Bancorp, Inc. Amended and Restated Omnibus Equity Compensation Plan”.  In this discussion of Proposal 4, we refer to the 2015 Plan, as proposed to be amended and restated, as the “Amendment and Restatement”.  On February 20, 2024, the Board of Directors, upon recommendation of the Compensation Committee, adopted, subject to shareholder approval, the Amendment and Restatement and directed that it be submitted to shareholders for approval at the Annual Meeting.

Shareholders approved the 2015 Plan at the Company’s 2015 Annual Meeting, including an initial share authorization equal to the sum of the number of shares of Common Stock remaining available for issuance under the predecessor equity plan, the 2005 Stock Incentive Plan (the “2005 Plan”), plus the number of shares of Common Stock subject to outstanding awards under the 2005 Plan.  No new shares were requested to be added to the 2015 Plan at the time of its initial approval beyond those available under the 2005 Plan.  At the 2018 Annual Meeting, we requested and received shareholder approval for an additional 500,000 shares.  The 2015 Plan is the only plan under which equity-based compensation may currently be awarded to our officers, other employees and non-employee directors.  Awards currently outstanding under the 2005 Plan and the 2015 Plan will remain outstanding in accordance with their terms.

The Amendment and Restatement will increase the number of shares of Common Stock reserved and available for issuance under the Plan by 1,000,000 shares.  The Amendment will also modify various terms and features of the Plan to clarify existing provisions, better align the Plan with current market practices and add certain features intended to benefit shareholders.  These modifications include the following new or amended plan provisions:

●	Require a minimum vesting period of one year for at least 95% of the total shares authorized to be issued under the Plan;
●	Prohibit the payment or vesting of dividends or dividend equivalents on unvested awards;
●	Limit the value of all awards to individual non-employee directors in any calendar year to $100,000;
●	Expressly allow broker-assisted cashless exercises and “net exercises” for stock options;
●

Specify that stock-based awards will be paid to plan participants whose employment ends within 24 months after a change of control event at the greater of their target values or the actual level of achievement, instead of simply target values; and

●

Require that all awards be subject to any compensation recovery (clawback), forfeiture or recoupment policy adopted by the Board of Directors from time to time, including the Compensation Recoupment Policy recently adopted pursuant to Section 954 of the Dodd-Frank Act.

The Board of Directors believes that having the additional 1,000,000 shares of Common Stock available for issuance will ensure that we continue to have a sufficient number of shares available to achieve our current compensation strategy.  As of December 31, 2023, a total of 151,306 shares remained available for the grant of new equity awards under the 2015 Plan.  The Board of Directors believes the interests of shareholders will be advanced if we can continue to offer employees, particularly those at the senior management level, the opportunity to acquire or increase their ownership interests in the Company. Equity compensation enables us to attract, retain and motivate employees and further align the interests of award recipients with our shareholders.

If approved, the Amendment and Restatement will become effective on April 25, 2024, and the total number of shares of the Company’s common stock that are available for grants under the Plan as of December 31, 2023, will increase from 151,306 shares to 1,151,306 shares.  If the Amendment and Restatement is not approved, including the increase in the number of shares reserved under the Plan, and we are unable to grant equity compensation in the future, we may need to consider alternative forms of compensation, such as increasing cash compensation.

Selected Plan Data

The following table sets forth certain information as of December 31, 2023, unless otherwise noted, with respect to the 2015 Plan:

Stock Options/SARs Outstanding	440,497
Weighted-Average Exercise Price of Outstanding Stock Options/SARS	$38.11
Weighted-Average Remaining Term of Outstanding Stock Options/SARs	4.686
Total Stock-Settled Full Value Awards Outstanding*	217,198
Shares available for future awards	151,306
New shares requested under the amended and restated Plan	1,000,000
Common shares outstanding as of the record date (March 1, 2024)	29,366,737

* Amount includes 98,413 restricted shares, 7,878 restricted share units and 110,907 performance share units measured at their expected payout as of December 31, 2023.

Share Usage Information

The following table provides information on our annual share usage rate for the past three fiscal years under the 2015 Plan.  The annual share usage rate expresses the number of shares granted annually as equity awards relative to the total number of shares of Common Stock outstanding by dividing the number of shares granted during the year by the weighted average number of basic shares outstanding for that year.

	2023	2022	2021	3-Year Average
Stock Options/Stock Appreciation Rights (SARs) Granted	29,051	33,969	30,732	31,251
Stock-Settled Full Value Restricted Shares/Units Granted	46,063	40,675	46,573	44,437
Stock-Settled Full Value Performance Share Units Granted*	26,804	20,770	18,909	22,161
Weighted-Average Basic Common Shares Outstanding	29,212,489	28,672,359	24,897,629	27,594,159
Share Usage Rate	0.35%	0.33%	0.39%	0.36%

*Amounts represent the target number of shares that could be issued for each year based upon the Company’s achievement of certain performance goals established at the time of each grant.

Governance Highlights

Our Board believes our equity award granting practices and the provisions of the 2015 Plan are consistent with the interests of shareholders and sound corporate governance practices.  We refer you to the section of this Proxy Statement entitled “Compensation Discussion and Analysis” beginning on page 40 for additional information concerning our equity award practices.

The Amendment and Restatement incorporates numerous governance best practices intended to protect shareholders’ interests, including:

●	Minimum vesting period of one year for at least 95% of the shares that may be issued pursuant to any type of award;
●

Dividends and dividend equivalent rights, if any, on all other awards will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied;

●	Minimum exercise price for options and SARs equal to 100% of fair market value at grant;
●	No repricing of options or SARs and no cash buyout of underwater options and SARs without shareholder approval, except for equitable adjustments in connection with certain corporate transactions;
●	No “liberal” change in control definition or “single-trigger” change in control vesting;
●	No “evergreen” share increases or automatic “reload” awards;
●	No excise tax gross-ups;
●	Annual limit of $100,000 on the value of all grants to a non-employee director;

●	No transferability of awards except by will or the laws of descent and distribution or pursuant to a domestic relations order; and
●	Awards will be subject to any compensation recovery (clawback) policy adopted by the Company, including the recently-adopted Compensation Recoupment Policy as required by the Dodd-Frank Act.

Material Features of the Plan

The following discussion is a summary of the material terms of the Amendment and Restatement and is qualified in its entirety by reference to the complete text of the plan.  A copy of the Amendment and Restatement is included as Appendix A to this Proxy Statement.

Purpose.  The purpose of the Plan is to provide designated employees of the Company and non-employee members of the Board of Directors with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards.  We believe that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.  The number of employees receiving awards under the Plan varies from year to year; in 2023, awards were granted to 213 employees.

General. The Plan provides that grants may be made in any of the following forms, all of which are expressed in shares of our Common Stock:

●	Incentive stock options;
●	Nonqualified stock options;
●	Stock units;
●	Stock awards;
●	Stock appreciation rights;
●	Dividend equivalents; or
●	Other stock-based awards.

On March 8, 2024, the closing price of our Common Stock on the Nasdaq Stock Market was $46.34 per share.

Shares Authorized.  The Amendment and Restatement authorizes a number of shares of Common Stock for issuance equal to the sum of the following: the number of shares of Common Stock subject to outstanding grants under the 2005 Plan and the 2015 Plan (some of which may expire, be cancelled or forfeited in the future and again be available for grant, as discussed below), plus the number of shares of Common Stock remaining available for issuance under the 2015 Plan but not subject to an outstanding award, in each case as of the date of shareholder approval of the Amendment and Restatement in 2024.  The Amendment and Restatement will provide that the total number of shares authorized for issuance will be equal to the sum of these two amounts plus 1,000,000 shares.  No more than 1,000,000 of these reserved shares may be used for incentive stock options under the 2015 Plan.  The number of shares available for issuance under the Amendment and Restatement is subject to adjustment for stock splits, etc. as described below.

Award Limits.  The maximum aggregate value of shares of Common Stock that may be awarded under the Plan during any calendar year to any non-employee director is $100,000.  No limits would apply to grants made to any other plan participant. Prior to the proposed amendment, the Plan provided the following annual limits on the maximum aggregate number of shares of Common Stock that may be awarded to plan participants:

●	For non-employee directors, 4,500 shares through stock options and SARs and 3,750 through stock awards or stock units; and
●	For any other participant, 112,500 total shares with no more than 60,000 shares through stock options and SARs and 52,500 shares through stock awards or stock units.

Source of Shares; Share Counting.  Shares of Common Stock issued in connection with awards under the Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both.  If and to the extent options and SARs granted under the 2005 or 2015 Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units or other stock-based awards under those plans are forfeited, terminated or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan.  Shares otherwise issuable under the Plan that are withheld or surrendered in payment of the exercise price of an option, and shares withheld or surrendered for payment of taxes will not be available again for issuance or transfer under the Plan.  If any grants are paid in cash, and not in shares of Common Stock, any shares of Common Stock related to such grants will also be available for future grants.  Upon the exercise of a SAR, then both for purposes of calculating the number of shares of Common Stock remaining available for issuance under the Plan and the number of shares of Common Stock remaining available for exercise under the SAR, the number of such shares will be reduced by the net number of shares for which the SAR is exercised, and without regard to any cash settlement of a SAR.

Administration.  The Plan is administered and interpreted by the Compensation Committee (the “Committee”).  Ministerial functions may be performed by an administrative committee of Company employees appointed by the Committee.  The Committee has the sole authority to (i) determine individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including criteria for exercisability and acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to limitations described below, and (v) deal with any other matters arising under the Plan.

Eligibility for Participation.  Designated employees and non-employee directors of the Company and its subsidiaries are eligible to receive grants under the Plan.  The Committee is authorized to select persons to receive grants from among those eligible and will determine the number of shares of Common Stock that are subject to each grant.  As of December 31, 2023, there were 226 employees and 10 non-employee directors eligible to participate in the 2015 Plan.

Vesting.  The Committee determines the vesting of awards granted under the Plan, provided that at least 95% of all shares authorized to be issued under the Plan must have a minimum vesting period of one year from the date of grant.  Awards may be accelerated only in the events of death, disability, retirement or change in control.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as incentive stock options (“ISOs”) within the meaning of section 422 of the Code or nonqualified stock options (“NQSOs”) that are not intended to so qualify or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only employees may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant.  The exercise price of options granted under the Plan will not be less than the fair market value of Common Stock on the date of grant.  However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of the outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of Common Stock on the date of grant.

The Committee will determine the term of each option which will not exceed 10 years from date of grant.  Notwithstanding the foregoing, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of the outstanding stock, the term of the ISO may not exceed five years from the date of grant.  To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.  The maximum aggregate number of shares of Common Stock with respect to which ISOs may be granted under the Plan is 1,000,000, subject to adjustment in accordance with the terms of the Plan.

The Committee will determine terms and conditions of options, including when they become exercisable.  The Committee may accelerate exercisability of any options, subject to the Plan’s one-year minimum vesting requirement.  Except as provided in the grant instrument or as otherwise determined by the Committee, an option may only be exercised while a grantee is employed by or providing service as a non-employee director of the Company.

A grantee may exercise an option by delivering notice of exercise to the Company.  The grantee will pay the exercise price and any withholding taxes for the option in cash, if permitted by the Committee, by the surrender of already-owned shares of Common Stock with an aggregate fair market value on the date the option is exercised equal to the exercise price, by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or, if permitted by the Committee, by surrender or withholding of shares that would otherwise have been issuable upon exercise with a fair market value at the time of exercise equal to the exercise price, or by another method approved by the Committee, including by means of a broker-assisted “cashless exercise”.  Tax withholding arrangements acceptable to the Committee must also be made upon exercise of a NQSO.

Stock Units

The Committee may grant stock units to anyone eligible to participate in the Plan.  Each stock unit provides the grantee with the right to receive a share of Common Stock or an amount based on the value of a share of Common Stock at a future date.  The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee.  If a stock unit becomes payable, it will be paid to the grantee in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Committee.  All unvested stock units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Committee determines otherwise.

The Committee may grant dividend equivalents in connection with grants of stock units made under the Plan.  Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding.  Dividend equivalents awarded with respect to unvested stock units will be accumulated and paid at the time the stock units vest, and will be forfeited in the event the underlying stock units are forfeited. All dividend equivalents will be credited to a bookkeeping account as a dollar amount or in the form of additional stock units and then only paid at vesting of the underlying stock units.  The terms and conditions of dividend equivalents will be determined by the Committee.

Stock Awards

The Committee may grant stock awards to anyone eligible to participate in the Plan.  The Committee may require that grantees pay consideration for stock awards and may impose restrictions on stock awards.  If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria, including achievement of specific performance goals, as the Committee determines.

The Committee will determine the number of shares of Common Stock subject to the grant of stock awards and the other terms and conditions of the grant, including whether the grantee will have the right to vote shares of Common Stock and to receive dividends paid on such shares during the restriction period; provided, however, no dividends will be paid with respect to unvested stock awards, including stock awards subject to performance goals, until and unless the related stock awards are vested.  Dividends awarded with respect to unvested stock awards will be accumulated and paid at the time the stock awards vest, and will be forfeited in the event the underlying stock awards are forfeited.  Unless the Committee determines otherwise, all unvested stock awards are forfeited if the grantee’s employment or service is terminated for any reason.

Stock Appreciation Rights

The Committee may grant SARs to anyone eligible to participate in the Plan.  SARs may be granted in connection with, or independently of, any option granted under the Plan.  Upon exercise of a SAR, the grantee will be paid an amount equal to the excess of the fair market value of Common Stock on the date of exercise over the base amount of the SAR, which base amount will be no less than the fair market value per share of Common Stock on the date the SAR is granted.  Such payment to the grantee will be in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Committee.  The Committee will determine the term of each SAR, which will not exceed 10 years from the date of grant.

The base amount of each SAR will be determined by the Committee and will be equal to the per-share exercise price of the related option or, if there is no related option, an amount that is equal to or greater than the fair market value of Common Stock on the date the SAR is granted.  The Committee will determine the terms and conditions of SARs, including when they become exercisable.  The Committee may accelerate the exercisability of any SARs.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units and stock awards.  The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of Common Stock, and will be payable in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock.  The terms and conditions for other stock-based awards will be determined by the Committee.  Dividends and dividend equivalents may accrue with respect to unvested other stock-based awards, but will not be paid or issued until the other stock-based awards are fully vested, the shares are issued to the grantee and the shares are no longer subject to any vesting requirements, holding periods or repurchase rights on behalf of the Company.

Performance-Based Awards.  The Committee may determine to grant awards under the Plan that are subject to objective performance-based criteria as defined in the Plan.  When performance-based awards are granted, the Committee will establish in writing the performance criteria that must be met, the period during which performance will be measured, the maximum amounts that may be paid if the performance criteria are met and any other conditions that the Committee deems appropriate.  Payment of any performance-based award is contingent upon certification by the Committee of the performance results for the applicable performance period and the amount, if any, of the award to be paid based on the achievement of the performance goals.

Deferrals.  The Committee may permit or require grantees to defer receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan.  The Committee will establish rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions.  In connection with stock splits, stock dividends, recapitalizations and certain other events affecting Common Stock, the Committee will make adjustments as it deems equitable and appropriate in the maximum number of shares of Common Stock reserved for issuance as grants, the number and kind of shares covered by outstanding grants, the number and kind of shares that may be issued or transferred under the Plan, and the price per share or market value of any outstanding grants.  Any fractional shares resulting from such adjustment will be eliminated.  In addition, in the event of a change of control, the provisions applicable to a change of control will apply.  Any adjustments to outstanding grants will be consistent with section 409A or 422 of the Code, to the extent applicable.

Change of Control.  Upon a change of control, and unless otherwise provided in a grant agreement, all outstanding options and SARs held by persons whose employment ends within 24 months thereafter (with exception for cause, as defined by the Committee in a grant agreement) will accelerate and become fully exercisable and any restrictions or conditions on outstanding stock awards, stock units or dividend equivalents will lapse and the awards will become fully vested (so-called “double-trigger” vesting).  In that event, awards will be paid at the greater of their target values or the actual level of achievement through the employment termination date.  Prior to the proposed amendment, the Plan provided that stock awards would be paid to persons whose employment ends within 24 months after a change of control at their target values.

Notwithstanding the foregoing, in the event of a change of control, the Committee may also take any of the following actions with respect to any or all outstanding grants under the Plan.

●

Require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of Common Stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantees’ unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

●	After giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate; or
●

Determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In general terms, a change of control under the Plan occurs:

●	If a person, entity or affiliated group (with certain exceptions) acquires more than 20% of the then outstanding voting securities;

●

If the Company consummates a merger into another entity, unless the holders of the voting shares immediately prior to the merger have at least 80% of the combined voting power of the securities in the merged entity or its parent;

●	If shareholders approve a plan to liquidate or dissolve the Company;
●	If the Company consummates an agreement to sell or dispose of the Company or substantially all of the Company’s assets; or
●	If there is turnover in majority of Board seats over a two year period, other than with replacements that were approved by 2/3rd of the Board members in office before their election.

For any grants of awards subject to 409A (discussed below), the payment timing of which is triggered upon a change in control, the transaction constituting a change of control must also constitute a change of control for purposes of Section 409A.

Transferability of Grants.  Only the grantee may exercise rights under a grant during the grantee’s lifetime.  A grantee may not transfer those rights except by will or the laws of descent and distribution or pursuant to a domestic relations order. The Committee may also provide in a grant agreement that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

No Repricing of Options.  Except in relation to corporate transactions affecting our Common Stock that trigger equitable adjustments in awards, neither the Board nor the Committee can amend or modify outstanding options or SARs under the Plan to reduce the exercise price or cancel such options or SARs in exchange for cash or other awards of options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without prior shareholder approval.

Clawback Policy.  All grants made under the Plan are subject to our Compensation Recoupment Policy adopted pursuant to Section 10D of the Securities Exchange Act of 1934 and the listing rules of the Nasdaq Stock Market, and any other compensation, clawback, forfeiture or recoupment policy that may be applicable to employees of the Company, as such policy may be in effect from time to time, whether or not approved before or after the effective date of the Plan.

Amendment and Termination of the Plan.  The Board may amend or terminate the Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant.  The following description provides only a general description of the application of federal income tax laws to grants under the Plan.  This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as consequences may vary with the types of grants made, identity of grantees, and method of payment or settlement.  The summary does not address effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of Common Stock or payment of cash under the Plan.  Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when shares of Common Stock are sold.  The tax rate applicable to capital gain will depend upon how long the grantee holds the shares.  The Company, as a general rule, for all awards other than ISOs, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and the Company will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and the tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii) If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of the stock option are held until the later of one year from the date of exercise and two years from the date of grant.  However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and the Company will be entitled to a tax deduction in that amount.  The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

The Company has the right to require that grantees pay an amount necessary to satisfy the federal, state or local tax withholding obligations with respect to grants or exercises of awards.  The Company may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations.  The Committee may permit a grantee to satisfy the withholding obligation with respect to grants paid in shares of Common Stock by having shares withheld, at the time grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Plan Benefits to Named Executive Officers and Others

The amount and timing of grants under the 2015 Plan are determined in the sole discretion of the Compensation Committee.  Therefore, it is currently not possible to predict the number of shares of Common Stock that will be granted or who will receive grants under the 2015 Plan after the Annual Meeting. The following table sets forth information as of December 31, 2023, regarding all grants that have been made under the 2015 Plan since its inception to our directors, officers and employees, including the named executive officers in the Summary Compensation Table appearing on page 60 of this Proxy Statement.

	Total Awards Under 2015 Equity Compensation Plan
	Stock Appreciation Rights	Restricted Stock	Restricted Stock Units	Performance Share Units	Total
James A. Hillebrand, Chairman and CEO	109,770	-	-	125,146	234,916
Philip S. Poindexter, President	67,414	-	-	72,426	139,840
Kathy C. Thompson, Senior Executive Vice President and Director of Wealth Management and Trust*	45,896	-	-	62,778	108,674
T. Clay Stinnett, Chief Financial Officer	47,899	-	-	51,581	99,480
Michael V. Rehm, Executive Vice President and Chief Lending Officer	28,211	2,010	-	28,903	59,124
All current executive officers as a group	310,297	7,435	-	358,556	676,288

All current directors as a group, excluding employee directors	6,000	-	34,833	-	40,833
All employees as a group, excluding executive officers	-	300,059	-	-	300,059

*Ms. Thompson retired from all management positions with the Company as of January 2, 2024.

Equity Compensation Plan Information

The following table summarizes information regarding the equity compensation plans under which we may issue Common Stock to our directors, officers and employees as of December 31, 2023.  These plans include the 2015 Plan and a prior plan, the 2005 Stock Incentive Plan.  The 2005 Stock Incentive Plan expired in 2015.  For further information on stock-based awards under our equity compensation plans, we refer you to note 19 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options and SARs	Weighted-average exercise price of outstanding options and SARs	Number of securities to be issued upon vesting of outstanding restricted and performance share units*	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	440,497	$38.11	118,785	151,306

Equity compensation plans not approved by shareholders	—	—	—	—

*Amount includes 7,878 restricted share units and 110,907 performance share units measured at their expected payout as of December 31, 2023.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND AND RESTATE THE 2015 EQUITY COMPENSATION PLAN

STOCK OWNERSHIP INFORMATION

Set forth in the following table is the beneficial ownership of our Common Stock as of December 31, 2023, except as otherwise noted, for each person or entity known by us to beneficially own more than five percent of the outstanding shares of our Common Stock and for all our directors and executive officers as a group. “Executive officer” means the chairman, president, any vice president in charge of a principal business unit, division or function, or other officer who performs a policy making function or any other person who performs similar policy making functions and is so designated by the Board of Directors. For a description of the voting and investment power with respect to the shares beneficially owned by the current directors, nominees for election as directors and named executive officers of Stock Yards Bancorp and the Bank, see the following tables.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Stock Yards Bancorp Common Stock (1)

BlackRock, Inc.	2,047,093	(2)	7.0%
50 Hudson Yards
New York, NY 10001

The Vanguard Group, Inc.	1,786,710	(3)	6.1%
100 Vanguard Boulevard
Malvern, PA 19355

Darrell R. Wells	1,691,765	(4)	5.8%
Margaret Cowley Wells
Darrell R. Wells Trust
4350 Brownsboro Road, Suite 310
Louisville, KY 40207

Stock Yards Bank & Trust Company	1,519,823	(5)	5.2%
1040 East Main Street
Louisville, KY 40206

Directors and executive officers of Bancorp and the Bank as a group (17 persons)	1,151,492	(6)	3.9%

(1)

Shares of Stock Yards Bancorp Common Stock subject to outstanding stock appreciation rights (“SARs”) that are currently exercisable or may become exercisable within the following 60 days under our equity compensation plan are deemed outstanding for purposes of computing the percentage of Stock Yards Bancorp Common Stock beneficially owned by the person and group holding such SARs but are not deemed outstanding for purposes of computing the percentage of Stock Yards Bancorp Common Stock beneficially owned by any other person or group.

(2)	Based upon Schedule 13G/A filed with the SEC on January 26, 2024.
(3)	Based upon Schedule 13G/A filed with the SEC on February 13, 2024.
(4)

Based upon Schedule 13D filed jointly on behalf of each of the reporting persons with the SEC on March 1, 2023. The number of shares beneficially owned by the reporting persons is presented as disclosed in the Schedule 13D at the time of original filing and their percentage ownership is calculated based upon the number of shares of our Common Stock outstanding as of December 31, 2023. Darrell R. and Margaret C. Wells are the parents of our current director and nominee, Laura L. Wells. We refer you to the section captioned “Commonwealth Bancshares Investor Agreement” on page 22 of this Proxy Statement for additional information regarding their rights to designate a qualified individual to serve on our Board of Directors, with our agreement.

(5)

The Bank holds these shares in its various fiduciary capacities as agent, personal representatives, custodian and trustee. Of these shares, (a) all are held with sole voting power, (b) 1,079,109 shares are held with sole investment power, and (c) 196,151 shares are held with shared investment power.

(6)

Includes 360,918 shares held by directors and executive officers subject to outstanding SARs that are currently exercisable or may become exercisable within the following 60 days, 97,380 shares held in the Directors’ Deferred Compensation Plan and 98,373 shares held in KSOP accounts.

The following table shows the beneficial ownership of Stock Yards Bancorp, Inc.’s Common Stock as of December 31, 2023 by each current director, each nominee for election as director and each individual included as a named executive officer in the Summary Compensation Table appearing on page 60 of this Proxy Statement.

Name	Number of Shares Beneficially Owned(1) (2) (3) (4)		Percent of Stock Yards Bancorp Common Stock
Shannon B. Arvin	4,016		*
Paul J. Bickel III	32,836	(5)	*
Allison J. Donovan	1,238		*
David P. Heintzman	201,143		*
Carl G. Herde	37,637		*
James A. Hillebrand	225,442	(6)	*
Richard A. Lechleiter	30,408		*
Philip S. Poindexter	126,201	(7)	*
Stephen M. Priebe	31,937		*
Michael V. Rehm	36,038		*
Edwin S. Saunier	8,397		*
John L. Schutte	88,414		*
T. Clay Stinnett	111,604	(8)	*
Kathy C. Thompson	63,887		*
Laura L. Wells	17,232	(9)	*

* Represents less than 1% of outstanding shares of Common Stock

(1)

Includes, where noted, shares in which members of the director’s, nominee’s or executive officer’s immediate family have a beneficial interest. The column does not, however, include the interest of certain of the listed directors, nominees or executive officers in shares held by other non-dependent family members in their own right. In each case, the principal disclaims beneficial ownership of any such shares, and declares that the listing in this Proxy Statement should not be construed as an admission that the principal is the beneficial owner of any such securities.

(2)

Includes shares subject to outstanding SARs that are currently exercisable or may become exercisable within the following 60 days and unvested restricted shares issued under our equity compensation plan as follows:

Name	Number of SARs	Number of Unvested Restricted Stock Grants
Arvin	400	788
Bickel	1,000	788
Donovan	200	788
Heintzman	50,955	788
Herde	-	788
Hillebrand	101,778	-
Lechleiter	-	788
Poindexter	64,547	-
Priebe	-	788
Rehm	19,315	-
Saunier	400	788
Schutte	1,000	788
Stinnett	42,661	-
Thompson	17,876	-
Wells	200	788

(3)	Includes shares held in Directors’ Deferred Compensation Plan as follows:

Number
Name	of Shares
Arvin	-
Bickel	10,793
Donovan	-
Heintzman	-
Herde	25,410
Hillebrand	497
Lechleiter	25,545
Poindexter	-
Priebe	27,119
Saunier	1,820
Schutte	6,196
Thompson	-
Wells	-

(4)	Includes shares held in the Company’s KSOP as follows:

Number
Name	of Shares
Hillebrand	25,202
Poindexter	14,650
Rehm	2,453
Stinnett	13,363
Thompson	26,505

(5)	Includes 10,500 shares held jointly by Mr. Bickel and his spouse.
(6)	Includes 343 shares held by Mr. Hillebrand’s adult children.
(7)	Includes 291 shares held as custodian for Mr. Poindexter’s children.
(8)	Includes 448 shares held by Mr. Stinnett’s spouse and 186 shares held as custodian for their children.
(9)	Includes 2,420 shares held as custodian for Ms. Wells’ children.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, our directors and persons who own more than 10% of a registered class of Stock Yards Bancorp’s Common Stock to file initial reports of ownership and changes in ownership with the SEC and the Nasdaq.  Based solely on a review of the ownership reports filed electronically with the SEC during 2023 and written representations from the applicable executive officers and our directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for the year ended December 31, 2023, with the exception of Mses. Arvin and Donovan and Mr. Schutte, each of whom filed one late Form 4 report in connection with a single transaction completed in 2023.  In the cases of Mses. Arvin and Donovan, the subject transactions involved open market purchases executed through their respective securities brokerage firms.  Ms. Arvin’s purchase was executed on January 30, 2023 and the transaction was reported on February 7, 2023.  Ms. Donovan’s purchase was executed on November 29, 2023 and reported on December 5, 2023.  Ms. Donovan’s required Form 4 report was not timely filed due to an administrative error on the part of her brokerage firm.  Mr. Schutte transferred shares to a former family member on November 27, 2023 and reported the transfer on January 26, 2024.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT ON EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components, and additional aspects of our 2023 executive compensation program. This CD&A is intended to be read in conjunction with the tables and related narrative disclosure that immediately follow this section, which provide further historical compensation information for the following named executive officers (“NEOs”):

Name	Position
James A. Hillebrand	Chairman and Chief Executive Officer (“Chairman/CEO”)
Philip S. Poindexter	President
T. Clay Stinnett	Executive Vice President and Chief Financial Officer (“CFO”)
Kathy C. Thompson	Senior Executive Vice President and Director of Wealth Management & Trust*
Michael V. Rehm	Executive Vice President and Chief Lending Officer

* Ms. Thompson retired from her position as Director of Wealth Management and Trust effective January 2, 2024.

CD&A Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Compensation Determination Process	Section III
Components of Our Compensation Program	Section IV
Additional Compensation Policies and Practices	Section V

I.  Executive Summary

Despite a very challenging interest rate environment and consequent impact on both the regional banking sector and our primary markets, including commercial real estate and mortgage lending, 2023 represented the strongest year in our history. Highlights for the year ended December 31, 2023 follow:

●	We reached a significant milestone, with net income surpassing $100 million for the first time in our history
●	Record total revenue, comprising fully tax-equivalent net interest income and non-interest income
●	Record loan production, capping off the sixth consecutive period of year over year growth
●	Third consecutive year of double digit loan growth (excluding PPP), with 2023 representing record total dollar expansion spread across all loan categories and markets
●	While the FRB raised interest rates by 100 basis points, net interest income increased only 6%, as the increase in cost of funds outpaced the growth in yields on earning assets
●	Despite a significant deposit mix shift from non-interest bearing/low interest bearing deposits into higher costing deposits, we were able to expand our total deposit base 4% over the prior year
●	While credit quality remains strong in comparison to traditional metrics, a significant loan charge-off was recorded related to an isolated C&I credit
●	Record levels of non-interest income
o	WM&T income reached the $40 million mark with assets under management surpassing the $7 billion mark
o	Customer expansion and increased transaction volume led to record card, treasury management and brokerage income
●	Operating expenses reflected a full 12 months of the Commonwealth acquisition and remained well-controlled

In recognition of the continued growth, superior service to our clients, and prudent stewardship, the Board took several steps to ensure compensation of key executives reflected the company’s expansion, the increased level of responsibility, and recent performance. Salaries were increased between 4% and 27% while target annual incentives saw moderate increases. However, the Board of Directors and the Compensation Committee, in adherence with a strict pay-for-performance philosophy, determined that no annual incentives would be paid out to NEOs for 2023 performance due to annual diluted EPS performance falling below the threshold level for payouts. Further, the Compensation Committee maintained its commitment to linking executives’ experiences to those of shareholders through our annual equity grants. For each executive, 75% of the annual grant is linked to three-year performance against key two key metrics, cumulative earnings per share (“EPS”) and return on average assets (“ROAA”) while the remaining 25% of the grant are in the form of stock appreciation rights (“SARs”) which only provide value if the price of shares of our common stock increase over the price on the SARs grant date.

2023 Select Business Results

We have a long-term track record of performing at the top of our peer group on key profitability measures such as ROAA and return on average equity (“ROAE”), which are common metrics within the banking industry and which allow us to directly compare performance against similarly-sized and situated baking institutions. In 2023, our profitability results were negatively impacted by significant net interest margin compression compared to the prior year and a large loan charge-off related to an isolated C&I credit. In 2022 our profitability results were negatively impacted by $18.5 million of tax effected one-time acquisition costs which led to a decline in our performance metrics relative to our compensation peer group. However, calculation methodologies for both short-term and long-term performance metrics exclude one-time acquisition costs.

Our ROAA for 2023 totaled 1.39%, an increase from 1.25% reported in 2022. Compared to the compensation peer group, we ranked in the 76th percentile for 2023.

Our ROAE of 13.44% for 2023 ranked in the 85th percentile of the compensation peer group and represented an increase from 12.58% in 2022.

	ROAA	ROAE
25th percentile	0.69%	7.11%
50th percentile	0.97%	10.38%
75th percentile	1.36%	12.21%
90th percentile	1.53%	14.86%
Stock Yards Bancorp	1.39%	13.44%

Financial Results

Reported net income increased 15% to $107.7 million, or $3.67 per diluted share, in 2023 compared to $93.0 million, or $3.21 per diluted share, in the prior year. When excluding tax effected one-time acquisition costs and gains related to the disposition of acquired properties incurred in 2022, net income declined $1.1 million, or 1%, year over year. In addition to reflecting a full year of expenses related to the Commonwealth acquisition, 2023 profitability results were negatively impacted by significant net interest margin compression compared to the prior year and a large loan charge-off related to an isolated C&I credit situation. Our reported annual diluted EPS has trended as follows over the past five years.

Operating Results

●	Record loan production of $1.66 billion generated $565 million of loan growth leading to record total loans outstanding of $5.77 billion at December 31, 2023

●	Asset and credit quality remained strong; among the highest relative to our peers

●	Total revenue, comprising fully tax-equivalent net interest income and non-interest income, of $340.1 million, surpassed the previous record of $323.4 million in 2022

In January 2024, Stock Yards was named to Stephen’s 2024 Bank Industry & Top Picks List as the top Small-Cap stock with upside price potential. We were also named to Stephen’s 2024 Best Ideas List, as the top company within the Midwest Bank category. In November, we were once again nationally recognized by American Banker Magazine as one of the Best Banks to Work for in 2023. The Best Banks to Work For program identifies and honors U.S. banks for outstanding employee satisfaction. In addition, in May, we were named a winner of the 2022 Raymond James Community Bankers Cup, which recognizes the top 10% of community banks with assets between $500 million and $10 billion based on various profitability, operational efficiency and balance sheet metrics, marking our 8th time being named to the Raymond James Community Bankers Cup.

Performance Orientation of 2023 Compensation

Chairman/CEO Compensation Majority Performance-Based (Equity and Total). The Compensation Committee (the “Committee”) of our Board of Directors is responsible for the design and administration of our executive compensation program. The Committee’s philosophy is to place at risk a significant portion of executive officers’ total compensation, making it contingent on Company performance while remaining consistent with our risk management policies. As such, the Committee has structured the majority of the compensation of the Chairman/CEO as variable, at-risk and subject to the achievement of performance goals in order to be earned. Approximately 60% of the Chairman/CEO’s grant date target total direct compensation, consisting of base salary, short-term incentive opportunity and long-term incentive opportunity, was variable, at-risk and performance-based. Seventy-five percent of the long-term incentive equity grants were performance-based and were in the form of performance share units (“PSUs”). These PSUs are subject to three-year performance metrics tied to our key operating goals and will vest at the end of a three-year performance period, subject to a mandatory one-year post-vesting holding period. The other 25% were in the form of SARs that vest over five years.

Long-Term Incentives: 75% PSUs, 25% SARs; Three-Year Performance Period; High Target Performance Level. For the long-term incentive equity grants to executive officers, the Committee utilized PSUs to motivate operational achievement and link pay to performance, and SARs to motivate stock price appreciation over the long term, because they deliver value only if the stock price increases. For the grants in the form of PSUs, the Committee maintained three-year goals at the outset of the performance period for relative ROAA (85th percentile is target performance, representing a rigorous and challenging level of achievement) and cumulative EPS, the target for which reflects a solid growth rate.

Key 2023 Executive Compensation Decisions and Outcomes

In connection with determining 2023 executive compensation, the Committee reviewed its criteria, in part because of integrating recent acquisitions into the Company while also addressing the emerging interest rate risk environment in early 2023 and the commensurate impacts on the midsize regional bank sector. As part of this review, the Committee determined to maintain its key criteria but change some of the size ranges, which led to the removal of six peer companies and the addition of one company. As a result, the Company moved closer to the median for annual revenue and assets. In 2023, we had strong fundamental performance, outperformed our peers, and took prudent compensation action to balance shareholder experience, GAAP performance, core performance, future expectations and executive interests.

Base Salaries. The Committee reviewed our NEOs’ base salaries and determined that those salaries lagged the executives’ level of responsibility due to our growth and expanding regional footprint. Additionally, the Committee sought to narrow the gap with our peers, noting that our peer group has shifted as we have grown. However, following the increase from 2021 to 2022, the Committee determined a smaller increase was appropriate for 2023 and approved base salary increases as discussed further on page 51.

Annual Cash Incentives. The Committee undertook a rigorous process to set the performance targets for 2023, taking into account the previous year’s performance targets, actual results, and the evolving credit risk environment. Annual cash incentive opportunities for three of our NEOs, Messrs. Hillebrand, Poindexter and Stinnett, are tied exclusively to corporate profitability, as measured by EPS. Ms. Thompson’s and Mr. Rehm’s short-term incentive plans incorporate goals related to their line of business responsibilities, as well as Company-wide profitability.

Messrs. Hillebrand, Poindexter, and Stinnett

The primary performance metric utilized for Messrs. Hillebrand, Poindexter, and Stinnett was diluted EPS. The target performance goal for 2023 was set approximately 12% higher than the 2022 EPS target.

The EPS metric carried a performance threshold of 96.4% of target and a performance maximum of 104.4% of target. The Committee uses EPS because it believes EPS drives long-term shareholder return, as it represents the culmination of executive officers’ efforts regarding profitability, revenue growth, expense control, risk profile and other elements.

The target annual incentive plan opportunities of each of Messrs. Hillebrand, Poindexter, and Stinnett were denominated as a percentage of base salary and ranged from 45% to 65% of base salary. Payouts were capped at 200% of the target payout.

Company-wide performance accounted for 100% of the annual incentive plan opportunity for Messrs. Hillebrand, Poindexter, and Stinnett; there was no allocation to individual performance goals. All our eligible NEOs participate in the annual incentive plan on the same terms, other than the target percentage of base salary. Ms. Thompson and Mr. Rehm have additional components relating to their respective areas of responsibility.

Due to a large ($4.2 million) loan charge-off recorded related to an isolated event with one customer late into the fourth quarter, our EPS of $3.67 fell below the minimum threshold for incentive payment ($3.71). This impacts both the Executives tied solely to EPS and the Executives with both EPS/Operational goals. Since EPS fell below $3.71, no operational-related payouts will be made, regardless of actual individual achievement.

Ms. Thompson

Ms. Thompson’s short-term incentive includes three components. Two of the components, income before overhead allocations and taxes and net new business, are directly linked to her specific line of business. The third component, consolidated EPS of the Company, is directly linked to overall company performance. Ms. Thompson’s incentive is weighted 75% for her line of business and 25% for overall Company performance, and the Committee considers her line of business goals to be appropriately challenging to attain.

Mr. Rehm

Mr. Rehm’s short-term incentive includes two components: production (& other) goals and consolidated EPS of the Company. Mr. Rehm’s incentive is weighted 75% for his line of business and 25% for overall Company performance, and the Committee considers his line of business goals to be appropriately challenging to attain.

Long-Term Incentive Equity. As in 2022, the Company’s 2023 long-term incentives consisted of 75% PSUs (by grant date value) that vest based on performance over a three-year measurement period, and 25% SARs that vest over five years. No pandemic-related changes were implemented to our long-term incentive awards granted in 2022 or prior years.

The performance metrics for the PSUs, which are weighted 50% each, are three-year relative ROAA, with the target set at the 85th percentile and the threshold set at the 80th percentile of the peer group, a very challenging relative level of performance; and three-year cumulative EPS, a true long-term performance period using a metric viewed as central to increasing long-term shareholder value.

PSUs granted in 2021 vested as of December 31, 2023, and will be certified and distributed by March 31, 2024. Based on our aggregate EPS for the three-year performance period 2021-2023 and preliminary data indicating that our average adjusted ROAA for the three-year performance period of 1.52%* exceeded the 90th percentile of the comparator group, we expect that recipients will be awarded grants on the EPS portion at the maximum performance level and the ROAA portion at the maximum performance level.

* Adjusted for one-time acquisition costs. This result represents a non-GAAP financial measure. See Appendix B for a reconciliation of GAAP and non-GAAP financial measures.

Connecting Pay and Performance

Our record of consistently higher long-term financial performance has in turn driven our long-term shareholder returns and key financial metrics to impressive levels relative to our peers. Consistent with our pay-for-performance philosophy, a substantial portion of annual target total direct compensation is variable, at-risk pay. We consider compensation to be “at risk” and performance-based if it is subject to operating performance or if its value depends on stock price appreciation.

The following charts demonstrate the positioning of our ROAA and ROAE compared to the peer group described on page 48 over each of the last five years. As shown below, our ROAE and ROAA have consistently ranked in the top 25% with the exceptions of 2021 and 2022, during which time our profitability results were negatively impacted by one-time expenses related to the acquisitions of Kentucky Bancshares ($20.7 million net of tax) and Commonwealth Bancshares ($18.5 million net of tax). In 2023, our profitability returned to our historical positioning in the top 25% of the peer group. Even with two years of negatively-impacted profitability due to acquisitions, our average ROAA over the five-year period was at the 92nd percentile of our peer group, and our average ROAE over that period was at the 97th percentile of our peer group.

The following chart compares our five-year total shareholder return (TSR) to the median TSR of our compensation peer group and an additional industry peer group.

Source: S&P Global Market Intelligence. Market pricing data as of December 31, 2023.

(1)

TSR equals the return of a security over a period, including price appreciation and the reinvestment of dividends. Dividends are assumed to be reinvested at the closing price of the security on the ex-date of the dividend.

(2)	See page 48 for a listing of the compensation peer group.
(3)	Nationwide peers representing 70 major exchange-traded banks (Nasdaq, NYSE and NYSEAM) headquartered in the U.S. with total assets between $6.0 and $16.0 billion.

The Committee believes stock price closely mirrors earnings growth over the long-term, and management should be incentivized with respect to performance measures related to the operations of the Company. Over the short term, stock price is not controllable by management and should not be a tool to judge management’s performance. We believe our EPS growth aligns management’s interests with shareholders and thus having EPS as a common focus in the Company’s annual and long-term incentive programs is in the best interest of shareholders. While the annual and long-term incentive programs use different EPS goals, together the programs drive shareholder value creation over time.

Additionally, the Committee believes that it uses appropriately challenging targets in setting goals for both short-term and long-term incentives, and that the Company’s financial results must significantly exceed peer median performance to achieve target-level awards. Payouts for the EPS component under our short-term incentive programs require a minimum threshold of diluted EPS in order for bonuses to be earned. Under the Company’s performance share goals, executives do not achieve target award vesting for the ROAA component of our PSU program unless our ROAA exceeds the 85th percentile of our comparator group (which is comprised of all publicly traded banks with $6.0 to $16.0 billion in assets), and no awards are earned if our ROAA does not exceed the 80th percentile of our comparator group.

Say-on-Pay Results

At the 2023 Annual Meeting of Shareholders, 97% of the votes were cast in favor of the advisory vote to approve executive compensation, commonly known as “say-on-pay.” This vote is consistent with recent vote results. The Committee believes its compensation practices are properly aligned with the interests of shareholders, and that the high level of shareholder support of our 2023 say-on-pay proposal indicates that most shareholders share the Committee’s view.

Compensation Program Governance

The Committee continually reviews its policies and procedures to ensure they are consistent with strong corporate governance guidelines. This also includes education around governance best practices and their bearing on the Company and its executive compensation program.

What We Do:	What We Don’t Do:
Align pay and performance	No guaranteed bonuses – incentive compensation may be reduced to zero if financial metrics are not met
Engage an independent third-party compensation consultant for advice in making compensation decisions	No highly leveraged incentive plans that encourage excessive risk taking
Review compensation data from peers whose industry, revenues, and footprint share similarities with the Company	No uncapped incentive award payouts
Conduct an annual shareholder say-on-pay vote	No excessive perquisites for our directors and executive officers
Maintain additional holding requirements of one year once equity awards vest	No payment of dividends on unvested equity awards
Maintain stock ownership guidelines for executive officers and directors	No repricing of options or SARs without prior shareholder approval
Maintain a clawback policy	No excise tax gross ups

II. Compensation Philosophy and Objectives

Our compensation philosophy guides the design and decisions of our compensation program to achieve the following objectives:

●	To attract, retain, and motivate top executive talent;
●	To link overall compensation to company performance;
●	To align executive interests with shareholder interests;
●	To place a significant portion of total compensation at risk, making it contingent on Company performance while remaining consistent with our risk management policies; and
●	To support the Company’s objective of creating shareholder value without taking unnecessary risks.

The Committee believes that the Company’s pay policies and practices do not create risks reasonably likely to have a material adverse effect on the Company.

III. Compensation Determination Process

Role of the Compensation Committee

The Committee assists our Board in establishing our compensation philosophy and determining the compensation of our executive officers. The Committee is also responsible for determining the structure and components of our programs, as well as reviewing and approving the compensation of the NEOs, or recommending it for approval by the Board of Directors. The Committee is responsible for annually assessing the performance of the executive officers, including the NEOs, and for determining their annual salary, incentive (short- and long-term) compensation goals and payout/grant levels. Each of the four members of our Committee is independent as is defined under Nasdaq listing standards.

The Committee held eight meetings during 2023, and its actions included finalizing all aspects of 2023 executive compensation. The Committee in 2023, among other items:

●	Reviewed its compensation philosophy
●	Conducted an annual performance evaluation of our CEO
●	Reviewed the Committee charter
●	Reviewed the Company’s 2023 operating budget and its effect on incentive compensation programs for 2023 (including setting the EPS benchmarks for short-term compensation payouts)
●	Established the performance-based metrics and targets for the annual incentive plans
●	Established the design, award mix and performance goals for the long-term incentive plan
●	Evaluated achievement relative to performance targets, and determined and certified corresponding incentive payouts
●	Reviewed and approved a peer group for use in compensation studies
●	Reviewed the stock ownership guidelines for our executive officers
●	Reviewed and amended existing change in control severance agreements
●	Discussed executive succession planning
●	Reviewed the Company-wide retirement plan programs, and
●	Received education on compensation trends, compliance issues and best practices from the Committee’s compensation consultants

Ultimately, the Committee’s decisions are based on a variety of factors, including short- and long-term Company performance, the officer’s level of responsibility, an assessment of individual performance, and competitive market data.

Role of Executives in Compensation Committee Deliberations

The Committee works closely with the CEO, and the CEO attends Committee meetings to discuss the Company’s compensation and performance matters, particularly as it relates to the other executive officers. For each executive officer other than himself, the CEO presents annual evaluations of such officers and makes recommendations to the Committee regarding their compensation. This assessment considers such factors as our achievement of goals related to corporate, division, function, and individual performance. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Committee discusses and formulates its compensation recommendation for the CEO. The Committee reviews recommendations made by its CEO and information from the executive compensation consultant review. The Committee sets the compensation for our CEO and each of our NEOs at its meetings in the first quarter of each year and subsequently reports its compensation decisions to the full Board of Directors.

The general counsel of the Company works with the Committee Chair to provide administrative support and, along with other executives, provide pertinent financial, tax, accounting, or operational information. Other executives, such as those from human resources or finance, may attend meetings from time-to-time to provide their insights and suggestions on pertinent topics. Only Committee members may vote on decisions regarding executive compensation. The Committee regularly conducts a portion of its business in executive session.

Role of the Compensation Consultant

The Committee views it as important to obtain objective, independent expertise and advice in carrying out its responsibilities, and has the power to retain an independent compensation consultant to assist it in the performance of its duties and responsibilities. The Committee has retained an independent executive compensation consultant to assist in evaluating the compensation practices at the Company and to provide advice and ongoing recommendations regarding executive compensation consistent with our business goals and pay philosophy.

In 2023, the Committee continued to engage, Aon’s Human Capital Solutions, a division of Aon plc (“Aon”), to provide executive compensation consulting services regarding our compensation programs and pay levels. The scope of Aon’s executive compensation consulting assignment included the ongoing evaluation of the appropriateness of our peer group of banks as well as a comparison of management’s base salaries, annual cash incentive awards and equity-based compensation to those paid by the banks in the peer bank group. The Committee used data developed by Aon among the various factors that informed its determination of executive officer pay. While the Committee takes into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Committee makes its own independent decisions about compensation matters.

Aon reports directly to and performed services solely on behalf of the Committee and has no other relationship with the Company or its management. The Committee has assessed the independence of Aon consistent with SEC rules and Nasdaq listing standards and has concluded that Aon’s work did not involve any conflicts of interest.

Peer Selection Process

Each year, the Committee re-evaluates and updates the peer group, with the consultant’s guidance, to ensure ongoing relevance. The Committee uses this information for making compensation decisions, such as changes to base salaries, annual cash incentive awards, and long-term equity awards.

For 2023 compensation, the Committee worked with the consultant in late 2022 to select peer banks using the following criteria as of March 31, 2022. The chosen criteria were essentially consistent with the prior year and took into consideration the Company’s size given the possibility of future acquisitions and growth in certain criteria:

●	Non-thrift institutions located in the continental United States excluding California;
●	Total revenue from $210 to $550 million;
●	Total assets between $3 and $16 billion;
●	Insider ownership less than 35% with no single holder owning more than 15%;
●	Publicly traded for at least one calendar year;
●	Non-interest income greater than 15% of total revenue;
●	Market capitalization greater than $275 million;
●	Located in markets with populations greater than 100,000;
●	Non-performing assets / total assets less than 3.0%; and
●	Return on average assets greater than 0.5%.

Based on these criteria as well as acquisitions, the Committee removed six companies from the peer group previously used for 2022 compensation decisions: Capital City Bank Group Inc., Independent Bank Corp, International Bancshares Corp, MidWestOne Financial Group Inc., Nicolet Bankshares, Inc. and The First Bancshares. One new company met the criteria and was added to the peer group.

The table below lists the peer banks approved by the Compensation Committee for 2023 compensation decisions, with the newly added peer company shown in italics:

Amerant Bancorp Inc.	Park National Corp.
Berkshire Hills Bancorp Inc.	Peapack‐Gladstone Financial Corp.
City Holding Company	QCR Holdings Inc.
Enterprise Financial Services Corp.	Sandy Spring Bancorp Inc.
First Busey Corp.	Seacoast Banking Corp. of FL
First Financial Bankshares	South Plains Financial Inc.
First Merchants Corp.	Southside Bancshares Inc.
Great Southern Bancorp Inc.	Tompkins Financial Corp.
HomeStreet Inc.	Univest Financial Corp.
Horizon Bancorp Inc.	Veritex Holdings Inc.
National Bank Holdings Corp.	Washington Trust Bancorp Inc.

Our total revenue, asset size, net income and market capitalization and that of the peer group established for 2023 compensation decisions, using the June 30, 2022 data considered by the Committee when establishing the peer group, are set forth in the following table:

Peer Bank Name (Ticker) State	Total Revenue	Total Assets	Market Capitalization
	Dollars in Millions
Amerant Bancorp Inc. (AMTB) FL	334	7,806	1,085
Berkshire Hills Bancorp Inc. (BHLP) MA	423	12,097	1,385
City Holding Company (CHCO) WV	226	6,012	1,184
Enterprise Financial Services Corp. (EFSC) MO	456	13,707	1,775
First Busey Corp. (BUSE) IL	413	12,568	1,401
First Financial Bankshares (FFIN) TX	518	13,314	6,296
First Merchants Corp. (FRME) IN	524	15,465	2,222
Great Southern Bancorp Inc. (GSBC) MO	215	5,374	753
HomeStreet Inc. (HMST) WA	324	7,511	886
Horizon Bancorp Inc. (HBNC) IN	245	7,420	814
National Bank Holdings Corp. (NBHC) CO	285	7,342	1,214
Park National Corp. (PRK) OH	454	9,576	2,135
Peapack-Gladstone Financial (PGC) NJ	215	6,256	638
QCR Holdings, Inc. (QCRH) IL	275	6,176	882
Sandy Spring Bancorp Inc. (SASR) MD	515	12,967	2,029
Seacoast Banking Corp. of Florida (SBCF) FL	354	10,905	2,145
South Plains Financial Inc. (SPFI) TX	217	4,000	470
Southside Bancshares, Inc. (SBSI) TX	239	7,119	1,319
Tompkins Financial Corp. (TMP) NY	304	7,891	1,140
Univest Financial Corp. (UVSP) PA	270	7,108	793
Veritex Holdings Inc. (VBTX) TX	348	10,454	2,058
Washington Trust Bancorp, Inc. (WASH) RI	222	5,848	910
Median	314	7,658	1,199
Stock Yards Bancorp, Inc.	303	7,777	1,546

Referencing the Competitive Market in Determining 2023 Compensation

The Committee considers several factors in determining appropriate pay levels and plan designs for our NEOs. These factors include competitive compensation data from peer companies and the banking market in general. The Committee does not view competitive market prescriptively or tie the compensation levels of our executives to specific market percentiles. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business unit and individual performance, scope of responsibility, internal pay equity, skill sets, leadership potential and succession planning.

Mix of Pay

We believe that our executive compensation program strikes an appropriate balance between fixed and variable pay as well as between short and long-term pay. The following charts for our CEO and our other NEOs illustrate the target compensation established in early 2023, consisting of base salary, annual incentive awards, and long-term equity-based compensation granted in 2023.

Name	Salary	Target Bonus %	Target Bonus	PSUs	SARs	Total
Hillebrand	$775,000	65%	$503,750	$494,023	$164,677	$1,937,450
Poindexter	500,000	50%	250,000	262,468	87,494	1,099,962
Stinnett	425,000	45%	191,250	207,160	69,046	892,456
Thompson	400,000	35%	140,000	134,956	44,983	719,939
Rehm	425,000	35%	148,750	143,431	47,807	764,988

As demonstrated above, variable pay at target for the CEO represents 60% of direct compensation. However, when the Company performs at maximum, payouts for variable pay significantly increase commensurate with that outperformance.

Each compensation element is discussed in more detail below and outlined in more detail in the 2023 Summary Compensation Table and 2023 Grants of Plan-Based Awards Table appearing on pages 60 and 61 of this proxy statement.

IV. Components of Our Compensation Program

Compensation Component	Purpose	Link to Performance	Fixed or Performance Based	Short or Long-term

Base salary	Provide stable compensation and attract and retain executives through market competitive payments	Based on each executive's performance and responsibilities. Used as a basis for short and long-term incentive award goals	Fixed	Short-term

Cash incentives	Incentivize and reward executives for achievement of certain annual financial goals

Incentives are 100% quantitative to goals important for near term financial success. Includes a measurement of our corporate performance for all executives, as well as business line performance for certain executives

			Performance	Short-term

Performance stock units	Reward executives for sustained long-term performance while aligning the value of awards with the success of our shareholders	Awards vest based on achievement of three-year goals on EPS growth and ROAA versus peers. Three-year performance period plus an additional one-year mandatory holding period on vested awards	Performance	Long-term

Stock appreciation rights	Align interests of executives with shareholders by rewarding increases in our stock price	Awards only have value if stock price increases. Awards vest ratably over five years	Performance	Long-term

Base Salary

We provide a base salary as the fundamental element of executive compensation. In addition, salaries are the basis from which incentives and other select benefits are derived.

In support of our focus to attract and retain top talent, our philosophy is to pay base salaries that are within a competitive range of market practice. Individual pay will vary within the range depending on each executive’s position, performance, experience, and contribution. After reviewing the growth in the Company’s size, the competitive marketplace, current economic conditions and the individual pay factors, the Committee determined that our executives’ base salaries were below market, in part because of the Committee’s decision not to increase base salaries for any NEOs in 2021. Accordingly, the Committee determined that, to bring our executives’ base salaries closer to range of market median for their roles, base salaries for our NEOs would be increased as follows for 2023. Following Mr. Rehm’s performance in 2022, the Compensation Committee determined to more closely align his base salary with his level of responsibility within the organization, as well as market salaries for comparable positions.

Executive	2023 Base Salary	2022 Base Salary	Increase
Hillebrand	$775,000	$710,000	9%
Poindexter	500,000	465,000	8%
Stinnett	425,000	400,000	6%
Thompson	400,000	385,000	4%
Rehm	425,000	335,000	27%

Short-Term Cash Incentives

The objective of annual cash incentive compensation is to deliver variable compensation that is conditioned on the attainment of certain financial, departmental and/or operating results of the Company. Therefore, the Committee established an incentive program based upon the achievement of an EPS goal as well as line of business goals applicable to specific officers’ duties and employs a rigorous process to set the performance targets.

For 2023, the determination as to whether cash incentives would be paid to Messrs. Hillebrand, Poindexter and Stinnett was based solely upon the achievement of diluted EPS objectives while the diluted EPS represents 25% of the weight for Ms. Thompson and Mr. Rehm. However, the diluted EPS is a hurdle, so if the minimum threshold of diluted EPS is not achieved, annual incentive payments are forfeited in full. The diluted EPS target performance levels are set forth below.

The Committee used diluted EPS in 2023, as it had done in 2022. The Committee set the target at a level that it considered rigorous and challenging and considered the relevant risks and opportunities. More specifically, the Committee reviewed the relevant financial objectives established during the detailed budgeting process, and assessed various factors related to the achievability of these budget targets, including the risks associated with various macroeconomic factors and the risks of achieving specific actions that underlie the targets and the implied performance relative to prior years. Considering these factors, the Committee set the 2023 target performance level for the diluted EPS goal at $3.85, which is similar to the 2022 actual adjusted EPS of $3.86*. The 2023 target was set 12% above the 2022 target of $3.44. The Committee determined that setting the 2023 target above 2022 actual results was not practical, as the 2022 actual adjusted EPS was significantly impacted by one-time factors including the acquisition of Commonwealth Bancshares. Ultimately, the Company recognized a large ($4.2 million) loan charge-off related to an isolated event with one customer late into the fourth quarter, and our annual diluted EPS of $3.67 fell below the minimum payout threshold for all named executive officers. In keeping with the Committee’s commitment to a pay-for-performance philosophy, no annual incentives were paid out to officers.

The annual cash incentive formula includes increasingly higher payout percentages for corresponding higher diluted EPS levels, further reinforcing the Committee’s pay-for-performance philosophy. EPS targets and corresponding bonus percentages for 2023 were as follows:

*Adjusted for one-time acquisition costs. This result represents a non-GAAP financial measure. See Appendix B for a reconciliation of GAAP and non-GAAP financial measures.

		Bonus as a Percentage of Base Salary
	EPS ($)	Mr. Hillebrand	Mr. Poindexter	Mr. Stinnett
Threshold	3.71	13%	10%	9%
Target	3.85	65%	50%	45%
Maximum	4.02 or greater	130%	100%	90%
Actual Results*	3.67	0%	0%	0%

* As diluted EPS did not meet the minimum threshold performance level, no incentives were paid irrespective of the line of business components.

Messrs. Hillebrand, Poindexter and Stinnett

The Committee strongly supports the use of EPS exclusively in determining short-term cash incentives for certain executives without specific line of business oversight. The Committee believes that EPS, over the long-term, drives TSR as it represents the culmination of executive officers’ efforts regarding profitability, revenue growth, expense control, risk profile and other elements. Oftentimes, boards use several goals to focus management on specific operational objectives while also balancing credit quality and other risks. With virtually all areas of the Company operating at high performance levels and operating ratios at superior levels, growth in EPS should be, and is, the primary focus of the management team. Establishing the appropriate mix of revenue growth, expense control measures, risk profile and other tactics are areas that management has control over and that should result in higher EPS over time. Therefore, the Committee believes aligning pay with EPS performance gives management the appropriate incentive to make the best decisions.

Ms. Thompson

Ms. Thompson’s short-term incentive includes three components: net new business, income before overhead allocations and taxes, and consolidated EPS of the Company. The Committee believes it is important for Ms. Thompson to have both line of business and overall bank performance components to her short-term incentive plan as growth in departmental profitability directly affects the profitability of the Company and significantly enhances shareholder value. As a result, the Committee believes Ms. Thompson should be partly measured on the overall success of the Company. Ms. Thompson’s incentive is weighted 75% for her line of business and 25% for overall Company performance, and the Compensation Committee considers her line of business goals to be appropriately challenging to attain. The matrix used to compute the incentive award, shown below, is structured such that achievement of target performance in all categories results in a cash incentive equal to 35% of base salary.

Line of Business Component

	Net New Business		Income Before Overhead Allocation and Taxes
	Net New Business ($)	Bonus as Percentage of Base Salary	Percentage Increase over Prior Year	Bonus as Percentage of Base Salary
Threshold	1,434,000	2.625%	13.5%	2.625%
Target	1,634,000	13.125%	16.5%	13.125%
Maximum	1,884,000	26.25%	20.25%	26.25%
Actual Results*	2,337,000	0%	9.3%	0%

*As diluted EPS did not meet the minimum threshold performance level, no incentives were paid irrespective of the line of business components.

EPS Component

	EPS ($)		Bonus as Percentage of Base Salary
Threshold	3.71		1.75%
Target	3.85		8.75%
Maximum	4.02	or greater	17.50%
Actual Results*	3.67		0%

*As diluted EPS did not meet the minimum threshold performance level, no incentives were paid irrespective of the line of business components.

Mr. Rehm

Mr. Rehm’s short-term incentive includes two components: a line of business component and consolidated EPS of the Company. The Committee believes it is important for Mr. Rehm to have both line of business and overall bank performance components to his short-term incentive plan as growth in departmental profitability directly affects the profitability of the Company and significantly enhances shareholder value. As a result, the Committee believes Mr. Rehm should be partly measured on the overall success of the Company. Mr. Rehm’s incentive is weighted 75% for his line of business and 25% for overall Company performance, and the Compensation Committee considers his line of business goals to be appropriately challenging to attain. The matrix used to compute the incentive award, shown below, is structured such that achievement of target performance in all categories results in a cash incentive equal to 35% of base salary.

Line of Business Component

Mr. Rehm’s line of business bonus consists of a matrix of all areas of his responsibility including:  Commercial Banking, Private Banking, Corporate Cash Management, International, and Correspondent Banking.  The Commercial Banking areas are the source of significant loan and deposit growth.  Net interest income comprises approximately two-thirds of the Company’s consolidated revenues.  Growth in these areas significantly impacts the profitably of the Company.  Mr. Rehm’s matrix assigns various weights to several categories including: net loan and deposit growth, related fee income, credit quality and overall management.  The program requires attainment of a minimum of 20 points in aggregate for any incentive bonus to be paid.  Additionally, certain point deductions are considered to promote asset quality including deductions for higher than expected loan provisioning and non-compliance with established customer service standards.  Conversely, better than expected credit quality provides additional points.  The matrix used to compute the incentive award, shown below, is structured such that achievement of target performance in all categories results in a cash incentive for his line of business component equal to 26.25% of base salary.  Goals are considered appropriately challenging and difficult to achieve.

The following is a summary of Mr. Rehm’s performance under the line of business component.

Line of Business Component

Specific Components	Component Weight at Target Performance	Departmental Points Earned
Loan growth	50%	65
Non-interest deposit growth	10%	0
Interest bearing deposit growth	5%	20
Loan fees	5%	10
SBA	5%	6
Corporate treasury management revenue	10%	6
Credit card spend	5%	2
Credit quality	10%	20
Total	100%	129

The following summarizes the line of business component of Mr. Rehm’s parameter of the plan.

Bonus as a Percentage of Salary
			Actual
Threshold	Target	Maximum	Results*
50	100	200	129
5.25%	26.25%	52.50%	0%

* As diluted EPS did not meet the minimum threshold performance level, no incentives were paid irrespective of the line of business components.

EPS Component

	EPS ($)	Bonus as Percentage of Base Salary
Threshold	3.71	1.75%
Target	3.85	8.75%
Maximum	4.02 or greater	17.50%
Actual Results*	3.67	0%

* As diluted EPS did not meet the minimum threshold performance level, no incentives were paid irrespective of the line of business components.

Short-Term Cash Payouts

Having determined the total 2023 annual incentive plan payouts for each eligible NEO, the Committee then approved the annual incentive plan payout amounts as summarized below. As discussed, no incentives were paid to any of our NEOs for 2023 performance.

Executive	Salary ($)	Target Bonus (%)	Target Bonus ($)	Actual Earned %*	Actual Earned ($)*
Hillebrand	775,000	65%	503,750	0%	-
Poindexter	500,000	50%	250,000	0%	-
Stinnett	425,000	45%	191,250	0%	-
Thompson	400,000	35%	140,000	0%	-
Rehm	425,000	35%	148,750	0%	-

* As diluted EPS did not meet the minimum threshold performance level, no incentives were paid irrespective of the line of business components.

Long-Term Incentives

The Committee believes that long-term incentive stock awards effectively align executives with interests of shareholders by providing individuals who have responsibility for management and growth of the Company with an opportunity to increase their ownership of the Company's Common Stock and to have a meaningful interest in the future of the Company and sustained shareholder value creation.  In making determination about the mix of vehicles in the long-term incentive equity grants, the Compensation Committee allocates a higher than median portion to performance-based equity, and a lower portion to time-based equity.

2023 Equity Awards

In 2023, the Committee continued its historical practice of having PSUs at target constitute 75% of the grant date value of the total long-term award and SARs represent 25% of the total long-term award. The value of the long-term incentive award was determined as a percentage of the participant’s 2023 base salary and is subsequently expressed as a number of shares of Company Common Stock valued on the date of grant. The following table summarizes the equity awards made to NEOs in 2023.

The Compensation Committee generally makes grants of stock awards to our NEOs at the second Compensation Committee meeting of our fiscal year, which typically occurs in mid-February. Awards are neither timed to relate to the price of our stock nor to correspond with the release of material non-public information, although grants are generally made when our trading window is open. Grants to current employees are generally effective on the date of the Compensation Committee meeting approving such grants. Grants to new employees, including potential NEOs, are typically made at the next regularly scheduled Compensation Committee meeting following the employee’s start date. The standard vesting schedule for our equity grants is 100% after the third year for performance stock units and 20% per year over five years for stock appreciation rights.

2023 Grant Summary

		PSUs at Target (1)		SARs (2)
	% of Base Salary	Number Granted	Fair Value	Number Granted	Fair Value
Hillebrand	85%	9,093	$494,023	9,855	$164,677
Poindexter	70%	4,831	262,468	5,236	87,494
Stinnett	65%	3,813	207,160	4,132	69,046
Thompson	45%	2,484	134,956	2,692	44,983
Rehm	45%	2,640	143,431	2,861	47,807

(1)

Because grantees are not entitled to dividend payments during the performance period and have a mandatory one-year post-vesting holding period, the fair value of these PSUs is estimated based upon the fair value of the underlying shares on the date of the grant.

(2)	SARs are valued using Black-Scholes option pricing model as of the date of grant.

Performance Stock Units

In 2023, the Committee granted PSUs to each of the NEOs. PSUs were awarded under the following terms:

Performance period:	Three years, beginning January 1, 2023 through December 31, 2025.

Performance goals at
50% weighting each:	1. Cumulative EPS over the three-year performance period, excluding any acquisition costs during the performance period.

2. ROAA over the three-year performance period compared to all publicly traded banks with total assets between $6.0 and $16.0 billion as calculated by S&P Global Market Intelligence. Performance will be measured by calculating the simple average of the Company’s ROAA for the three years in the performance period and determining the percentile ranking as compared to peers.

Performance ranges:	The PSUs provide for threshold, target and maximum performance goals as follows:

	Threshold	Target	Maximum

Three-year cumulative EPS		See below
Peer bank ROAA performance percentile	80%	85%	90%

Three-year EPS performance goals have been established by the Committee and consider the Company’s strategic plan as well as projected growth targets to maintain our standard as a top-performing community bank. The three-year EPS goal has defined threshold, target and maximum performance levels. We have elected not to disclose these performance levels for competitive reasons, but we note that the levels for 2023 PSUs were set higher than those for the grants of PSUs made in 2022 and are substantially above our EPS performance in 2022 and prior years.

The table below summarizes the design of the PSU portion of the 2023 long-term incentive plan (all percentages relate to each executive’s 2023 base salary in effect at January 1, 2023):

	EPS			ROAA vs. Peers			Total Value of PSUs that may be Earned, Based on Grant-Date Value, as a % of Base Salary
	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
Hillebrand	12.75%	31.875%	79.688%	12.75%	31.875%	79.688%	25.50%	63.75%	159.37%
Poindexter	10.50%	26.25%	65.625%	10.5%	26.25%	65.625%	21.00%	52.50%	131.25%
Stinnett	9.75%	24.375%	60.938%	9.75%	24.375%	60.938%	19.50%	48.75%	121.875%
Thompson	6.75%	16.875%	42.188%	6.75%	16.875%	42.188%	13.50%	33.75%	84.375%
Rehm	6.75%	16.875%	42.188%	6.75%	16.875%	42.188%	13.50%	33.75%	84.375%

PSUs certified as earned by the Committee at the end of the performance period will be distributed to participants by March 31st of the year following the performance period. All payouts of PSUs will be made in shares of Company Common Stock based on the percentage earned of the target number of shares per participant determined at the beginning of the performance period.

PSUs generally require the executive to remain employed or serve on the Board of Directors until the end of a performance cycle to vest and be paid in shares of Common Stock, with prorated awards still distributed after the end of the performance cycle to those who leave the Company mid-cycle due to death, disability or retirement (age 60).  PSUs also vest at the target level if a change in control occurs before a performance cycle ends. Executives do not receive the benefit of any dividends or other distributions paid on stock related to PSUs until after the stock is actually issued. In addition, executives are required to observe a one-year holding period after vesting, net of any shares sold to pay taxes.

No pandemic-related changes were implemented to our long-term incentive awards granted in 2023 or prior years.

PSUs granted in 2021 vested as of December 31, 2023, and will be certified and distributed by March 31, 2024. Based on our aggregate EPS for the three-year performance period 2021-2023 and preliminary data indicating that our average adjusted ROAA for the three-year performance period of 1.52%* exceeded the 90th percentile of the comparator group, we expect that recipients will be awarded grants on the EPS portion at maximum and the ROAA portion at the maximum performance levels.

* Adjusted for one-time acquisition costs. This result represents a non-GAAP financial measure. See Appendix B for a reconciliation of GAAP and non-GAAP financial measures.

Stock Appreciation Rights

The Committee favors continuing the use of SARs because they directly align the interests of executives with shareholders’ interests as value is only realized through a rising stock price. SARs provide the recipient with the right to receive Company Common Stock equal in value to the appreciation in Company Stock, if any, over the stock price as of the grant date as compared with the stock price during the exercise period. SARs granted to executives in 2023 vest ratably over five years and the exercise period is ten years from the grant date.

V.  Additional Compensation Policies and Practices

Other Executive Benefits

Post-Employment Compensation and Benefits. To enhance the objective of retaining key executives, the Company established Change in Control Severance (“CICS”) Agreements, concluding it to be in the best interests of the Company and its shareholders to take reasonable steps to compensate key executives, including all NEOs, in the event of a change in control or similar event. With these agreements in place, if the Company should receive takeover or acquisition proposals from third parties, the Company will be able to call upon these key executives for their advice and assessment of whether such proposals are in the best interests of shareholders, free of the influences of their personal employment situations. The CICS Agreements require both a significant change in the Company’s ownership and termination of employment before executives would receive any payment under the agreements. This approach is commonly referred to as a double trigger.

On October 11, 2023, the Compensation Committee authorized the Bank (i) to establish CICS Agreements with additional key executives, including Michael V. Rehm, the Bank’s Executive Vice President & Chief Lending Officer, and (ii) to amend the existing CICS Agreement with T. Clay Stinnett, Executive Vice President, Treasurer and Chief Financial Officer of the Company. The CICS Agreements were not approved in response to any known or anticipated change in control of the Company or the Bank.

With respect to Mr. Rehm’s CICS Agreement, if Mr. Rehm is terminated without "cause" or resigns for "good reason" (as those terms are defined in the CICS Agreement) during negotiations or within two years following a change in control of the Bank or the Company, the Bank will pay the executive a severance payment equal to two times the sum of his highest monthly base salary during the six months before termination or resignation, plus the highest annual cash bonus paid to him for the current and preceding two fiscal years before the termination or resignation.

Mr. Rehm also has the right to participate in the Bank's health plans at his cost for two years following a covered severance, in addition to any existing rights under COBRA. Mr. Rehm is required to maintain the confidentiality of all information regarding the business of the Bank and the Company and prohibited from soliciting customers or employees of the Bank for a period of 12 months following the receipt of any severance payment.

With respect to the amendment to Mr. Stinnett’s CICS agreement, the amendment increases the severance payment from two times to three times the sum of his highest monthly base salary during the six months before termination or resignation, plus the highest annual cash bonus paid to him for the current and preceding two fiscal years before the termination or resignation. The amendment also increases his right to participate in the Bank’s health plans from two years to three years following a covered severance, in addition to any existing rights under COBRA. The amendment also provides Mr. Stinnett with the same provisions regarding Section 280G of the Internal Revenue Code as described above for Mr. Rehm, rather than the previous cap on the total payment. The amendment to Mr. Stinnett’s CICS Agreement also adds an 18-month noncompetition covenant and extends from 12 months to 18 months a restriction on Mr. Stinnett’s ability to solicit customers or employees of the Bank, after any separation from service.

Supplemental Retirement Benefits. The Bank has a nonqualified deferred compensation plan that allows executives to defer a portion of their cash compensation, and the Bank credits those deferrals with contributions that the executives do not receive under the KSOP because of limits under the KSOP or the Internal Revenue Code. The Committee believes that the nonqualified deferred compensation plan provides the Company with the ability to attract and retain key employees. Further details about the nonqualified deferred compensation plan may be found in the narrative preceding the Nonqualified Deferred Compensation Table.

In the 1980s, the Bank created a plan (titled the Senior Officer Security Plan (“SOSP”)) to enhance the retirement security of certain NEOs by granting them a fixed annual benefit per year after retirement. This fixed amount was originally designed to supplement broader-based retirement programs and bring the NEOs retirement income from combined sources of the tax-qualified employer retirement programs, Social Security and the SOSP to a level of approximately 70% of their pre-retirement income. Once implemented, the benefit amounts were never adjusted and therefore the SOSP is not expected to yield the level of income replacement contemplated. The SOSP still covers one NEO, Ms. Thompson, and there are no intentions to adjust her benefit or add additional participants.

Stock Ownership Guidelines

The Committee believes that our executive officers should maintain meaningful equity interests in the Company to ensure that their interests are aligned with those of our shareholders. We adopted stock ownership guidelines that require our executive officers to own directly or indirectly a minimum level of the Company’s Common Stock, depending upon the executive’s position. Shares held by the executive, the executive’s spouse, or minor children, including, without limitation, shares held for the account of the executive in the Dividend Reinvestment Plan, the Company’s KSOP plan or an Individual Retirement Account are deemed owned by the executive under the guidelines. New or newly promoted officers to an executive level are required to reach the guidelines within five years of attaining executive status. The valuation is based on the closing price on the last trading day of the preceding calendar year. The Committee regularly reviews these guidelines in light of changing market trends, governance best practices and policies of our peer banks. In November 2021 this review led us to maintain the multiple for our CEO at 6x of base salary, remaining in a leadership position with respect to our ownership guidelines.

Position	Multiple of Base Salary
Chief Executive Officer	6x
President	4x
All Other Named Executive Officers	3x

All NEOs are currently in compliance with their applicable stock ownership guidelines.

Clawbacks

The Committee has historically maintained a general clawback policy to give the Company the flexibility to require the return of paid compensation in certain circumstances. The policy allows the Company to recover some or all of the amounts paid with respect to awards that were based on achievement of performance criteria, at any time in the three calendar years following payment, if and to the extent that the Committee concludes that (i) federal or state law or the listing requirements of the exchange on which the Company’s stock is listed for trading so require, (ii) the performance criteria required for the award were not met, or not met to the extent necessary to support the amount of the award that was paid, or (iii) as required by Section 304 of the Sarbanes-Oxley Act of 2002, after a restatement of the Company’s financial results as reported to the Securities and Exchange Commission.

In addition, in 2023 the Committee adopted a new Executive Clawback Policy to enable the Company to recover erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy is designed to comply with, and to be interpreted in a manner consistent with, Section 10D of the Exchange Act, SEC Rule 10D-1, and with the Nasdaq listing rules. Under the policy, in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company must recover erroneously awarded incentive-based compensation previously paid to the Company’s executive officers in accordance with the terms of such Clawback Policy. Furthermore, under the policy, the Company is prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously awarded incentive-based compensation and from paying or reimbursing an executive officer for purchasing insurance to cover any such loss.

Anti-Hedging and Anti-Pledging Policy

Under our insider trading policy, no director, officer (including our NEOs) or employee is permitted to engage in securities transactions that would allow them either to insulate themselves from, or profit from, a decline in the Company’s stock price. Similarly, no director, officer (including our NEOs) or employee may enter into hedging transactions in the Company stock. Such transactions include (without limitation) short sales as well as any hedging transactions in derivative securities (e.g. puts, calls, swaps or collars) or other speculative transactions related to the Company’s stock. Holding Company stock in a margin account or pledging Company stock is also generally prohibited.

Income Tax Considerations

Our Compensation Committee may take into consideration the accounting and tax treatment of the compensation and benefit arrangements for of our Named Executive Officers. These considerations are in addition to those described above that were material to the pay decisions for the most recent fiscal year.

REPORT OF THE COMPENSATION COMMITTEE

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis and based on such review and discussions the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in Stock Yards Bancorp, Inc.’s Annual Report on Form 10-K and the Proxy Statement.

The Compensation Committee of the Board of Directors of Stock Yards Bancorp, Inc.

Richard A. Lechleiter, Chairman Stephen M. Priebe Edwin S. Saunier John L. Schutte

The report of the Compensation Committee shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed soliciting material or subject to Regulation 14A of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Executive Compensation Tables and Narrative Disclosure

The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer. Throughout this section, we refer to executives named in this table individually as the “executive” and collectively as the “executives”. Each executive holds those same offices at the Bank, as well.

Compensation is presented for all years in which the executives were also named executive officers.

Summary Compensation Table

Name and		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Principal Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($)

James A. Hillebrand	2023	775,000	-	494,023	164,677	-	-	126,817	1,560,517
Chairman and Chief Executive	2022	710,000	-	319,483	106,491	710,000	-	116,390	1,962,364
Officer	2021	560,000	-	251,975	83,996	560,000	-	92,843	1,548,814

Philip S. Poindexter	2023	500,000	-	262,468	87,494	-	-	83,817	933,779
President	2022	465,000	-	167,353	55,797	372,000	-	78,211	1,138,361
	2021	396,000	-	142,519	47,512	316,800	-	67,144	969,975

T. Clay Stinnett	2023	425,000	-	207,160	69,046	-	-	71,404	772,610
Chief Financial Officer	2022	400,000	-	126,000	42,000	280,000	-	66,693	914,693
	2021	317,000	-	99,812	33,277	221,900	-	53,265	725,254

Michael Rehm	2023	425,000	-	143,431	47,807	-	-	73,532	689,770
Chief Lending Officer	2022	335,000		105,492	35,175	224,316		58,438	758,421

Kathy C. Thompson*	2023	400,000	-	134,956	44,983	-	46,517	71,321	697,777
Senior EVP and Director of	2022	385,000	-	121,248	40,425	168,438	-	68,503	783,614
Wealth Management & Trust	2021	364,000	-	114,655	38,220	254,800	-	64,343	836,018

*Ms. Thompson retired from her position as Senior Executive Vice President and Director of Wealth Management and Trust effective January 2, 2024.

(1)

Stock awards include PSUs entitling executives to the issuance of one share of Common Stock for each vested PSU after the expiration of a three-year performance period. The value of the PSU grants measured at the grant date value was $54.33 in 2023, $48.48 in 2022 and $44.44 in 2021. The amount of related compensation included in the table above is that associated with the most probable performance outcome at the time of the grant. The table below reflects first the amount of compensation included in the Summary Compensation Table and second, the maximum amount achievable under these grants.

	2023		2022		2021
	Most Probable on Date of Grant ($)	Maximum ($)	Most Probable on Date of Grant ($)	Maximum ($)	Most Probable on Date of Grant ($)	Maximum ($)
Hillebrand	494,023	1,235,138	319,483	798,708	251,975	629,981
Poindexter	262,468	656,198	167,353	418,479	142,519	356,364
Stinnett	207,160	517,928	126,000	314,978	99,812	249,619
Rehm	143,431	358,578	105,492	263,780	-	-
Thompson	134,956	337,498	121,248	303,145	114,655	286,638

(2)

Customary SARs were granted with an exercise price equal to the closing price of the Common Stock on the applicable grant date, or $60.76, $54.91, and $50.71 in 2023, 2022 and 2021, respectively. The fair value of each SAR was $16.71, $10.50 and $9.75 respectively. For assumptions used in valuation of SARs and other information regarding stock-based compensation, refer to Note 19 to the 2023 consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC.

(3)

In the earlier section of this Proxy Statement captioned “Compensation Discussion and Analysis”, we refer to Non-Equity Incentive Plan Compensation as “short-term cash incentives” or “cash incentives.”

(4)

Assumptions used in calculating the change in actuarial value of the defined benefit above include a discount rate of 4.97% as of December 31, 2023, 5.10% for December 31, 2022 and 2.84% for December 31, 2021, retirement age of 65, and payments occurring for 15 years, with no pre- or post-retirement mortality. Earnings on the executives' nonqualified deferred compensation balances are not included. The investment alternatives of the nonqualified plan do not and have not offered above-market rates of interest or preferential returns.

(5)	All Other Compensation in 2023 consists of the following:

	Hillebrand	Poindexter	Stinnett	Rehm	Thompson
Matching contribution to 401(k)	$19,800	$19,800	$19,800	$19,800	$19,800
Contribution to ESOP	6,600	6,600	6,600	6,600	6,600
Contribution to nonqualified plan *	97,600	53,600	41,600	41,600	37,600

Other	2,817	3,817	3,404	5,532	7,321

* This is a Bank contribution to supplement the contributions that the executive does not receive under the Bank’s tax-qualified KSOP because of plan limits or Internal Revenue Code limits.

The following table sets forth information concerning plan-based awards made to the executives during the last fiscal year.

Grants of Plan-Based Awards Table

								All other	All other
								stock	option		Grant
								awards:	awards:	Exercise	date fair
		Payouts			Estimated future payouts			number of	number of	or base	value of
		under non-equity			under equity			shares of	securities	price of	stock and
		incentive plan awards (1)			incentive plan awards (2)			stock or	underlying	option	option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	units	options	awards	awards
Name	date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)(3)	($/Sh) (3)	($)
Hillebrand	2/13/23	100,750	503,750	1,007,500	-	-	-	-	-	-	-
	2/13/23	-	-	-	3,637	9,093	22,734	-	-	-	494,023
	2/13/23	-	-	-	-	-	-	-	9,855	60.76	164,677
Poindexter	2/13/23	50,000	250,000	500,000	-	-	-	-	-	-	-
	2/13/23	-	-	-	1,932	4,831	12,078	-	-	-	262,468
	2/13/23	-	-	-	-	-	-	-	5,236	60.76	87,494
Stinnett	2/13/23	38,250	191,250	382,500	-	-	-	-	-	-	-
	2/13/23	-	-	-	1,525	3,813	9,533	-	-	-	207,160
	2/13/23	-	-	-	-	-	-	-	4,132	60.76	69,046
Rehm	2/13/23	29,750	148,750	297,500	-	-	-	-	-	-	-
	2/13/23	-	-	-	1,056	2,640	6,600	-	-	-	143,431
	2/13/23	-	-	-	-	-	-	-	2,861	60.76	47,807
Thompson	2/13/23	28,000	140,000	280,000	-	-	-	-	-	-	-
	2/13/23	-	-	-	993	2,484	6,212	-	-	-	134,956
	2/13/23	-	-	-	-	-	-	-	2,692	60.76	44,983

All material terms and conditions of grants are described in the section of this Proxy Statement captioned “Compensation Discussion and Analysis”. All equity grants were made under our 2015 Omnibus Equity Compensation Plan. Grants consisted of:

(1)	Cash incentives
(2)	PSUs

(3)	SARs

The following table sets forth information concerning SARs, RSAs and PSUs held by the executives as of the end of the last fiscal year.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) (1) Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#) (2)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Hillebrand
	12,319	-	22.96	3/17/2025	-	-	-	-
	14,428	-	25,76	3/15/2026	-	-	-	-
	7,571	-	40.00	3/21/2027	-	-	-	-
	7,423	-	35.90	2/20/2028	-	-	-	-
	25,000	-	39.32	10/1/2028	-	-	-	-
	9,803	2,451	36.65	2/19/2029	-	-	-	-
	8,689	5,793	37.30	2/25/2030	-	-	-	-
	3,446	5,169	50.71	2/25/2031	-	-	-	-
	2,028	8,114	54.91	2/14/2032	-	-	9,556	492,038
	-	9,855	60.76	2/13/2033	-	-	11,367	585,287
	90,707	31,382			-	-	20,923	1,077,325

Poindexter
	8,098	-	22.96	3/17/2025	-	-	-	-
	9,469	-	25.76	3/15/2026	-	-	-	-
	4,968	-	40.00	3/21/2027	-	-	-	-
	4,872	-	35.90	2/20/2028	-	-	-	-
	17,500	-	39.32	10/1/2028	-	-	-	-
	5,591	1,398	36.65	2/19/2029	-	-	-	-
	4,916	3,277	37.30	2/25/2030	-	-	-	-
	1,949	2,924	50.71	2/25/2031
	1,063	4,251	54.91	2/14/2032	-	-	5,007	257,810
	-	5,236	60.76	2/13/2033	-	-	6,039	310,948
	58,426	17,086			-	-	11,046	568,758

Stinnett
	5,481	-	22.96	3/17/2025	-	-	-	-
	6,871	-	25.76	3/15/2026	-	-	-	-
	3,606	-	40.00	3/21/2027	-	-	-	-
	3,541	-	35.90	2/20/2028	-	-	-	-
	3,278	820	36.65	2/19/2029	-	-	-	-
	10,000	2,500	38.18	5/1/2029	-	-	-	-
	3,443	2,295	37.30	2/25/2030	-	-	-	-
	1,365	2,048	50.71	2/25/2031	-	-	-	-
	800	3,200	54.91	2/14/2032	-	-	3,768	194,014
	-	4,132	60.76	2/13/2033	-	-	4,767	245,453
	38,385	14,995					8,535	439,467

(continued)

Outstanding Equity Awards at Fiscal Year End Table (continued)

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) (1) Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Rehm
	10,000	-	39.32	10/1/2028	-	-	-	-
	801	801	36.65	2/19/2029	-	-	-	-
	3,008	2,006	37.30	2/25/2030	-	-	-	-
	1,193	1,790	50.71	2/25/2031	-	-	-	-
	670	2,680	54.91	2/14/2032	-	-	3,156	162,502
	-	2,861	60.76	2/13/2033	-	-	3,300	169,917
	15,672	10,138			-	-	6,456	332,419

Thompson
	1,148	-	35.90	2/20/2028	-	-	-	-
	1,156	1,157	36.65	2/19/2029	-	-	-	-
	1,317	2,636	37.30	2/25/2030	-	-	-	-
	1,568	2,352	50.71	2/25/2031	‐	-	-	-
	770	3,080	54.91	2/14/2032	-	-	3,627	186,754
	-	2,692	60.76	2/13/2033	-	-	3,106	159,928
	5,959	11,917			-	-	6,733	346,682

(1)	SARs vest 20% each year beginning one year after the grant date and each anniversary thereafter. The vesting schedule for SARs for each executive is as follows (in number of shares).

Vesting Date	Hillebrand	Poindexter	Stinnett	Rehm	Thompson
2/13/2024	1,971	1,047	826	572	538
2/14/2024	2,029	1,063	800	670	770
2/19/2024	2,451	1,398	820	801	1,157
2/25/2024	4,620	2,613	1,830	1,600	2,102
5/1/2024	-	-	2,500	-	-
2/13/2025	1,971	1,047	827	572	539
2/14/2025	2,028	1,062	800	670	770
2/25/2025	4,619	2,613	1,830	1,599	2,102
2/13/2026	1,971	1,048	826	573	538
2/14/2026	2,029	1,063	800	670	770
2/25/2026	1,723	975	683	597	784
2/3/2027	1,971	1,047	827	572	539
2/14/2027	2,028	1,063	800	670	770
2/13/2028	1,971	1,047	826	572	538
	31,382	17,086	14,995	10,138	11,917

(2)

PSUs are earned over three year performance periods ending December 31, 2025 and 2024 based on EPS and ROAA goals. The vesting schedule for PSUs for each executive is as follows (in number of shares) and represents management’s estimate of most likely performance outcomes as of December 31, 2023. For PSUs vesting on December 31, 2024, most likely represents achievement of EPS goals at threshold and ROAA goals at maximum. For PSUs vesting on December 31, 2025, most likely represents no achievement of EPS goals and ROAA goals at maximum.

Vesting Date	Hillebrand	Poindexter	Stinnett	Rehm	Thompson
12/31/2024	9,556	5,007	3,768	3,156	3,627
12/31/2025	11,367	6,039	4,767	3,300	3,106
	20,923	11,046	8,535	6,456	6,733

The following table sets forth SARs exercised by or stock awards vested for the executives during the last fiscal year. Stock awards include PSUs that vested on December 31, 2023. Final determination as to the amounts of these awards will be calculated in March 2024. Therefore, the awards in this table are the most probable amount as of December 31, 2023.

SAR Exercises and Stock (RSAs and PSUs) Vesting

	SAR Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Hillebrand	16,425	517,388	14,176	729,922
Poindexter	-	-	8,019	412,898
Stinnett	6,861	163,635	5,617	289,219
Rehm	-	-	4,908	357,126
Thompson	-	-	6,450	332,111

Noncontributory Nonqualified Pension Plan

The purpose of the 2005 Restated Senior Officer Security Plan (the “SOSP”) was to provide benefits, beginning at age 65, of $82,000 per year for 15 years for Ms. Thompson, as a means to supplement her retirement income, after also considering expected Social Security benefits and the broad-based retirement plan applicable to Bank employees generally. The total potential benefit vests at 4% per year of service so that it is fully vested if the executive works for the Bank for a total of 25 years. At December 31, 2023, Ms. Thompson was fully vested under the plan. There are no intentions to adjust the benefit payments or add additional participants to the SOSP.

If the executive terminates employment before age 55, SOSP benefit payments can begin as early as age 55 (or such later age as the executive has elected), but the annual payment amount will be lowered to an actuarially equivalent value.

Death benefits are provided in lieu of these retirement payments if the participant dies while in the employ of the Bank before age 65 or after leaving the Bank due to disability. The death benefits are provided by the Bank endorsing over to the executive, via a split dollar agreement, a right to payment of a portion of the death benefits due under several insurance policies purchased by the Bank on the executives. At December 31, 2023, the SOSP provided for a $1,380,919 death benefit for Ms. Thompson.

If an executive dies after employment termination (other than on account of disability) but before retirement payments begin, the executive’s selected beneficiary is paid a death benefit equal to the retirement payments to which the executive would have been entitled, at the same time and in the same amounts those payments would have been paid to the executive. The following table illustrates these pension benefits.

Pension Benefit Table

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Thompson	Senior Officers’ Security Plan	31	794,696	-

Contributory Nonqualified Deferred Compensation Plan

The Executive Nonqualified Deferred Compensation Plan (the “NQ Plan”) allows the executive to defer receipt of and income taxes on up to 10% of base salary and 50% of annual incentive compensation. In addition, based on those deferrals, executives are credited with any match or basic ESOP contribution that they do not receive under the Bank’s KSOP applicable to employees generally, because of plan and Internal Revenue Code limits on pay that can be taken into account in calculating the qualified plan benefits. This Bank credit to the Executive’s Plan accounts is vested in accordance with the same vesting schedule as applies in the KSOP, but all executives in the Summary Compensation Table have sufficient tenure with the Bank to be 100% vested in all contributions to the NQ Plan.

As amounts are credited to the NQ Plan, the value of the plan will increase or decrease based on the actual investment performance of certain investment funds selected by the Company, from which the executives can designate (and re-designate as often as they wish) how their account balances should be allocated.

The executives have elected between a lump sum distribution or annual installments over no more than 10 years from the NQ Plan, but that election applies only if they leave the Bank's employ due to death or after age 55. If the executive's termination of employment occurs other than on account of death and prior to age 55, benefits are automatically paid in a lump sum. The NQ Plan was amended in 2014 to give executives an opportunity to designate a different payment option on future credits to that plan than applies to previous contributions.

The executive also may elect (prior to the year in which credits are to be made) to have some or all of their own deferrals paid to them in a lump sum or installments over up to six years, while still employed by the Bank, provided they timely designate the amount and time for that payment, and subject to Internal Revenue Code restrictions on later accelerating the payment or delaying it. Executives may also apply to receive a distribution in the event of an unforeseeable emergency.

Nonqualified Deferred Compensation Table

		Registrant	Aggregate	Aggregate	Aggregate
	Executive Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last Fiscal Year	in Last Fiscal Year	in Last Fiscal Year	Distributions	at Last Fiscal Year
Name	($)	($) (2)	($)	($)	End ($)

Hillebrand (1)	-	-	-	-	25,566
	109,750	89,200	-	-	1,789,723
Poindexter	42,320	50,000	-	-	1,179,188
Stinnett	80,250	39,600	-	-	993,888
Rehm	36,716	29,200	-	-	159,709
Thompson	34,106	37,200	-	-	836,468

(1)	Includes first an employee account, then a director fee deferral account accumulated from periods when Mr. Hillebrand received directors' fees.
(2)	This is a Bank contribution to supplement the contributions that the executive does not receive under the Bank’s tax-qualified KSOP because of plan limits or Internal Revenue Code limits.

Executive Transition Agreement with Kathy C. Thompson

The Company entered into an Executive Transition Agreement in 2023 with Kathy C. Thompson in connection with Ms. Thompson’s retirement as Senior Executive Vice President and Director of Wealth Management and Trust of the Bank and as a member of the Board of Directors of each of the Company and the Bank, effective January 2, 2024.  This agreement provides, among other things, for certain post-retirement payments and addresses the status of outstanding equity awards held by Ms. Thompson at the time of her retirement, including the future vesting and exercisability of those awards.  A summary of the material terms of the Transition Agreement with Ms. Thompson is set forth below.

Pursuant to the terms of her agreement, Ms. Thompson will receive a continuation of her 2023 base salary for all of the 2024 calendar year, with the 2024 base salary paid according to the Bank’s normal payroll schedule. The Transition Agreement provides that Ms. Thompson was entitled to be paid any annual cash bonus payable to her in 2024 for 2023 performance, to the extent the performance metrics as previously approved by the Compensation Committee were certified as met. As discussed in the section captioned “Compensation Discussion and Analysis” beginning on page 40 of this Proxy Statement, no bonus was earned by Ms. Thompson for 2023. The Transition Agreement provides that no incentive or bonus compensation will be paid for the 2024 calendar year.

The Transition Agreement also details how Ms. Thompson’s retirement impacts her rights under various equity awards and benefit plans and agreements with the Company and makes certain amendments to past awards. The Transition Agreement provides for 100% vesting of those stock appreciation rights (“SARs”) that would not have otherwise been vested on her retirement date, and that these newly-vested SARs will continue to be exercisable for the remainder of their 10-year terms. In addition, the Transition Agreement amends the terms of each of Ms. Thompson’s outstanding performance-based share unit awards (“PSUs”) to provide that she will be entitled to receive the entire amount earned under those awards based upon the Compensation Committee’s review and certification of the Company’s applicable performance results, without proration for any portions of the applicable performance periods that continue after her retirement date.

Ms. Thompson’s Amended and Restated Change in Control Severance Agreement was terminated effective as of her retirement date. Ms. Thompson’s rights will continue in accordance with the current terms of the Bank’s Executive Nonqualified Deferred Compensation Plan and the Senior Officer Security Plan.

In exchange for the consideration specified in the Transition Agreement, Ms. Thompson agreed to sign a general release of claims on her retirement date, and agreed to certain covenants regarding noncompetition, confidentiality and cooperation.

Potential Change in Control Payments

Except for the Executive Transition Agreement with Ms. Thompson, the Company has no employment agreement and/or severance, resignation, retirement or similar agreement with any named executive officer for any reason other than change in control. Various benefit plans of the Bank have special terms that apply if a change in control occurs.

●	Awards made under the terms of the 2015 Omnibus Equity Compensation Plan vest if there is both a change in control and the executive's employment ends within 24 months thereafter; and

●

If a change in control occurs, PSUs are currently paid in shares of stock as if target performance was achieved. As proposed to be amended and restated (please refer to Proposal 4 and the related discussion beginning on page 27 of this Proxy Statement), the 2015 Plan will provide that stock-based awards would be paid at the greater of target value or actual achievement of the applicable performance measures.

Each of the named executives had Change in Control Severance Agreements as of the end of 2023.  During 2023, we entered into a new agreement with Mr. Rehm and amended the existing agreement with Mr. Stinnett to increase the payments and benefits that will be owed to him upon a termination of employment in connection with a change in control. The following discussion summarizes each of the agreements with our named executive officers.

In the event Messrs. Hillebrand,  Poindexter or Stinnett is terminated without "cause" or resigns for "good reason" (as those terms are defined in the Change in Control Severance Agreements) during negotiations or within two years following a change in control of the Bank or Stock Yards Bancorp, the Bank will pay the executive a severance payment equal to three times the sum of their highest monthly base salary during the six months prior to termination or resignation, plus the highest annual cash bonus paid to them for the current and preceding two fiscal years before their termination or resignation. Ms. Thompson was also a party to a Change in Control Severance Agreement with these same terms until her retirement; that agreement terminated as of January 2, 2024 in connection with her retirement and is no longer in effect.  For Mr. Rehm, the same terms apply but the multiple of base salary and historical bonus will be two times.

Each executive also has a right to participate in the Bank's health plans at their cost for three (two in the case of Mr. Rehm) years following a covered severance, in addition to any existing rights under COBRA. Mr. Hillebrand, Mr. Poindexter, Mr. Stinnett and Ms. Thompson are subject to an 18-month prohibition on competing with the Bank in any way within a 50 mile radius of any Bank office after a covered severance. All of the executives are required to maintain the confidentiality of all information regarding the business of the Bank and Bancorp and prohibited from soliciting customers or employees of the Bank for a period of 18 (12 for Mr. Rehm) months following the receipt of any severance payment.

Each executive’s agreement allows the executive to be paid the described severance amount, or an amount that is just below the Section 280G of the Internal Revenue Code threshold, if the net amount they would receive after reduction for any excise tax they might owe, would be higher than the full amount after excise taxes are paid. None of the agreements provide for the Company to gross up amounts for taxes owed.

Payment under each of the Change in Control Severance Agreements is made only if the executive fully releases all claims against Stock Yards Bancorp and the Bank.

The following table estimates the amount that would have been payable under the Change in Control Severance Agreements if their terms had been triggered as of December 31, 2023 and other amounts that vest or accelerate if there had been a termination on that date related to a change in control.

Officer	Change in Control Severance Agreement	Value Realized if Unvested Options and Stock Awards were Vested and Exercised (1)	Total Potential Value
Hillebrand	$4,455,000	$930,156	$5,385,156
Poindexter	$2,616,000	$496,071	$3,112,071
Stinnett	$2,115,000	$409,761	$2,524,761
Rehm	$1,253,876	$289,745	$1,543,621
Thompson	$1,964,400	$313,138	$2,277,538

(1)

This is the total value as of December 31, 2023 of (i) PSUs that would become vested at the target award level (40% of maximum awards) as a result of change in control, and (ii) the difference between the base price and the current fair market value as of December 31, 2023 on unvested SARs which would have vested had a change in control occurred as of that date and the executive terminated employment. The values above do not take into account the amounts executives who leave employment after age 60 with 10 or more years of service (retirement) might receive at the end of performance cycles for awards made before retirement, based on actual performance, then prorated for the portion of the performance period worked before retirement. If, for example, performance is at or above maximum, and an executive worked 2/3rds of the performance period, the total value paid would then be more than the target values listed above which are payable if a change in control occurs. Each executive also has unexercised SARs which were vested before December 31, 2023, which would remain exercisable for a period beyond termination, the potential value of which is not included in the above chart.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of James A. Hillebrand, the Chairman and Chief Executive Officer (the “CEO”) of our company:

For 2023, our last completed fiscal year:

●	The median of the annual total compensation of all employees of our company (other than Mr. Hillebrand) was $59,702; and
●	The annual total compensation of our CEO was $1,560,517.

Based on this information, for 2023, the ratio of the annual total compensation of Mr. Hillebrand, our Chief Executive Officer, to the median of the annual total compensation of all employees was 26 to 1.

We calculated this pay ratio in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

As allowed by SEC rules, we are using the same median employee for our 2023 pay ratio disclosure as we used for our 2022 pay ratio disclosure because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. The median employee had been first identified using our employee population as of December 31, 2022, based on annual compensation information from our payroll records for 2022. Specifically, we collected annual base salaries and wages, bonuses, commissions, incentives and overtime paid during this 12-month period.

We determined the annual total compensation of our median-compensated employee by adding together all of the elements of that employee’s compensation for 2023 in accordance with the requirements of the Summary Compensation Table appearing on page 60 of this Proxy Statement. That calculation included, in addition to wages, overtime payments, company contributions to the Bank’s retirement plan (including ESOP) and the taxable portion of long-term disability and group term life insurance premiums for the median employee.

This information is being provided to comply with the disclosure requirements of the Dodd-Frank Act.  Neither the Compensation Committee nor our management used the pay ratio measure in making compensation decisions for our CEO or any of our other employees.

Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO named executive officers (“NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.  The pay versus performance disclosure should not be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

					Value of Initial Fixed $100 Investment based on:[4]
Year	Summary Compensation Table Total for PEO¹ ($)	Compensation Actually Paid to PEO¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Diluted Earnings Per Share[5] ($)
2023	1,560,517	1,197,550	773,562	612,725	137.87	84.70	107.7	$3.67
2022	1,962,364	2,312,092	898,772	1,033,291	169.80	88.96	93.3	$3.21
2021	1,548,814	3,364,352	786,865	1,575,947	163.84	116.64	74.6	$2.97
2020	1,268,318	1,122,055	701,121	634,328	101.76	86.37	58.9	$2.59

(1)	James A. Hillebrand was our PEO for each year presented. The individuals comprising the non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Phillip S. Poindexter	Phillip S. Poindexter	Phillip S. Poindexter	Phillip S. Poindexter
T. Clay Stinnett	T. Clay Stinnett	T. Clay Stinnett	T. Clay Stinnett
Kathy C. Thompson	Kathy C. Thompson	Kathy C. Thompson	Kathy C. Thompson
William M. Dishman III	William M. Dishman III	Michael V. Rehm	Michael V. Rehm

(2)

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by our PEO and non-PEO NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in footnote 3 below.

(3)

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for James A. Hillebrand ($)	Exclusion of Change in Pension Value for James A. Hillebrand ($)	Exclusion of Stock Awards and Option Awards for James A. Hillebrand ($)	Inclusion of Pension Service Cost for James A. Hillebrand ($)	Inclusion of Equity Values for James A. Hillebrand ($)	Compensation Actually Paid to James A. Hillebrand ($)
2023	1,560,517	0	(658,708)	0	295,733	1,197,550

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	773,562	(11,629)	(249,414)	0	100,206	612,725

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for James A. Hillebrand ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for James A. Hillebrand ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for James A. Hillebrand ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for James A. Hillebrand ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for James A. Hillebrand ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for James A. Hillebrand ($)	Total - Inclusion of Equity Values for James A. Hillebrand ($)
2023	620,293	(319,739)	0	(4,821)	0	0	295,733

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	234,799	(140,954)	0	6,361	0	0	100,206

(4)

The Peer Group Total Shareholder Return (TSR) set forth in this table utilizes the KBW NASDAQ Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW NASDAQ Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)

We determined diluted earnings per share to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and non-PEO NEOs in 2023. This performance measure may not have been the most important financial performance measure in prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid, Company TSR and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our non-PEO NEOs, the Company’s cumulative TSR over the four most recently completed fiscal years, and the cumulative TSR for the KBW NASDAQ Bank Index over the same period.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our non-PEO NEOs, and our net income during the four most recently completed fiscal years.

Relationship Between PEO and Average Non-PEO NEOs Compensation Actually Paid and Diluted Earnings Per Share

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our non-PEO NEOs, and the Company’s Diluted Earnings Per Share during the four most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and each of the non-PEO NEOs for 2023 to Company performance. The measures in this table are not ranked.  We refer you to the section captioned “Compensation Discussion and Analysis” beginning on page 40 of this Proxy Statement for a discussion of each of these measures and how they are used in our executive compensation program.

James A. Hillebrand	Philip S. Poindexter	T. Clay Stinnett	Kathy C. Thompson	Michael V. Rehm
Diluted Earnings Per Share Return on Average Assets	Diluted Earnings Per Share Return on Average Assets	Diluted Earnings Per Share Return on Average Assets	Diluted Earnings Per Share Return on Average Assets Net New Business* Income Before Overhead Allocation and Taxes*	Diluted Earnings Per Share Return on Average Assets Loan Growth

*	Two of Ms. Thompson’s financial measures, net new business and income before overhead allocation and taxes, relate strictly to her line of business, wealth management and trust.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s role includes assisting the Board of Directors in monitoring the integrity of the Company’s financial statements and related reporting process, compliance by the Company with legal and regulatory requirements, the independent auditor’s qualifications, independence and performance, performance of the Company’s internal audit function and the business practices and ethical standards of the Company. The Audit Committee operates under a written charter approved by the Board of Directors. Messrs. Herde (Chair), Bickel and Lechleiter currently serve as the members of the Audit Committee.  The Board of Directors has determined that all Committee members are independent under the Nasdaq listing standards and applicable SEC rules and regulations.  The Board of Directors has also determined that all Committee members are financially literate in accordance with Nasdaq listing standards and that Messrs. Herde and Lechleiter qualify as “audit committee financial experts” as defined by SEC rules.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements and its internal controls over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to express its opinions on the Company’s financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor, including review of their qualifications, independence and performance.

The Committee discussed with the internal auditors and the independent auditors, with and without management present, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed the audit plans of both the independent and internal auditors, including audit scope and identification and evaluation of financial and related audit risks. The Committee also discussed the results of the internal audit examinations.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. GAAP.  The Audit Committee reviewed and discussed with management and the independent auditors the quarterly and year end consolidated financial statements contained in filings with the SEC, management’s assessment of the effectiveness of our internal control over financial reporting and the independent auditors’ evaluation of our internal control over financial reporting. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including the scope of the annual audit, the Company’s critical and significant accounting policies and practices, the reasonableness of critical accounting estimates and judgments and the critical audit matters identified during the audit.

In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the applicable requirements of the PCAOB. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Stock Yards Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

The Audit Committee of the Board of Directors of Stock Yards Bancorp, Inc.

Carl G. Herde, Chairman

Paul J. Bickel III

Richard A. Lechleiter

INDEPENDENT AUDITOR FEES

The following table presents fees for professional services rendered by the Company’s independent registered public accounting firm, FORVIS, LLP, for the 2023 and 2022 financial statement audits and other services provided during 2023 and 2022.

	2023	2022
Audit fees, excluding audit-related	$532,000	$565,000
Audit-related fees	-	-
All other fees(1)	28,000	-
Total fees	$560,000	$565,000

(1)	Includes miscellaneous compliance related consulting engagements.

Audit fees include fees for the consolidated audit and review of Form 10-K as well as fees for reviews of quarterly financial information filed with the SEC on Form 10-Q, FDICIA and U.S Housing and Urban Development assisted programs reporting.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors. For both 2023 and 2022, the Audit Committee pre-approved the performance of unspecified audit-related services for which fees may total up to $20,000 annually. No fees were incurred under this pre-approval authority in either 2023 or 2022.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Banking Transactions with Directors, Officers and Others

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain directors and officers of Stock Yards Bancorp and the Bank and their associates, as well as with corporations or organizations with which they are connected as directors, officers, shareholders or partners. These banking transactions are made in compliance with Regulation O promulgated by the Federal Reserve Board, and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank or Stock Yards Bancorp. In the opinion of management of Stock Yards Bancorp and the Bank, such transactions do not involve more than the normal risk of collectability or present other unfavorable features.  The Board of Directors reviews all extensions of credit made to directors and executive officers and their related interests which are subject to Regulation O. Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

At December 31, 2023, loans to directors and officers of Stock Yards Bancorp and the Bank and their associates totaled $62 million equaling 7.3% of Bancorp’s consolidated stockholders’ equity.

Review and Approval of Related Person Transactions

The Board of Directors has adopted a written policy for the review, approval or ratification of certain transactions with related persons of the Company, which policy is administered by the Audit Committee.  Transactions that are covered under the policy include any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which: (1) the aggregate amount involved will or may be expected to exceed $25,000; (2) the Company is or will be a participant; and (3) any related person of the Company (such as an executive officer, director, nominee for election as a director, or greater than 5% beneficial owner of the Company’s stock, or their immediate family members) or his or her related entity has or will have a direct or indirect material interest.

Among other factors considered by the Audit Committee when reviewing the material facts of related person transactions, the Committee must take into account whether the transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.  The Committee may only give its approval to a transaction with a related person if the Committee determines that the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.

The policy does not apply to certain categories of transactions, including the following:

●	Employment relationships or transactions involving an executive officer and any related compensation solely resulting from such employment;

●	Charitable contributions;

●	Certain lending transactions between related persons and the Company and any of its banking subsidiaries; and

●	Certain other financial services provided by the Company to related persons, including retail brokerage, deposit relationships, wealth management and other financial advisory services.

The related person transactions policy and associated procedures are intended to determine whether any such transactions impair the independence of a director or present a conflict of interest on the part of a director or executive officer. Quarterly, we require each of our directors and executive officers to complete a questionnaire listing any related person transactions. These are compiled by the internal audit department, and results are reported to the Audit Committee of the Board of Directors. Annually, we require each director and executive officer to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Any related person transactions identified are discussed with the Audit Committee, and subsequently the Nominating and Corporate Governance Committee of the Board of Directors, and evaluated to determine whether any likelihood exists that the transaction could impair the director’s independence or present a conflict of interest for that director. Any such conclusion would be considered by the Board of Directors.  Should it be determined a director is no longer independent, he/she would be removed from the Audit, Compensation or Nominating and Corporate Governance Committee(s) as applicable. If the transaction were to present a conflict of interest, the Board would determine the appropriate response. Upon receiving notice of any transaction on the part of an executive officer that may present a conflict of interest, the Director of Internal Audit will discuss the transaction with the Chief Executive Officer or if the transaction involves the Chief Executive Officer, the Chair of the Audit Committee, to determine whether the transaction presents a conflict of interest. In a case involving a conflict of interest, the Chief Executive Officer, or Chair of the Audit Committee, along with the director of Human Resources will determine the appropriate response.

Transactions with Related Persons

In the ordinary course of business, the Bank may from time to time engage in non-banking transactions with other firms or entities whose officers, directors, partners or members are also directors or executive officers of Bancorp or members of their immediate families. In all cases, these transactions are conducted on an arms-length basis. Except as described below, there were no transactions in 2023 with related persons involving amounts in excess of $120,000, which is the dollar threshold for disclosure under the SEC’s related person transaction rules.

In March 2022, we acquired Commonwealth Bancshares, Inc. and its wholly-owned banking subsidiary, Commonwealth Bank & Trust Company.  Prior to the acquisition, Commonwealth Bank & Trust Company leased approximately 15,976 square feet of office space from Summit I Partners, Ltd., a real estate entity of which Darrell R. Wells is the majority owner.  Mr. Wells is the father of our current director and nominee, Laura L. Wells.  Mr. Wells, together with his spouse and his personal trust, beneficially own in excess of 5% of our outstanding Common Stock.  We assumed the obligations of Commonwealth Bank under the lease with Summit I Partners following the acquisition.  The aggregate amount of all lease payments due under the lease on and after January 1, 2023 until the lease expiration date of April 30, 2025, is $518,000.

As part of its annual assessment of director independence, the Nominating and Corporate Governance Committee considers the amount and nature of any business transactions or relationships between the Bank and any companies or organizations, including charitable organizations, with which a director may be affiliated. The Nominating and Corporate Governance Committee has determined that there are no such transactions or relationships that impair any director’s independence or present a conflict of interest on the part of any director.

Compensation Committee Interlocks and Insider Participation

During 2023, Messrs. Lechleiter, Priebe, Saunier and Schutte, all of whom are independent, non-employee directors, served on the Compensation Committee of the Board of Directors. None have served as an officer of Stock Yards Bancorp nor had any relationship with Stock Yards Bancorp requiring disclosure under the SEC’s rules regarding related persons transactions. The Compensation Committee members have no interlocking relationships requiring disclosure under the rules of the SEC.

ANNUAL REPORT ON FORM 10-K

A copy of Stock Yards Bancorp, Inc.’s 2023 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, without exhibits, will be provided without charge following receipt of a written or oral request directed to: T. Clay Stinnett, Executive Vice President, Treasurer and Chief Financial Officer, Stock Yards Bancorp, Inc., P.O. Box 32890, Louisville, Kentucky 40232-2890, (502) 625-0890; or clay.stinnett@syb.com. A copy of the Form 10-K may also be obtained at the Company’s website, www.syb.com, or the SEC’s website, www.sec.gov.

OTHER MATTERS

The officers and directors of Stock Yards Bancorp do not know of any matters to be presented for shareholder approval at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, the Board of Directors intends that the persons designated as proxies in the section captioned “Proxy Materials – What is a proxy?” on page 1 of this Proxy Statement, or their substitutes, will vote such proxy as recommended by the Board or, if no recommendation is given in their own discretion in the best interests of Stock Yards Bancorp.

By Order of the Board of Directors

/s/ James A. Hillebrand

James A. Hillebrand Chairman and Chief Executive Officer Stock Yards Bancorp, Inc.

Louisville, Kentucky March 14, 2024

APPENDIX A

STOCK YARDS BANCORP, INC.

AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN

SECTION 1—INTRODUCTION

1.1          Effectiveness and Impact on Prior Plan. Effective as of the Effective Date (as defined below), the Stock Yards Bancorp Amended and Restated  Omnibus Equity Compensation Plan (the "Plan") is hereby established  to amend and restate the 2015 Omnibus Equity Compensation Plan (the “2015 Plan”), which was the successor to  the S.Y. Bancorp 2005 Stock Incentive Plan, as amended (the "2005 Plan").   No additional grants shall be made thereafter under the 2005 or the 2015 Plans.  Outstanding grants under the 2005 and 2015 Plans shall continue in effect according to their terms as in effect before the amendment and restatement (subject to such amendments as the Committee (as defined below) determines, consistent with the 2005 or 2015 Plans, as applicable), and the shares with respect to outstanding grants under the 2005 or 2015 Plans shall be issued or transferred under this Plan.

1.2          Purpose.  The purpose of the Plan is to provide (i) designated employees of Stock Yards Bancorp, Inc. (the "Company") and its subsidiaries and (ii) non-employee members of the Board with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards.  The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the Participants with those of the shareholders.

SECTION 2—DEFINITIONS

As used in the Plan, the following terms will have the respective meanings set forth below:

2.1          "Board" means the Company's Board of Directors.

2.2          A "Change of Control" shall be deemed to have taken place for purposes of the Plan if

(a)           any Person (as defined in this Section 2.2) is or becomes the Beneficial Owner (as defined in this Section 2.2) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (unless (A) such Person is the Beneficial Owner of 20% or more of such securities as of the Effective Date or (B) the event causing the 20% threshold to be crossed is an acquisition of securities directly from the Company);

(b)           during any period of two consecutive years beginning after the Effective Date, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;

(c)           the consummation of a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Company or such surviving entity or of any Subsidiary of the Company or such surviving entity, at least 80% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation);

(d)           the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(e)           the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

For purposes of the definition of Change in Control, "Person" shall have the meaning ascribed to such tern) in Section 3(a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (i) the Company, any Subsidiary or any other Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any Subsidiary, or (iii) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.

For purposes of the definition of Change of Control, a Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing) ; provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

Notwithstanding the foregoing, for any Grants subject to the requirements of section 409A of the Code that will become payable on a Change of Control, the transaction constituting a "Change of Control" must also constitute a "change in control event" for purposes of section 409A(a)(2)(A)(v) of the Code.

2.3          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.4         "Committee" means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, and (ii) with respect to Grants made to Non-Employee Directors, the Board.

2.5          "Company" means Stock Yards Bancorp, Inc., its subsidiary corporations or other entities and any successor corporation, as determined by the Committee.

2.6         "Company Stock" means the Common Stock of the Company, no par value per share, or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the Common Stock.

2.7          "Disability" or "Disabled" means a Participant's becoming disabled within the meaning of Section 22(e)(3) of the Code.

2.8          "Dividend Equivalent" means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.   If interest is credited on accumulated dividend equivalents, the term "Dividend Equivalent" shall include the accrued interest.

2.9          "Effective Date" of the Plan means April 25, 2024, provided that the Plan is approved by the shareholders of the Company on that date.

2.10        "Employee" means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a "contractor" or "consultant," no matter how characterized by the Internal Revenue Service, other governmental agency or a court.  Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

2.11        "Employer" means the Company and its subsidiaries.

2.12        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.13        "Exercise Price" means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

2.14        "Fair Market Value" of Company Stock means, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock during regular trading hours on the relevant date or (if there were no trades on that date) the last reported sale price of Company Stock during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

2.15        "Grant" means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

2.16        "Grant Agreement" means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

2.17        "Incentive Stock Option" means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

2.18        "Non-Employee Director" means a member of the Board who is not an Employee.

2.19        "Nonqualified Stock Option" means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

2.20        "1933 Act" means the Securities Act of 1933, as amended.

2.21        "Option" means an option to purchase shares of Company Stock, as described in Section 7.

2.22        "Other Stock-Based Award" means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

2.23        "Participant" means an Employee or a Non-Employee Director designated by the Committee to participate in the Plan.

2.24        "Plan" means this Stock Yards Bancorp, Inc. Amended and Restated Omnibus Equity Compensation Plan, as may be amended from time to time.

2.25        "SAR" means a stock appreciation right as described in Section 10.

2.26        "Stock Award" means an award of Company Stock as described in Section 9.

2.27        "Stock Unit" means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

SECTION 3—ADMINISTRATION

3.1         Committee.  The Plan shall be administered and interpreted by the Committee.   Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

3.2          Committee Authority.  The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18, and (v) deal with any other matters arising under the Plan.

3.3         Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Grant Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Grants awarded under the Plan; (iii) construe any ambiguous provision of the Plan or any Grant Agreement; (iv) prescribe the form of Grant Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Grant Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Grants should be awarded singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) accelerate the exercise, vesting or payment of a Grant when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to a Grant for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan.

3.4          Liability; Indemnification.  No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Grants awarded hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

SECTION 4—GRANTS

Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11.  All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.  By acceptance of the Grant, a Participant acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant.  Grants under a particular Section of the Plan need not be uniform as among the Participants.

Notwithstanding the Committee's discretion granted under the Plan to determine the vesting provisions applicable to a Grant, the vesting provisions shall, in all events, be subject to the provisions of this Section 4. Grants are subject to a minimum vesting period of one year from the date of grant; provided, however, that the Company may issue shares of Common Stock with a vesting period less than one year up to an amount equaling five percent (5%) of the total shares authorized to be issued under the Plan pursuant to Section 5.1 hereof. Notwithstanding the foregoing, the Grant Agreement may provide for vesting to occur upon the Participant’s death, Disability or retirement or, subject to the limitations contained herein, in the event of a Change in Control.

SECTION 5—SHARES SUBJECT TO PLAN

5.1          Shares Authorized.  Subject to adjustment as described below in Section 5.4, the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be the sum of the following: (i) the number of shares of Company Stock subject to outstanding grants under the 2005 and 2015Plans as of the Effective Date (reverting to shares reserved for future grant as and when described in Section 5.2 below), plus (ii) the number of shares of Company Stock remaining available for issuance under the 2005 and 2015 Plans but not subject to an outstanding award and not previously exercised, vested or paid as of the Effective Date (as adjusted for the Company’s 2016 stock split), plus (iii) 1,000,000 shares.  The maximum aggregate number of shares of Company Stock with respect to which all Grants of Incentive Stock Options may be made under the Plan shall be 1,000,000 shares, subject to adjustment as described below in Section 5.4.

5.2          Source of Shares; Share Counting.  Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.  If and to the extent Options or SARs granted under the Plan (including options granted under the 2005 and 2015 Plans) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards (including stock awards and stock units granted under the 2005 and 2015 Plans) are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan.  If shares of Company Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Company Stock available for issuance under the Plan shall be reduced by the gross number of shares as to which such Option is exercised.  If shares of Company Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Grant or the issuance of Company Stock thereunder, then the number of shares of Company Stock available for issuance under the Plan shall be reduced by the number of shares issued, vested or exercised under such Grant, calculated in each instance before payment of such share withholding.  Upon the exercise of a SAR, then both for purposes of calculating the number of shares of Company Stock remaining available for issuance under the Plan and the number of shares of Company Stock remaining available for exercise under such SAR, the number of such shares shall be reduced by the net number of shares for which the SAR is exercised, and without regard to any cash settlement of a SAR.  To the extent that any Grants are paid in cash (including grants under the 2005 and 2015 Plans), and not in shares of Company Stock, such Grants shall not count against the share limits in Section 5.1.

5.3          Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock.  The maximum aggregate value of all Grants that may be awarded under the Plan during any calendar year to any Non-Employee Director shall be $100,000  (provided, however, that such limits do not apply to cash-based directors fees which directors elect to have paid in Common Stock instead).  For purposes of applying the limit in the preceding sentence, any shares of Company Stock awarded shall be valued at the grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation-Stock Compensation.  The individual limits of this Section 5.3 shall apply without regard to whether the Grants are to be paid in Company Stock or cash.  All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.

5.4          Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued or transferred and to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply.  Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable.  Any adjustments determined by the Committee shall be final, binding and conclusive.

SECTION 6—ELIGIBILITY FOR PARTICIPATION

6.1          Eligible Persons.  All Employees and Non-Employee Directors shall be eligible to participate in the Plan.

6.2          Selection of Participants.  The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

SECTION 7—OPTIONS

7.1          General Requirements.  The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.  The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

7.2          Type of Option, Price and Term.

(a)           The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(b)           The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted.  However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(c)           The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

7.3          Exercisability of Options.

(a)           Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement.  The Committee may grant Options that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(b)           Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

7.4          Termination of Employment or Service.  Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Non-Employee Director.  The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

7.5          Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T (or other applicable regulations) of the Federal Reserve Board, (iv) with approval of the Committee, by surrender of all or any part of the vested shares of Company Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law, including without limitation, (A) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (B) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price.  Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.  Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

7.6          Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

SECTION 8—STOCK UNITS

8.1          General Requirements.  The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8.  Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock.  All Stock Units shall be credited to bookkeeping accounts on the Company's records for purposes of the Plan.

8.2         Terms of Stock Units.  The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals.  Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

8.3         Payment With Respect to Stock Units.  Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.  The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

8.4          Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant's employment or service, and the circumstances under which Stock Units may be forfeited.

8.5         Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate.  Dividend Equivalents awarded with respect to unvested Stock Units will be accumulated and paid to Participants at the time that such Stock Units vest, and will be forfeited in the event the underlying Stock Units are forfeited.  All Dividend Equivalents shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred cash Dividend Equivalents may accrue interest, all as determined by the Committee.  The Committee may provide that Dividend Equivalents shall be credited based on the achievement of specific performance goals.  Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

SECTION 9—STOCK AWARDS

9.1          General Requirements.  The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9.  Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.  The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

9.2         Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant's employment or service, and the circumstances under which Stock Awards may be forfeited.

9.3          Restrictions on Transfer.  While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15.1.  If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed.  The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

9.4         Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period, provided that no such dividends shall be paid with respect to unvested Stock Awards, including Stock Awards subject to performance goals, until and unless the related Stock Awards are vested. Dividends awarded with respect to unvested Stock Awards will be accumulated and paid to the Participant at the time that such Stock Award vests, and will be forfeited in the event the underlying Stock Award is forfeited. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Dividends so accumulated may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

SECTION 10—STOCK APPRECIATION RIGHTS

10.1        General Requirements.  The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option.  The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

10.2        Tandem SARs.  The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option.  In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

10.3       Exercisability; Term.  A SAR shall become exercisable in accordance with such terms and conditions as may be specified in a Grant Agreement.  The Committee may grant SARs that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service.  A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.  The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

10.4        Grants to Non-Exempt Employees.  SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

10.5        Exercise of SARs.  When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

10.6        Form of Payment.  The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.  If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

SECTION 11—OTHER STOCK-BASED AWARDS

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate.  Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.  Dividends and Dividend Equivalents may accrue with respect to unvested Other Stock-Based Awards, but will not be paid or issued until such Stock-Based Award is fully vested, the shares are issued to the Participant and such shares are no longer subject to any vesting requirements, holding periods or repurchase rights on behalf of the Company.

SECTION 12—PERFORMANCE-BASED COMPENSATION

12.1       Performance-Based Compensation.  The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be subject to objective performance-based criteria as defined in this Section 12.

12.2        Performance Criteria.  When Grants are made under this Section 12, the Committee shall establish in writing (i) the Performance Criteria that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the Performance Criteria are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of applicable law.

12.3         Performance Criteria.  The Committee may establish performance goals based on, among other things, one or more of the following criteria for the Company or any business unit, division, department or any combination of these and may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine:

(a)

earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis, diluted or undiluted, and before or after adjustments for extraordinary items and business combination acquisition and restructuring costs);

(b)	return on equity;

(c)	return on assets;

(d)	net or gross revenues or revenue growth over prior year or as compared to budget;

(e)	expenses or expense levels;

(f)	one or more operating ratios;

(g)	stock price (including, but not limited to, growth measures and total shareholder return);

(h)	stockholder return;

(i)	the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

(j)	economic value added;

(k)

net or gross income or income growth over prior year or as compared to budget, which, if determined for a department or business unit, may be determined solely with reference to direct costs of that department or business unit; or

(l)	such combination of the foregoing performance-based criteria as the Committee shall determine in its sole discretion (together, the "Performance Criteria").

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the Company's past performance or performance of other corporations.  Such performance goals shall be set by the Committee over a specified performance period that shall not be shorter than one year.

12.4        Timing of Establishment of Criteria.  Performance Criteria must be pre-established by the Committee.

12.5      Certification of Results.  The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends.  The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

12.6        Death, Disability or Other Circumstances.  The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant's death, Disability, or a Change of Control.

SECTION 13—DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant.  The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

SECTION 14—WITHHOLDING OF TAXES

14.1        Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

14.2        Election to Withhold Shares.  If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company's tax withholding obligation with respect to Grants paid in Company Stock at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

SECTION 15—TRANSFERABILITY OF GRANTS

15.1        Restrictions on Transfer.  Except as described in Section 15.2 below, only the Participant may exercise rights under a Grant during the Participant's lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.  When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution.

15.2        Transfer of Nonqualified Stock Options to or for Family Members.  Notwithstanding the foregoing, the Committee may provide in a Grant Agreement that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.  For purposes of this Section 15.2, “family members” shall have the meaning given to that term in Form S-8 adopted by the Securities and Exchange Commission under the 1933 Act, as such form may be modified or amended from time to time, or any successor form.

SECTION 16—CONSEQUENCES OF A CHANGE OF CONTROL

16.1        Acceleration.  Upon a termination of employment of a Participant occurring in connection with or during a period of two years following a Change of Control, except as otherwise set forth in the Grant Agreement, (i) all outstanding Options and SARs of that Participant shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards for that Participant shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid to the Participant at the greater of their target values or the actual level of achievement through the employment termination date.

16.2        Other Alternatives.  In the event of a Change of Control, the Committee may also take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

SECTION 17—REQUIREMENTS FOR ISSUANCE OF SHARES

17.1        Issuance Requirements. No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, including but not limited to the requirements imposed by the Company’s Compensation Recoupment Policy, as amended from time to time, or any successor policy, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.  No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

17.2        Clawback/Forfeiture

(a)           All Grants shall be subject to reduction, cancellation, forfeiture or recoupment (i) to the extent necessary to comply with (A) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time (including the Company’s Compensation Recoupment Policy, as amended from time to time); and (B) applicable law, including, but not limited to, the applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, and (ii) as the Committee may specify in a Grant Agreement, upon the occurrence of other specified events, including, without limitation, failure to remit the amounts necessary to satisfy the Participant’s tax withholding obligations, termination for cause, termination of the Participant’s provision of services to the Company, violation of material policies of the Company, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

(b)           If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall, to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, reimburse the Company the amount of any payment in settlement of a Grant earned or accrued during the twelve (12) month period following the first public issuance or filing with the Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

(c)           To the extent that any policy adopted by the Company in order to comply with regulations issued pursuant to Section 10D of the Exchange Act, as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires any Participant to forfeit any Grant, or repay any amount paid with respect to any Grant, such policy shall be deemed incorporated into all outstanding Grants to the extent required by such regulations, and all Participants subject to such regulations, by accepting any Grant, shall be deemed to have consented to the inclusion of provisions in their Grant Agreement as determined by the Committee to be necessary or appropriate to comply with such regulations.

SECTION 18—AMENDMENT OF THE PLAN

18.1        Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.  No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19.2 below.  Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

18.2        No Repricing Without Shareholder Approval.  Notwithstanding anything in the Plan to the contrary, except as authorized by Section 5.4, no amendment or modification of any outstanding Grant may reduce the exercise price of any Option or the base amount of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower exercise price or base amount, as the case may be) or other Grant or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

SECTION 19—MISCELLANEOUS

19.1        Effective Date.  The Plan shall be effective as of the Effective Date, if approved by the Company's shareholders on such date.

19.2        Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or SARs or make other stock-based awards outside of this Plan.  Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation.  The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

19.3        Compliance with Law.

(a)           The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code.  To the extent that any legal requirement of section 16 of the Exchange Act or section 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 of the Code, that Plan provision shall cease to apply.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b)           The Plan is intended to comply with the requirements of section 409A of the Code such that Grants hereunder will be exempt therefrom, or if not so exempt, will comply with that section so as not to impose taxes on Participants prior to the receipt of value hereunder.  Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code.  If a Grant is subject to section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a "separation from service" under section 409A of the Code, (iii) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(c)           Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as described below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant's separation from service, if required by section 409A of the Code.  If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period.  If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant's death.  The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the "specified employee" requirements of section 409A of the Code.

(d)           Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code.  Although the Company intends to administer the Plan to prevent taxation under section 409A or other section of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

19.4        Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

19.5        Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.  Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person.  No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company.  To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

19.6        Rights of Participants.  Nothing in this Plan shall entitle any Employee, Non-Employee Director, or other person to any claim or right to receive a Grant under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

19.7        No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19.8        Clawback Rights.  All Grants under the Plan will be subject to the requirements of Section 17.2 hereof, and any other compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before or after the Effective Date.

19.9          Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and his or her participation in the Plan.

19.10      Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Kentucky, without giving effect to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, this Plan has been executed as of the Effective Date.

STOCK YARDS BANCORP, INC.

By:

Title: ___________________________

APPENDIX B

Reconciliation of GAAP and non-GAAP Financial Measures

Earnings per diluted share equals net income divided by weighted average diluted shares outstanding. Return on average assets equals net income divided by total average assets, annualized to reflect a full year return on average assets. Similarly, return on average equity equals net income divided by total average equity, annualized to reflect a full year return on average equity.

As a result of the substantial impact that one-time acquisition costs related to the Commonwealth Bancshares acquisition had on results for the year ended December 31, 2022, Bancorp considers adjusted diluted earnings per share, return on average assets and return on average equity ratios important as they reflect performance after removing certain merger expenses and purchase accounting adjustments.

	Years Ended December 31,
(dollars and shares in thousands)	2023	2022	$ Variance	% Variance

Net income, as reported (a)	$107,748	$92,972	$14,776	15.9%
Add: One-time acquisition costs	-	19,500	(19,500)	-100.0%
Add: Provision for credit losses on non-PCD loans	-	4,429	(4,429)	-100.0%
Less: Tax effect of adjustments to net income	-	(5,400)	5,400	-100.0%
Net income – Non-GAAP (b)	$107,748	$111,501	$(3,753)	-3.4%

Weighted average diluted shares outstanding (c)	29,343	28,922	421	1.5%
Total average assets (d)	$7,775,574	$7,438,880	336,694	4.5%
Total average equity (e)	801,593	738,798	62,795	8.5%

Earnings per share – diluted – GAAP (a/c)	$3.67	$3.21	$0.46	14.2%
Earnings per share – Diluted – Non-GAAP (b/c)	$3.67	$3.86	(0.18)	-4.8%

Return on average assets – GAAP (a/d)	1.39%	1.25%	0.14	11.2%
Return on average assets – Non-GAAP (b/d)	1.39%	1.50%	(0.11)	-7.3%

Return on average equity – GAAP (a/e)	13.44%	12.58%	0.86	6.8%
Return on average equity – Non-GAAP (b/e)	13.44%	15.09%	(1.65)	-10.9%

B-1

Stock Yards Bank & Trust
SINCE 1904

P.O. BOX 32890
LOUISVILLE, KY 40232

SCAN TO VIEW MATERIALS & VOTE

Your vote is important. Please vote promptly.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 24, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 22, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SYBT2024**

You may attend the meeting via the Internet and vote during the meeting when the polls are open. Have the information that is printed in the box marked by the arrow available and follow the instructions.

If you are voting by Internet or telephone, please DO NOT mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32401-P06302

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STOCK YARDS BANCORP, INC.

The Board of Directors recommends a vote FOR ALL nominees for director listed below, FOR the ratification of FORVIS, LLP, FOR the approval of executive compensation, and FOR the amendment and restatement of the 2015 Equity Compensation Plan.

1. Election of Directors

Nominees are:	**For**	**Against**	**Abstain**
1a. Shannon B. Arvin	☐	☐	☐
1b. Paul J. Bickel III	☐	☐	☐
1c. Allison J. Donovan	☐	☐	☐
1d. David P. Heintzman	☐	☐	☐
1e. Carl G. Herde	☐	☐	☐
1f. James A. Hillebrand	☐	☐	☐
1g. Richard A. Lechleiter	☐	☐	☐
1h. Philip S. Poindexter	☐	☐	☐
1i. Stephen M. Priebe	☐	☐	☐
1j. Edwin S. Saunier	☐	☐	☐
1k. John L. Schutte	☐	☐	☐
1l. Laura L. Wells	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required but each holder should sign, if possible.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

B-1

Stock Yards Bancorp, Inc.
2024 Annual Meeting of Shareholders

We are pleased to welcome shareholders to the 2024 Annual Meeting of Shareholders of Stock Yards Bancorp, Inc. The Annual Meeting will be held solely by remote communication in a virtual-only format. You will not be able to attend the Annual Meeting in person at a physical location.

The Annual Meeting will be accessible on the Internet at *www.virtualshareholdermeeting.com/SYBT2024*. You may vote your shares and will have the opportunity to submit questions during the virtual meeting by registering as a shareholder and following the instructions included in the Proxy Statement for the meeting or available on the meeting web site. To be admitted to the virtual meeting as a shareholder, you must enter the 16-digit control number found on this proxy card or the voting instruction form or notice previously sent to you.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials.

V32402-P06302

1040 EAST MAIN STREET
LOUISVILLE, KENTUCKY 40206

PROXY FOR HOLDERS OF COMMON STOCK
ANNUAL MEETING OF SHAREHOLDERS - APRIL 25, 2024

This proxy is solicited by the Board of Directors of Stock Yards Bancorp, Inc.

The undersigned hereby appoints James A. Hillebrand and Philip S. Poindexter, or either of them, attorneys with power of substitution and revocation to each, to vote any and all shares of Common Stock of Stock Yards Bancorp, Inc. ("Bancorp") held of record by the undersigned, in the name and as the proxy of the undersigned, at the Annual Meeting of Shareholders of Bancorp (the "Annual Meeting") to be held at www.virtualshareholdermeeting.com/SYBT2024 on April 25, 2024 at 10:00 a.m., Eastern Time, or any adjournment thereof, hereby revoking any prior proxies to vote said stock, upon the following proposals more fully described in the Notice of and Proxy Statement for the meeting (receipt of which is hereby acknowledged):

This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted for all nominees for director, for the ratification of FORVIS, LLP, for the approval of executive compensation, and for the approval of the amendment and restatement of the 2015 Omnibus Equity Compensation Plan. If any other business is properly presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Continued and to be signed on reverse side